As filed with the Securities and Exchange Commission on December 23, 2008
Investment Company Act File No. 811-21162

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|
Amendment No. 26 (Check appropriate box or boxes)	|X|

BLACKROCK FUNDAMENTAL GROWTH PRINCIPAL PROTECTED FUND Of BlackRock Principal Protected Trust (Exact Name Of Registrant As Specified In Charter)

100 Bellevue Parkway Wilmington, Delaware 19809 (Address of Principal Executive Offices)

(800) 441-7762 (Registrant’s Telephone Number, Including Area Code:)

Donald C. Burke BlackRock Principal Protected Trust P.O. Box 9011 Princeton, New Jersey 08543-9011 (Name and Address of Agent for Service)

Copies to:
Counsel for the Trust: Joel H. Goldberg, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099

Howard B. Surloff, Esq. BlackRock Advisors, LLC 100 Bellevue Parkway Wilmington, Delaware 19809

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant on behalf of its series, BlackRock Fundamental Growth Principal Protected Fund (the “Fund”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, shares of common stock of the Fund are not currently being offered for sale within the meaning of Section 5 of the Securities Act of 1933. As a result, no amendment to the Fund’s Registration Statement under that Act is being made. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Fund.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

BlackRock Principal Protected Trust (the “Trust”) is an open-end management investment company that was organized on July 15, 2002 as a statutory trust under the laws of the State of Delaware. The Trust consists of three series: the Fund, BlackRock Basic Value Principal Protected Fund and BlackRock Core Principal Protected Fund. BlackRock Advisors, LLC (“BlackRock” or the “Manager”) manages the Fund’s investments subject to oversight of the Board of Trustees of the Trust.
BlackRock Fundamental Growth Principal Protected Fund has a Guarantee Period and a Post-Guarantee Period. Shares of the Fund will not be offered during the Guarantee Period, except in connection with reinvestment of dividends and distributions. The Guarantee Period began on November 13, 2002 (commencement of operations) and is scheduled to continue for a period of seven years and to conclude on November 13, 2009) (the “Guarantee Maturity Date”). The Post-Guarantee Period will commence immediately following the end of the Guarantee Period. The Fund will be offered on a continuous basis during the Post-Guarantee Period.

The Fund has entered into a Financial Warranty Agreement (the “Warranty Agreement”) with Main Place Funding, LLC (the “Warranty Provider”), pursuant to which the Warranty Provider has issued a financial warranty (the “Financial Warranty”) to the Fund in order to make sure that the value of each shareholder’s account on the Guarantee Maturity Date will be no less than the initial value of that shareholder’s account, less extraordinary expenses (the “Guaranteed Amount”), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. Thus, if the value of the Fund’s assets on the Guarantee Maturity Date is insufficient to result in the value of each shareholder’s account being at least equal to the shareholder’s Guaranteed Amount, the Warranty Provider will pay the Fund an amount sufficient to make sure that each shareholder’s account can be redeemed for an amount equal to his or her Guaranteed Amount. The Warranty Provider is a Delaware limited liability company and is an indirect, wholly owned subsidiary of Bank of America Corporation (the “Corporation”). The Warranty Provider is in the business of entering into financial contracts, including financial warranty agreements, with third parties. The Corporation is organized as a Delaware corporation and operates as a bank holding company and a financial holding company. The Corporation has unconditionally guaranteed the obligations of the Warranty Provider under the Warranty Agreement.

A shareholder’s Guaranteed Amount will be reduced if the shareholder takes any dividends or distributions in cash instead of reinvesting them in additional shares of the Fund, redeems any shares before the Guarantee Maturity Date, or if there are extraordinary expenses incurred by the Fund that are not covered by the Warranty Agreement.

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PART A

December 23, 2008

BLACKROCK FUNDAMENTAL GROWTH PRINCIPAL PROTECTED FUND

Responses to items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

(a) Investment Objective

During the Guarantee Period, the Fund will seek long term growth of capital to the extent permitted by a strategy that seeks to use investments in U.S. Treasury bonds, including zero coupon bonds, and other fixed income instruments, to protect the original principal value of the Fund (less redemptions, cash distributions and dividends and extraordinary expenses) at the Guarantee Maturity Date.

During the Post-Guarantee Period, the Fund will seek long term growth of capital.

(b) Implementation of Investment Objective

Guarantee Period

Outlined below are the main strategies the Fund uses in seeking to achieve its objective during the Guarantee Period.

Under normal market conditions, during the Guarantee Period the Fund’s assets are allocated between a:
•	Fundamental Growth Component, consisting primarily of common stocks, and a
•	Protection Component, consisting primarily of U.S. Treasury bonds, including zero coupon bonds.

Fundamental Growth Component — The Fundamental Growth Component consists primarily of a portfolio of common stocks of U.S. companies that the Manager believes have shown or may show above-average rates of growth in earnings over the long-term. In other words, the Manager tries to choose investments that will increase in value over the long-term.

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The Fund generally invests at least 65% of the Fundamental Growth Component in the following equity securities:
•	Common stock
•	Convertible preferred stock
•	Securities convertible into common stock
•	Rights to subscribe to common stock

Of these securities, the Fund generally invests in common stock. Because only a portion of the Fund’s assets will typically be invested in the Fundamental Growth Component, less than 65% of the Fund’s total assets may be invested in equity securities.

In selecting securities, the Manager emphasizes common stocks of companies that have above-average rates of earnings growth. The Manager believes that the common stocks of companies with above-average rates of earnings growth frequently have the prospect of having above-average increases in price. On the other hand, such companies tend to have higher stock market valuations. As a result, their shares may be more vulnerable to price declines from unexpected adverse developments. The common stocks of these companies also tend to have higher prices relative to stocks of companies that do not have above average rates of earnings growth.

Some, but not all, of the factors that may cause a company to have an above-average rate of earnings growth include:
•	Above average growth rate in sales
•	Improvement in its profit margin
•	Providing proprietary or niche products or services
•	Strong industry growth
•	A lead in market share

The Fund may invest in companies of any size but emphasizes common stocks of established companies having a medium to large stock market capitalization (currently, approximately $2 billion or more). Currently, the Manager intends to invest a significant portion of the Fundamental Growth Component’s assets in large capitalization stocks with a market capitalization of $10 billion or more, with a focus on stocks with a market capitalization of $25 billion or more. Nevertheless, the Manager may in the future invest more, or even all, of the Fundamental Growth Component’s assets in stocks of companies with medium market capitalizations.

The Fund may sell a security if, for example, the price of the security has increased to a level targeted by the Fund, if the Manager determines that the issuer of the security no longer meets the criteria established by the Manager for the purchase of the security, or if the Manager believes there is a more attractive investment opportunity for the funds invested.

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Protection Component — The Manager seeks investments for the Protection Component that have financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds that mature at or near the Guarantee Maturity Date. The Fund will seek to maintain the duration of the Protection Component approximately equal to the period remaining in the Guarantee Period. The Protection Component will consist primarily of securities issued or guaranteed by the U.S. Government and its agencies or instrumentalities, which may include zero coupon U.S. Treasury bonds. The Fund also may invest in STRIPS (which are securities that are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities), futures on U.S. Treasury securities, money market instruments and corporate bonds or other debt instruments.

Asset Allocation — The Manager uses a proprietary mathematical formula to determine, on an ongoing basis, the percentage of assets allocated to the Fundamental Growth Component and to the Protection Component. The formula evaluates a number of factors, including, but not limited to:

•	the market value of the Fund’s assets as compared to the aggregate Guaranteed Amount;
•	the prevailing level of interest rates;
•	equity market volatility; and
•	the length of time remaining until the Guarantee Maturity Date.

The formula is used on an ongoing basis to evaluate the allocation of Fund assets. Because market conditions and the level of interest rates are subject to change and the Fund evaluates its asset allocation on an ongoing basis, it is impossible to say with any certainty how much of the Fund’s assets will be allocated to a particular Component over any period of time. In general, as the market value of the Fundamental Growth Component rises, more assets are allocated to the Fundamental Growth Component, and as the market value of the Fundamental Growth Component declines, more assets are allocated to the Protection Component. In the event of a significant decline in the equity market, the formula may allocate all or substantially all of the Fund’s assets to the Protection Component. If this happens, such allocation to the Protection Component may be irreversible. Conversely, it is possible, although unlikely, that changes in market conditions and in the level of interest rates could cause the formula to allocate all or substantially all of the Fund’s assets to the Fundamental Growth Component.

The formula may require the Fund to have a higher portfolio turnover rate as compared to other mutual funds.

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The Financial Warranty
While the Fund seeks to provide investors with the upside earnings potential available in rising equity markets to the extent assets are allocated to the Fundamental Growth Component, the Fund also seeks to provide protection against a falling equity marketplace by allocating a portion of its assets to the Protection Component and by entering into the Warranty Agreement. To the extent that assets are allocated to the Protection Component, rather than the Fundamental Growth Component, during the Guarantee Period, the Fund’s ability to participate in upward equity market movements will be reduced. The Fund has entered into the Warranty Agreement to make sure that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount not less than the initial value of that shareholder’s account (less extraordinary expenses not covered by the Warranty Agreement), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. This amount is referred to as the Guaranteed Amount. The Warranty Agreement requires the Manager to comply with certain agreed-upon investment parameters in an attempt to limit the Fund’s risk. These investment parameters are designed to reduce, but do not eliminate, the risk that the Fund’s assets will be insufficient to allow the Fund to redeem shares at not less than the aggregate Guaranteed Amount at the Guarantee Maturity Date. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with certain restrictions set forth in the Warranty Agreement, the Warranty Provider may elect to cause the Fund to reallocate all of its assets to the Protection Component. Under the terms of the Warranty Agreement, the Warranty Provider may terminate its Financial Warranty in certain limited circumstances. These circumstances may include if the Fund liquidates or reorganizes, if the Manager ceases to be the adviser of the Fund and any successor adviser is not acceptable to the Warranty Provider, if the custodian is terminated and any successor custodian is not acceptable to the Warranty Provider, or if under the terms of the Warranty Agreement, the Manager is required to irreversibly allocate all of the Fund’s assets to the Protection Component and fails to do so.

The Fund will pay to the Warranty Provider, under the Warranty Agreement, an annual fee equal to 0.80% of the average daily net assets of the Fund during the Guarantee Period. If the value of the Fund’s assets on the Guarantee Maturity Date is insufficient to result in the value of each shareholder’s account being at least equal to the Guaranteed Amount, the Warranty Provider will pay to the Fund an amount sufficient to make sure that each shareholder’s account can be redeemed for an amount equal to his or her Guaranteed Amount. The Warranty Provider’s obligations under the Warranty Agreement are guaranteed by the Corporation, its parent. A shareholder’s ability to receive the Guaranteed Amount depends on the financial condition of the Warranty Provider and the Corporation. The Corporation has earned ratings of AA- and Aa2 as of November 18, 2008 from Standard & Poor’s and Moody’s Investor Services, Inc., respectively. These ratings are an essential part of the Corporation’s ability to provide credit enhancement. If the Warranty Provider and the Corporation become insolvent or their credit deteriorates substantially, payment under the Financial Warranty may not be made or may become unlikely. In such event, the Fund could take a variety of actions, including replacing the Financial Warranty. In such circumstances, shareholders could suffer a loss of principal. During the Post-Guarantee Period, an investment in the Fund will no longer receive the benefit of the Financial Warranty.

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The Warranty Provider is a Delaware limited liability company. The Warranty Provider was established originally as a real estate investment trust to consolidate the acquisition, holding and management of certain closed-end residential mortgage loans owned by certain affiliates of the Corporation. The Warranty Provider’s primary business is to enter into financial contracts, including financial warranty agreements, with third parties. The Corporation is organized as a Delaware corporation and serves as a bank holding company and a financial holding company. Through its banking and nonbanking subsidiaries, the Corporation provides a diverse range of financial services and products throughout the U.S. and in selected international markets. The Corporation has previously issued guarantees of its subsidiaries’ obligations in numerous contexts.

The Warranty Provider and the Corporation have not participated in the organization of the Fund or the preparation of this Part A, and make no representation regarding the advisability of an investment in the Fund. Information about the Warranty Provider and the Corporation can be found in Part B and in the reports filed with the Securities and Exchange Commission (“SEC” or the “Commission”) by the Warranty Provider and the Corporation.

The Fund will provide shareholders with a copy of the most recent annual or quarterly report of the Warranty Provider or the Corporation, free of charge, upon request. The annual report of the Corporation contains a summary of selected financial information. Additionally, the annual report of the Warranty Provider and each quarterly report of the Corporation and the Warranty Provider contains financial information. To receive a copy of these reports shareholders should contact the Fund by telephone at (800) 441-7762 or by writing to the Fund at 100 Bellevue Parkway, Wilmington, Delaware, 19809.

Other Strategies. In addition to the main strategies discussed above, the Fund may use certain other investment strategies with respect to the Fundamental Growth Component during the Guarantee Period.

The Fund may also invest the Fundamental Growth Component in the securities of foreign companies which may be in the form of American Depository Receipts (“ADRs”), European Depository Receipts (“EDRs”), or other securities convertible into securities of foreign companies and securities traded on foreign exchanges. The Fund, however, is limited to investing up to 10% of the assets of the Fundamental Growth Component in EDRs, securities convertible into securities of foreign companies and securities traded on foreign exchanges. This 10% limitation does not apply to investments in foreign securities in the form of ADRs. Although the Fund is not limited in the amount it may invest in foreign companies through ADRs, the Fund intends to invest the Fundamental Growth Component primarily in U.S. companies.

The Fund may also invest in securities convertible into common stock and rights to subscribe for common stock.

The Fund may use derivatives to hedge the Fundamental Growth Component portfolio against market and currency risks. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), or an index such as the Standard & Poor’s 500 Index. The derivatives that the Fund may use include futures, forwards, options, indexed securities and inverse securities.

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The Fund also may lend portfolio securities of the Fundamental Growth Component and may invest in affiliated money market funds.
The Fund normally will invest a portion of the Fundamental Growth Component in short-term debt securities, such as commercial paper. These securities can be sold easily and have limited risk of loss but earn only limited returns. With respect to the Fundamental Growth Component, the Fund also may invest without limitation in short-term debt securities (including repurchase agreements), non-convertible preferred stocks and bonds or government and money market securities when the Manager is unable to find enough attractive equity investments and to reduce exposure to equities when the Manager believes it is advisable to do so on a temporary basis. Investment in these securities also may be used to meet redemptions. Short-term investments and temporary defensive positions may limit the potential for the Fund to achieve its objective of long-term growth of capital.

Post-Guarantee Period

Outlined below are the main strategies the Fund uses in seeking to achieve its objective during Post-Guarantee Period.

After the Guarantee Maturity Date, the Fund will, in the ordinary course of its investment activities, sell all of the assets of the Protection Component and increase the Fundamental Growth Component as soon as reasonably practicable. During the Post-Guarantee Period, the Fund will invest primarily in a portfolio of common stock of companies that have above-average rates of earnings growth. The Fund’s main investment strategies during this time are the same as those described above under “Guarantee Period-Fundamental Growth Component.”

During the Post-Guarantee Period, the Board of Trustees of the Trust may, in its discretion, cause the Fund to invest all of its assets in shares of another mutual fund with the same investment objective (in a master/feeder structure) without shareholder approval. In such event, the Fund will become a “feeder” fund in a master/feeder structure and will not make direct investments in securities.

The Board of Trustees of the Trust may also cause the Fund to be liquidated or combined with another fund without shareholder approval, unless otherwise required by law.

(c) Risks

Investment Risks

This section contains a summary discussion of the risks of investing in the Fund. As with any fund, there can be no guarantee that the Fund will meet its objective of long term growth of capital or that the Fund’s performance will be positive for any period of time.

Guarantee Period

Outlined below are the main risks of investing in the Fund during the Guarantee Period.

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Risks Associated with the Financial Warranty

The Fund has entered into the Warranty Agreement with the Warranty Provider to ensure that on the Guarantee Maturity Date shareholders will be able to redeem their shares at their Guaranteed Amount per share. It is possible that the financial position of the Warranty Provider and the Corporation may deteriorate and they would be unable to satisfy their respective obligations under the Warranty Agreement. In such event, shareholders will receive the Fund’s net asset value if they redeem their shares on the Guarantee Maturity Date. The Financial Warranty is solely an obligation of the Warranty Provider, and this obligation is guaranteed by the Corporation. The Fund is not guaranteed by BlackRock, Inc. or its affiliates, the U.S. Government or any other person (other than the Warranty Provider in connection with its issuance of the Financial Warranty and the Corporation in connection with its guarantee of the Warranty Provider’s obligations under the Warranty Agreement). In addition, the Corporation’s guarantee is not an obligation of, or guaranteed by, Bank of America, N.A. or any other bank, and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The terms of the Warranty Agreement require the Manager to comply with certain agreed-upon investment parameters in an attempt to limit the Fund’s risk. These investment parameters are designed to reduce, but do not eliminate, the risk that the Fund’s assets will be insufficient to allow the Fund to redeem shares at not less than the Guaranteed Amount. In addition, these investment parameters limit the manner in which the Fund may be managed during the Guarantee Period, and thus limit the Manager’s ability to respond to changing market conditions. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with restrictions set forth in the Warranty Agreement, the Warranty Provider may elect to cause the Fund to reallocate all of its assets to the Protection Component.

Risks Associated with the Asset Allocation Process — If Fund assets are largely invested in the Protection Component, the Fund’s exposure to equity markets will be reduced and the Fund will be more highly correlated with bonds. In addition, if during the Guarantee Period the equity markets experience a major decline, the Fund’s assets may become largely or entirely invested in the Protection Component. In fact, if the value of the Fundamental Growth Component were to decline significantly (whether within a short period of time or over a protracted period), a complete and irreversible reallocation to the Protection Component may occur. In this circumstance, the Fund would not participate in any subsequent recovery in the equity markets. Investment in the Protection Component during the Guarantee Period reduces the Fund’s ability to participate as fully in upward equity market movements, and therefore represents some loss of opportunity compared to a portfolio that is more heavily invested in equities.

The asset allocation process results in additional transaction costs such as brokerage commissions. This process can have an adverse effect on the performance of the Fund during periods of increased equity market volatility. In addition, a high portfolio turnover rate, which may also have an adverse effect on the performance of the Fund, may increase the Fund’s transaction costs and expose shareholders to greater tax consequences.

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Limitations on Guaranteed Amount — If a shareholder may need access to his or her money at any point prior to the Guarantee Maturity Date or if a shareholder prefers to receive dividends and distributions in cash, such shareholder should consider the appropriateness of investing in the Fund. Redemptions made for any reason prior to the Guarantee Maturity Date will be made at the Fund’s then current net asset value, which could result in the redeeming shareholder receiving less than the Guaranteed Amount. In addition, a shareholder’s Guaranteed Amount will be reduced by any redemptions made, and by any dividends and distributions such shareholder receives in the form of cash, prior to the Guarantee Maturity Date. If the Fund incurs extraordinary expenses that are not covered by the Warranty Agreement, a shareholder’s Guaranteed Amount also will be reduced. Examples of such extraordinary expenses may include legal fees or other costs of litigating a claim brought against the Fund.

Risk of Default — A shareholder’s ability to receive the Guaranteed Amount depends on the financial condition of the Warranty Provider and the Corporation. The Financial Warranty is solely an obligation of the Warranty Provider, and this obligation is guaranteed by the Corporation. Consequently, an investment in the Fund involves a risk of loss if the Warranty Provider and/or the Corporation are placed in bankruptcy or receivership, or are otherwise unable to pay their respective obligations or default on their respective obligations, if any. In such event the Fund could take a variety of actions, including replacing the Financial Warranty. In such circumstances, shareholders could suffer a loss of principal.

Taxable Income — The Fund will distribute any net gains and income (including accrued but unpaid income on zero coupon bonds) to shareholders at least annually. Such distributions are taxable to shareholders even if the distributions are reinvested in the Fund. Shareholders who do not reinvest distributions, however, will be subject to a reduction in their Guaranteed Amount.

Redemptions of shares during the Guarantee Period will decrease the Guaranteed Amount to which a shareholder is entitled. If a shareholder redeems shares in the Fund, he or she will then hold fewer shares at the then current Guaranteed Amount per share, thereby reducing the overall Guaranteed Amount for the shareholder. A redemption made from the Fund prior to the Guarantee Maturity Date will be made at the Fund’s then current net asset value, less any applicable deferred sales charge, which may be higher or lower than the net asset value at the Fund’s commencement of operations.

The Guaranteed Amount per share will decline as dividends and distributions are made to shareholders. If a shareholder automatically reinvests dividends and distributions in additional shares of the Fund, the shareholder’s total Guaranteed Amount will remain the same because he or she will hold a greater number of shares at a reduced Guaranteed Amount per share following payment of a dividend or distribution. The result is to preserve the total Guaranteed Amount to which he or she was entitled before the dividend or distribution was made. If a shareholder elects to receive any dividends or distributions in cash, however, he or she will hold the original number of shares at the reduced Guaranteed Amount per share following payment of a dividend or distribution. This will reduce the Guaranteed Amount to which such shareholder was entitled before the dividend or distribution was made.

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Example. Assume a shareholder reinvests dividends and distributions. The number of shares such shareholder owns in the Fund will increase at each date on which a dividend or distribution is declared. Although the number of shares in the account increases, and the Guaranteed Amount per share decreases, the shareholder’s overall Guaranteed Amount does not change.

Assume a shareholder made an initial investment of $20,000 in Investor A Shares of the Fund at the offering price of $10.55 (which includes the 5.25% front end sales charge and a $5.35 processing fee). Such shareholder now has $18,944.65 invested in the Fund and holds 1,894.47 shares. The shareholder’s Initial Guaranteed Amount is $18,944.65, since the sales charge and processing fee are not covered by the Guarantee. Assume it is now December 31, 2003 and the Fund declares a dividend of $0.15 per share. Also, assume that the net asset value is $11.25 per share at the end of the day on December 31, 2003.

To recalculate the shareholder’s Guaranteed Amount per share:

1.	Determine the value of the shareholder’s dividend. The total dividend will equal the per share dividend multiplied by the number of shares owned the day before the dividend is declared. In the example, 1,894.47 shares are multiplied by $0.15 per share to arrive at $284.17.

2.	Determine the number of shares that will get added to the shareholder’s account when the dividend is reinvested. The additional shares equal the value of the dividend divided by the ending net asset value per share on the day the dividend was declared. In the example, $284.17 divided by $11.25 or 25.26 shares.

3.	Adjust the shareholder’s account for the additional shares. Add 1,894.47 and 25.26 to arrive at the new share balance of 1,919.73.

4.	Determine the shareholder’s new Guaranteed Amount per share. Take the original Guaranteed Amount and divide by the new share balance. In the example, $18,944.65 is divided by 1,919.73 shares to arrive at the new Guaranteed Amount per share of $9.8684.

5.	Your Guaranteed Amount still equals $18,944.65.

If a shareholder does not reinvest dividends and distributions in additional shares of the Fund, such dividends and distributions will be treated as a redemption of the shares that would have otherwise been purchased through the proceeds of the dividend or distribution, and the Guaranteed Amount will be reduced.

Although shareholders can perform this calculation themselves, the Fund will recalculate the Guaranteed Amount per share whenever the Fund declares a dividend or makes a distribution. It is possible that the Fund’s calculations may differ from a shareholder’s calculations, for example, because of rounding or the number of decimal places used. In each case, the Fund’s calculations will control.

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Fundamental Growth Component Risks

The main risks of the Fundamental Growth Component are as follows:

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that the Manager selects will underperform the stock markets, the relevant indices or securities selected by other funds with similar investment objectives and investment strategies.

Growth Investing Style Risk — The Fund follows an investing style that favors growth investments. Historically, growth investments have performed best during the later stages of economic expansion. Therefore, the growth investing style may over time go in and out of favor. At times when the growth investing style used is out of favor, the Fund may underperform other equity funds that use different investing styles.

Mid Cap Securities — The securities of mid cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

Protection Component Risks

The main risks of the Protection Component are as follows:

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities that the Manager selects will underperform the bond markets, the relevant indices or securities selected by other funds with similar investment objectives and investment strategies.

Interest Rate and Zero Coupon Bond Risk — The main risk associated with investing in bonds is interest rate risk. Interest rate risk is the risk that prices of fixed income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer-term securities generally change more in response to interest rate changes than prices of shorter-term securities. The Fund may lose money if short term or long term interest rates rise sharply or otherwise change in a manner not anticipated by the Manager.

The Fund seeks to maintain the duration of the Protection Component approximately equal to the period remaining in the Guarantee Period. As the Fund draws nearer to the Guarantee Maturity Date, the duration of the Protection Component will be reduced. As a result, the Fund will be more susceptible to the risk of rising interest rates early in the Guarantee Period, when its bond portfolio is likely to have a longer duration. For example, a portfolio with a duration of seven years generally would decline seven percent if interest rates were to rise one percent. By contrast, a bond portfolio with a duration of three years would generally only decline three percent if interest rates rose one percent.

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The market value of a bond portfolio containing a significant amount of zero coupon bonds (and which may include STRIPS) generally is more volatile than the market value of a portfolio of fixed income securities with similar maturities that pay interest periodically. With bonds issued by certain U.S. Government agencies or instrumentalities or U.S. Government sponsored enterprises (e.g., Federal National Mortgage Association or Federal Home Loan Mortgage Corporation), there is a risk that the issuer will default on the payment of principal or interest. These securities are often not guaranteed by the full faith and credit of the United States.

Additional Fundamental Growth Component Risks:

In addition to the main risks set forth above, during the Guarantee Period the Fund may be subject to certain other risks associated with its investments or investment strategies, including:

Depositary Receipts — The Fund may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The Fund may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the United States. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the Depositary Receipts. Depositary receipts would generally be subject to the same risks as the foreign securities that they evidence or into which they may be converted.

Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Fund’s investments.

Currency Risk — Securities and other instruments in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Fund’s portfolio.

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Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company’s financial condition.

Certain Risks of Holding Fund Assets Outside the United States — The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than for investment companies invested only in the United States.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party; the Fund could be liable for any losses incurred.

Borrowing and Leverage Risk — The Fund may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the return on the Fund’s portfolio. Borrowing will cost the Fund interest expense and other fees. The costs of borrowing may reduce the Fund’s return. Certain derivative securities that the Fund may buy or other techniques that the Fund may use may create leverage, including, for example, futures contracts and options, and warrants.

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Securities Lending — The Fund may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

Convertible Securities — Convertible securities generally are debt securities or preferred stock that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

Derivatives — The Fund’s use of derivatives may reduce the Fund’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Fund’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close a derivatives position could expose the Fund to losses and could make derivatives more difficult for the Fund to value accurately. The Fund could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Fund’s derivatives positions to lose value. When a derivative is used as a hedge against a position that the Fund holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Fund’s hedging transactions will be effective. The income from certain derivatives may be subject to Federal income tax.

Indexed and Inverse Securities — The Fund may invest in securities the potential return of which is directly related to changes in an underlying index, known as indexed securities. The return on indexed securities will rise when the underlying index rises and fall when the index falls. The Fund may also invest in securities whose return is inversely related to changes in an interest rate or index (“inverse securities”). In general, the return on inverse securities will decrease when the underlying index or interest rate goes up and increase when that index or interest rate goes down. Certain indexed and inverse securities have greater sensitivity to changes in interest rates or equity index levels than other securities, and the Fund’s investment in such instruments may decline significantly in value if interest rates or equity index levels move in a way Fund management does not anticipate.

Initial Public Offering Risk — The volume of initial public offerings and the levels at which newly issued stocks trade in the secondary market are affected by the performance of the overall stock market. When an initial public offering is brought to the market, availability may be limited and the Fund may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in initial public offerings are often subject to greater and more unpredictable price changes than more established stocks.

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Warrants — A warrant gives the Fund the right to buy a quantity of stock. The warrant specifies the amount of underlying stock, the purchase (or “exercise”) price, and the date the warrant expires. The Fund has no obligation to exercise the warrant and buy the stock. A warrant has value only if the Fund can exercise it or sell it before it expires. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Fund loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

Illiquid Securities — The Fund may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. If the Fund buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Fund may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the Fund may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Fund management receives material nonpublic information about the issuer, the Fund may as a result be unable to sell the securities.

Rule 144A Securities — Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

When Issued and Delayed Delivery Securities and Forward Commitments — The Fund may purchase or sell securities that it is entitled to receive on a when issued basis. The Fund may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security the Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Fund loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

Post-Guarantee Period

Outlined below are the main risks of investing in the Fund during the Post-Guarantee Period.

During the Post-Guarantee Period, your investment will not have the benefit of the Financial Warranty. The main risks of investing in the Fund during the Post-Guarantee Period are the same as those described above under “Fundamental Growth Component Risks.”

The other risks of investing in the Fund during the Post-Guarantee Period are the same as those described above under “Fundamental Growth Component Risks.”

(d) Portfolio Holdings

For a discussion of the Trust’s policies and procedures regarding the selective disclosure of the Fund’s portfolio holdings, please see Part B to this Registration Statement.

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Item 5. Management, Organization, and Capital Structure.

(a) Management

(1) Manager

BlackRock, the Fund’s Manager, manages the Fund’s investments and its business operations subject to the oversight of the Trust’s Board of Trustees. While the Manager is ultimately responsible for the management of the Fund, it is able to draw upon research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is a wholly owned subsidiary of BlackRock, Inc.

The Fund has entered into a management agreement (the “Management Agreement”) with the Manager under which the Manager receives a fee at the annual rate of 0.65% of the average daily net assets of the Fund. BlackRock has agreed to contractually waive or reimburse fees or expenses to limit Net Expenses (excluding interest expense, acquired fund fees and expenses and certain other Fund expenses) to 2.24% (for Investor A Shares), 2.99% (for Investor B and Investor C Shares) and 1.99% (for Institutional Shares) of average daily net assets. This contractual waiver has a one-year term and is automatically renewawable. In the event the Fund becomes completely and irreversibly invested in the Protection Component, the Manager has contractually agreed to reduce its fee to an annual rate of 0.25% of the Fund’s average daily net assets for the remainder of the Guarantee Period. Additionally in such event, the fee for the Financial Warranty will be reduced to 0.40% per annum.

The Manager has the responsibility for making all investment decisions for the Fund. The Manager has a sub-advisory agreement with BlackRock Investment Management, LLC (the “Sub-Adviser”), an affiliate, under which the Manager pays the Sub-Adviser for the services it provides a monthly fee at an annual rate equal to a percentage of the Manager’s Management Fee. The Sub-Adviser is responsible for the day-to-day management of the Fund’s portfolio.

For the fiscal year ended August 31, 2008, BlackRock received a fee, net of any applicable waivers, at the annual rate of 0.65% of the Fund’s average daily net assets.

A discussion of the basis for the Board of Trustees’ approval of the Management Agreement with BlackRock Advisors and the sub-advisory agreement between the Manager and the Sub-Adviser is included in the Fund’s annual shareholder report for the fiscal year ended August 31, 2008.

The Manager was organized in 1994 to perform advisory services for investment companies. The Sub-Adviser is a registered investment adviser and a commodity pool operator and was organized in 1999. The Manager and its affiliates had approximately $1.259 trillion in investment company and other portfolio assets under management as of September 30, 2008.

During the Post-Guarantee Period, the Fund may invest all of its assets in another mutual fund that has the same investment objective and strategies as the Fund. All portfolio investments would then be made at the level of the underlying mutual fund and the Fund’s investment results would correspond directly to that fund’s investment results. This type of mutual fund structure is sometimes referred to as a “master/feeder” structure. If other entities also invest in the underlying fund, this could enable the Fund to realize economies of scale by investing through an entity with more assets (the underlying fund). However, there are additional costs involved in operating a “master/feeder” structure. If these additional costs are not offset as a result of economies of scale, it is possible that the Fund’s expenses would increase rather than decrease if it converts to this structure. The Board of Trustees of the Fund has the authority to make the change to a “master/feeder” structure without first holding a vote of the Fund’s shareholders if it believes it is in the best interests of the Fund to do so. In addition, the Board of Trustees may determine to liquidate the Fund or combine it with another fund without a shareholder vote, to the extent permitted by law.

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Conflicts of Interest

The investment activities of the Manager and its affiliates (including, for these purposes, Merrill Lynch & Co., Inc., BlackRock, Inc., PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Fund and its shareholders. Affiliates provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Fund. Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities, and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and/or principal, and have other direct and indirect interests in securities, currencies and other instruments in which the Fund directly and indirectly invests. Thus, it is likely that the Fund will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Fund and/or that engage in and compete for transactions in the same types of securities, currencies and instruments as the Fund. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Fund and may result in an Affiliate having positions that are adverse to those of the Fund. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, an Affiliate may compete with the Fund for appropriate investment opportunities. The results of the Fund’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Fund could sustain losses during periods in which one or more Affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Fund may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by an Affiliate or an Affiliate-advised client may adversely impact the Fund. Transactions by one or more Affiliate-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Fund. The Fund’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. In addition, the Fund may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Fund also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. The Funds may also make brokerage and other payments to an Affiliate in connection with the Fund’s portfolio investment transactions.

Under a securities lending program approved by the Trust’s Board of Trustees, the Fund, has retained an Affiliate of the Manager to serve as the securities lending agent for the Fund to the extent that the Fund participates in the securities lending program. For these services, the lending agent may receive a fee from the Fund, including a fee based on the returns earned on the Fund’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Fund may lend its portfolio securities under the securities lending program.

The activities of the Manager and its Affiliates may give rise to other conflicts of interest that could disadvantage the Fund and its shareholders. The Manager has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.

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(2) Portfolio Managers

The Fundamental Growth Component is managed by a team of investment professionals. Jeffrey R. Lindsey and Edward P. Dowd are the portfolio managers and are jointly and primarily responsible for the day-to-day management of the Fundamental Growth Component. Jonathan A. Clark is the Fund’s other portfolio manager. Mr. Clark oversees the Fund’s asset allocation process and manages the allocation between the Fundamental Growth Component and the Protection Component.

Mr. Lindsey and Mr. Dowd joined BlackRock following the merger with State Street Research & Management Company (“SSRM”) in 2005. Mr. Lindsey is head of BlackRock’s Large Cap Growth equity team. He is primarily responsible for the financials and health care sectors. Mr. Lindsey, as Managing Director at SSRM, headed the Mid- and Large-Cap Growth Teams. He joined SSRM in 2002 and was promoted to Chief Investment Officer — Growth in 2003. He was responsible for overseeing all of the firm’s growth and core products. He was the co-portfolio manager of the State Street Legacy Fund and the firm’s large cap growth institutional portfolios. Prior to joining SSRM, he spent eight years at Putnam Investments, most recently as Managing Director and Director of Concentrated Growth Products.

Mr. Dowd joined BlackRock as a Director following the SSRM merger, and was promoted to Managing Director in 2006. He is primarily responsible for the technology and energy sectors. Prior to joining BlackRock, Mr. Dowd was a Vice President at SSRM. He was employed by SSRM beginning in 2002 and was a co-portfolio manager of the SSR Legacy Fund. During the prior five years, he also served as a Senior Vice President and Technology Sector Leader for Independence Investment LLC and as an equity research associate at Donaldson, Lufkin & Jenrette.

Mr. Clark has been a Managing Director of and portfolio manager with BlackRock since 2008 and a Director thereof since 2006. Before joining BlackRock, he was a Director of Merrill Lynch Investment Managers, L.P. (“MLIM”) and was a Vice President of MLIM from 1999 to 2005. Mr. Clark has fifteen years’ experience as a portfolio manager and trader. Mr. Clark has been a member of the Fund’s portfolio management team since 2006. For more information about the portfolio managers compensation, other accounts they manage and their ownership of Fund shares, please see Part B to this Registration Statement.

The Fund’s Protection Component is not actively managed.

(3) Legal Proceedings

Not applicable.

(b) Capital Stock

Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote.

Item 6. Shareholder Information.

(a) Pricing of Shares

The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange (“NYSE” or the “Exchange”) is open, as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund’s net asset value may change on days when you will not be able to purchase or redeem the Fund’s shares. The Fund is not offering its shares for sale during the Guarantee Period.

Generally, Institutional shares will have the highest net asset value because that class has the lowest expenses, and Investor A Shares will have a higher net asset value than Investor B or Investor C Shares. Also, dividends paid on Investor A and Institutional Shares will generally be higher than dividends paid on Investor B and Investor C Shares because Investor A and Institutional Shares have lower expenses.

The Fund invests primarily in the securities of U.S. issuers that trade in the U.S. markets. Therefore, the Fund generally prices its securities as of the close of the Exchange based on the closing market prices of the securities. However, if market quotations are not readily available or in the Manager’s judgement, do not accurately reflect fair value for a security, that security will be valued by another method that the Board of Trustees believes more accurately reflects the fair value.

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The Board has adopted valuation procedures for the Fund and has delegated the day-to-day responsibility for fair value determinations to the Manager’s Valuation Committee. Fair value determinations by the Manager that affect the Fund’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Manager monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Fund. Those may include events affecting specific issuers (for example, a corporate action or a company announcement) or events affecting securities markets generally (for example, market volatility or a natural disaster).

The Fund’s use of fair value pricing is designed to ensure that the Fund’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the Fund on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

For redemptions made on the Guarantee Maturity Date, the value used in determining the Fund’s share price will be the greater of (i) the then current net asset value or (ii) your Guaranteed Amount per share.

The net asset value of the Fund is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily.

(b) Purchase of Fund Shares

The Fund does not currently offer its shares for sale. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

(c) Redemption of Fund Shares

Fund shares may be redeemed by shareholders prior to the Guarantee Maturity Date. However, redemptions made for any reason prior to the Guarantee Maturity Date will be made at the then current net asset value of the Fund and are not subject to the protection of the Financial Warranty.

For redemptions prior to the Guarantee Maturity Date or during the Post-Guarantee Period, the price of your shares is based on the next calculation of net asset value after your order is placed.

For redemptions on the Guarantee Maturity Date, the price of your shares is based on the greater of the then current net asset value of the Fund or your Guaranteed Amount per share.

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For your redemption request to be priced at the Fund’s net asset value on the day of your request, or for redemptions on the Guarantee Maturity Date at the greater of the then current net asset value and your Guaranteed Amount per share, you must submit your order to your dealer or other financial intermediary prior to that day’s close of business on the New York Stock Exchange (generally 4:00 p.m. Eastern time). Merrill Lynch and certain financial intermediaries, however, may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the Fund’s net asset value at the close of business on the next business day. Redemption requests made after 4:00 p.m. (or such earlier time as may be required by your financial intermediary) on the Guarantee Maturity Date will be priced at the Fund’s net asset value at the close of business on the next business day and will be priced according to market fluctuation.

Securities dealers or other financial intermediaries, including the Manager, may charge a fee to process a redemption of shares. For example, Merrill Lynch, an affiliate of the Manager, generally charges a fee of $5.35. Also, PNC Global Investment Servicing (U.S.) Inc. (“PNC GIS”) (formerly known as PFPC Inc.), the transfer agent, charges a fee of $7.50 for redemption payments made by wire transfer and $15 for redemption by check sent via overnight mail.

(d) Dividends and Distributions

The Fund will distribute net investment income and net realized capital gains, if any, at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends will be reinvested automatically in shares of the Fund at net asset value without a sales charge or may be taken in cash. Shareholders who wish to receive dividends in cash must contact their financial advisor, selected securities dealer, other financial intermediary or the Fund’s transfer agent. If a shareholder does not reinvest dividends in the Fund, his or her Guaranteed Amount will be reduced.

(e) Frequent Purchase and Redemption of Fund Shares

The Fund does not currently offer its shares for sale by purchase or exchange. In addition, investors who redeem their shares prior to the Guarantee Maturity Date will not receive the benefit of the Financial Warranty. For these reasons, the Fund is not currently subject to the risks associated with short term trading. Therefore, the Board of Trustees has not adopted procedures designed to prevent short-term trading in the Fund’s shares.

(f) Tax Consequences

You will pay tax on dividends received from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. For taxable years beginning before 2011, certain dividend income, including dividends received from qualifying foreign corporations, and long-term capital gains are eligible for taxation at a reduced rate that applies to non-corporate shareholders. To the extent the Fund makes any distributions derived from long-term capital gain and qualifying dividend income, such distributions will be eligible for taxation at the reduced rate.

If a shareholder is neither a lawful permanent resident nor a citizen of the United States or if a shareholder is a foreign entity, the Fund’s ordinary income dividends (which include distributions of net short-term capital gains) generally will be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies. However, for taxable years beginning before January 1, 2010, certain distributions designated by a Fund as either interest-related dividends or short-term capital gain dividends and paid to a foreign shareholder would be eligible for an exemption from U.S. withholding tax.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

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By law, dividends and redemption proceeds will be subject to backup withholding tax if a U.S. investor has not provided a taxpayer identification number or social security number or if the number provided is incorrect.

The Fund will invest in zero coupon U.S. Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though the Fund receives no actual interest payments on these securities, the Fund will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held.

Since the original issue discount income earned by the Fund in a taxable year may not be represented by cash income, the Fund may have to dispose of securities, which it might otherwise have continued to hold or borrow, to generate cash in order to satisfy its distribution requirements if shareholders request cash distributions.

The asset allocation process used by the Fund may result in the realization of additional gains. It may also result in a larger portion of any net gains being treated as short-term capital gains, which would be taxed as ordinary income when distributed to shareholders. As noted above, distributions of any gains and income will be taxable to shareholders even if such distributions are reinvested in Fund shares. Shareholders may receive taxable distributions of income from investments included in the Protection Component even in situations where the Fund has capital losses from investments in the Fundamental Growth Component.

Item 7. Distribution Arrangements.

(a) Sales Loads

Investor A and Institutional Shares of the Fund were sold subject to a maximum front-end sales charge of 5.25%. Investor B Shares were sold subject to a maximum contingent deferred sales charge (“CDSC”) of 4.00% if a shareholder redeems shares within six years of purchase. The Investor B CDSC declines over time to 0.00% after six years. Investor C Shares are subject to a CDSC of 1.00% if a shareholder redeems shares within one year of purchase. This CDSC declines to 0.00% after the first year.

(b) 12b-1 Fees
Distribution and Service Plan

The Trust has adopted a plan (the “Plan”) that allows the Fund to pay distribution fees for the sale of its shares under Rule 12b-1 of the Investment Company Act and shareholder servicing fees for certain services provided to its shareholders.

Under the Plan, Investor B and Investor C Shares pay a fee (“distribution fees”) to BlackRock Investments, Inc. (the “Distributor”), and/or affiliates of PNC Bank, NA (“PNC Bank”) or Merrill Lynch (including BlackRock) for distribution and sales support services. The distribution fees may be used to pay the Distributor for distribution services and to pay the Distributor and affiliates of PNC Bank or Merrill Lynch (including BlackRock) for sales support services provided in connection with the sale of Investor B and Investor C Shares. The distribution fees may also be used to pay brokers, dealers, financial institutions and industry professionals (including BlackRock, PNC Bank, Merrill Lynch and their affiliates) (“Service Organizations”) for sales support services and related expenses. All Investor B and Investor C Shares pay a maximum distribution fee per year that is a percentage of the average daily net asset value of each Fund attributable to Investor B and Investor C Shares. Institutional and Investor A Shares do not pay a distribution fee.

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Under the Plan, the Fund also pays shareholder servicing fees to Service Organizations whereby the Service Organizations provide support services to their customers who own Investor class Shares in return for these fees. The Fund may pay a shareholder servicing fee per year that is a percentage of the average daily net asset value of Investor class Shares of the Fund. All Investor class Shares pay this shareholder servicing fee. Institutional Shares do not pay a shareholder servicing fee.

In return for the shareholder servicing fee, Service Organizations (including BlackRock) may provide one or more of the following services to their customers who own Investor class shares:

(1) Responding to customer questions on the services performed by the Service Organization and investments in Investor class shares;

(2) Assisting customers in choosing and changing dividend options, account designations and addresses; and

(3) Providing other similar shareholder liaison services.

The shareholder servicing fees payable pursuant to the Plan are fees payable for the administration and servicing of shareholder accounts and not costs which are primarily intended to result in the sale of a fund’s shares.

Because the fees paid by the Fund under the Plan are paid out of the Fund assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, the distribution fees paid by Investor B and Investor C shares may over time cost investors more than the front-end sales charge on Investor A shares. For more information on the Plan, including a complete list of services provided thereunder, see Part B of this Registration Statement.

In addition to, rather than in lieu of, distribution and shareholder servicing fees that the Fund may pay to a Service Organization pursuant to the Plan and fees the Fund pays to its transfer agent, the Fund may enter into non-Plan agreements with Service Organizations pursuant to which the Fund will pay a Service Organization for administrative, networking, recordkeeping, subtransfer agency and shareholder services. These non-Plan payments are generally based on either (1) a percentage of the average daily net assets of Fund shareholders serviced by a Service Organization or (2) a fixed dollar amount for each account serviced by a Service Organization. The aggregate amount of these payments may be substantial.

The Plan permits BlackRock, the Distributor and their affiliates to make payments relating to distribution and sales support activities out of their past profits or other sources available to them (and not as an additional charge to the Fund). From time to time, BlackRock, the Distributor or their affiliates also may pay a portion of the fees for administrative, networking, recordkeeping, sub-transfer agency and shareholder services described above at its or their own expense and out of its or their legitimate profits. BlackRock, the Distributor and their affiliates may compensate affiliated and unaffiliated Service Organizations for the sale and distribution of shares of the Fund or for these other services to the Fund and shareholders. These payments would be in addition to the Fund payments described in this Prospectus and may be a fixed dollar amount, may be based on the number of customer accounts maintained by the Service Organization, or may be based on a percentage of the value of shares sold to, or held by, customers of the Service Organization. The aggregate amount of these payments by BlackRock, the Distributor and their affiliates may be substantial. Payments by BlackRock may include amounts that are sometimes referred to as “revenue sharing” payments. In some circumstances, these revenue sharing payments may create an incentive for a Service Organization, its employees or associated persons to recommend or sell shares of the Fund to you. Please contact your Service Organization for details about payments it may receive from the Fund or from BlackRock, the Distributor or their affiliates. For more information, see Part B of this Registration Statement.

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Investor A Shares of the Fund are subject to a 0.25% service fee. Investor B and Investor C Shares are subject to an annual distribution fee of 0.75% and an annual service fee of 0.25%. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees increase the cost of investment and may cost a shareholder more than paying other types of sales charges. The Fund’s Distributor uses the money that it receives from the distribution fees to cover the costs of marketing, advertising and compensating the financial advisors, selected securities dealers or other financial intermediaries who sell Fund shares.

(c) Multiple Class Fund

The Fund may offer four classes of shares, each with its own sales charge and expense structure, allowing investors to invest in the way that best suits their needs. Each share class represents an ownership interest in the same investment portfolio. The Fund is not offering its shares during the Guarantee Period.

Investor A and Institutional Shares were sold subject to a sales charge at the time of purchase. The front end sales charge payable on Investor A or Institutional Shares will reduce a shareholder’s Guaranteed Amount by the amount of the sales charge. Investor A Shares are also subject to an ongoing service fee of 0.25% per year. Investors may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Manager, the Fund’s Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

Investor B and Investor C shareholders invest the full amount of their purchase price, but are subject to a distribution fee of 0.75% per year and a service fee of 0.25% per year. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees increase the cost of an investment and may cost a shareholder more than paying other types of sales charges. In addition, shareholders may be subject to a deferred sales charge when they sell Investor B or Investor C Shares.

The Fund’s shares are distributed by BlackRock Investments, Inc. (“BII” or the “Distributor” ), an affiliate of the Manager.

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PART B
December 23, 2008
BLACKROCK FUNDAMENTAL GROWTH PRINCIPAL PROTECTED FUND

Item 9. Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of BlackRock Fundamental Growth Principal Protected Fund (the “Fund”), a series of BlackRock Principal Protected Trust (the “Trust”), dated December 23, 2008, as it may be revised from time to time (the “Fund’s Part A”). To obtain a copy of this Registration Statement, please call the Fund at (800) 441-7762, or write to the Fund at 100 Bellevue Parkway, Wilmington, Delaware 19809. The Fund’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Fund’s Part A. The Fund’s audited Financial Statements, including the report of independent registered public accounting firm are incorporated in this Part B by reference to its 2008 Annual Report.

The Fund is a separate diversified series of the Trust, an open-end, management investment company. The Fund has a Guarantee Period and a Post-Guarantee Period. Shares of the Fund were offered during an initial offering period but will not be offered during the Guarantee Period, except in connection with reinvestment of dividends and distributions. The Fund will be offered on a continuous basis during the Post-Guarantee Period. The initial offering period for the Fund ended November 8, 2002. The Fund is currently in the Guarantee Period. The Guarantee Period for the Fund will run from November 13, 2002 (the Fund’s commencement of operations) through and including November 13, 2009 (the “Guarantee Maturity Date”).

The Fund has entered into a financial warranty agreement (the “Financial Warranty Agreement”) with Main Place Funding, LLC (the “Warranty Provider”). The Financial Warranty Agreement is intended to make sure that the value of each shareholder’s account with the Fund on the Guarantee Maturity Date will be no less than the initial value of that shareholder’s account, less any extraordinary expenses (the “Guaranteed Amount”), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed (the “Financial Warranty”). A shareholder’s Guaranteed Amount will be reduced, as more fully described below, if a shareholder takes any dividends or distributions in cash instead of reinvesting them in additional shares of the Fund, redeems any shares before the Guarantee Maturity Date, or if there are extraordinary expenses incurred by the Fund that are not covered by the Financial Warranty Agreement.

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Item 10. Fund History.

The Trust was organized as a Delaware statutory trust on July 15, 2002. Effective August 6, 2002, the Trust changed its name from Merrill Lynch Principal Preservation Trust to Merrill Lynch Principal Protected Trust. The Fund is a series of the Trust and commenced operations on November 13, 2002. Effective September 29, 2006, the Trust changed its name to BlackRock Principal Protected Trust and the Fund changed its name to BlackRock Fundamental Growth Principal Protected Fund. The Fund is organized as a diversified open-end investment company.

Item 11. Description of the Fund and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Fund’s Part A.

The investment objective of the Fund during its Guarantee Period is to seek long term growth of capital to the extent permitted by a strategy that seeks to use investments in U.S. Treasury bonds, including zero coupon bonds, and other fixed income instruments, to protect the original principal value of the Fund (less redemptions, cash distributions and dividends and extraordinary expenses) at the Guarantee Maturity Date.

The Fund will seek to achieve its investment objective during its Guarantee Period by allocating its assets between an equity component (the “Fundamental Growth Component”) and a fixed income component (the “Protection Component”).
The Fundamental Growth Component of the Fund will consist primarily of common stocks of U.S. companies that BlackRock Advisors, LLC (“BlackRock” or the “Manager”), and/or the Fund’s sub-adviser, believe have shown above-average rates of growth in earnings over the long-term. When investing the Protection Component portion of the assets of the Fund, the Manager seeks to select investments with financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds that mature at or near the Guarantee Maturity Date.
The investment objective of the Fund during the Post-Guarantee Period is to seek long term growth of capital.

There can be no assurance that the investment objective of long term capital growth will be realized.
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In addition to the investment strategies described in Item 4 of the Fund’s Part A, the Fund may also use the investment strategies described below.

The investment emphasis of the Fundamental Growth Component is on equities, primarily common stock and, to a lesser extent, securities convertible into common stock and rights to subscribe for common stock. The Fund will maintain at least 65% of the total assets of the Fundamental Growth Component invested in equity securities, except during defensive periods. The Fund reserves the right as a defensive measure and to provide for redemptions to hold in the Fundamental Growth Component other types of securities, including non-convertible preferred stocks and debt securities rated investment grade by a nationally recognized statistical ratings organization, U.S. Government and money market securities, including repurchase agreements, or cash, in such proportions as, in the opinion of the Manager, prevailing market or economic conditions warrant.

Asset Allocation Risks. In pursuing the Fund’s investment objective during its Guarantee Period, the Manager looks to allocate assets between the Fundamental Growth Component and the Protection Component of the Fund by using a mathematical formula. The formula evaluates a variety of factors, including, but not limited to, the prevailing level of interest rates, equity market volatility, the market value of Fund assets, and the length of time remaining until the Guarantee Maturity Date. The allocation of the Fund’s assets between the Fundamental Growth Component and the Protection Component is based on a variety of factors, including the prevailing level of interest rates. If interest rates are low (particularly at the beginning of the Guarantee Period), Fund assets may be largely invested in the Protection Component in order to increase the likelihood of meeting the investment objective. In addition, if during the Guarantee Period the equity markets experience a major decline, the Manager may allocate the Fund’s assets largely or entirely to the Protection Component in order to attempt to meet the Fund’s investment objective. The terms of the Financial Warranty Agreement limit the manner in which the Fund may be managed during the Guarantee Period, and thus limit the Manager’s ability to respond to changing market conditions. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with certain restrictions set forth in the Financial Warranty Agreement, the Warranty Provider may elect to cause the Fund to allocate all of its assets to the Protection Component. The allocation of the Fund’s assets is monitored on a regular basis.

The asset allocation process also will be affected by the Manager’s ability to manage the Protection Component. If the Protection Component provides a return better than that assumed by the Manager’s mathematical formula, fewer assets might have to be allocated to the Protection Component. Conversely, if the performance of the Protection Component is worse than expected, more assets might have to be allocated to the Protection Component, and the ability of the Fund to participate in any subsequent upward movement in the equity markets would be limited.

The process of asset reallocation may result in additional transaction costs such as brokerage commissions. Additionally, the Fund will likely incur increased transaction costs during periods of high volatility in the fixed income or equity markets. Increased volatility may result in a higher portfolio turnover rate that may in turn cause adverse tax consequences for investors (due to realization of short term capital gains, if any) and correspondingly greater transaction costs in the form of the dealer spreads, which are borne directly by the Fund. The risks associated with asset allocation will only be relevant during the Guarantee Period.

Zero Coupon Securities. The Fund will invest in zero coupon securities. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity on the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to invest

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distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently, which fluctuation increases the longer the period to maturity. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. The Fund accrues income with respect to these securities for federal income tax and accounting purposes prior to the receipt of cash payments. Zero coupon securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparable rated securities paying cash interest at regular intervals.

In addition to the above-described risks, there are certain other risks related to investing in zero coupon securities. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, the Fund’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund’s portfolio. Further, to maintain its qualification for pass-through treatment under the federal tax laws, the Fund is required to distribute income to its shareholders and, consequently, may have to dispose of its portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy these distributions, as they relate to the distribution of phantom income. The required distributions will result in an increase in the Fund’s exposure to such securities.

Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Fund’s investments.

Currency Risk — Securities and other instruments in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Fund’s portfolio.

Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

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Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company’s financial condition.

Certain Risks of Holding Fund Assets Outside the United States — The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than for investment companies invested only in the United States.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party; the Fund could be liable for any losses incurred.

Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes.

Investment in Other Investment Companies. The Fund may invest in other investment companies, including exchange traded funds. In accordance with the Investment Company Act, the Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act, the Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund’s total assets may be invested in securities of any investment company. The Fund has received an exemptive order from the Commission permitting it to invest in affiliated registered money market funds and in an affiliated private investment company without regard to such limitations, provided however, that in all cases the Fund’s aggregate investment of cash in shares of such investment companies shall not exceed 25% of the Fund’s total assets at any time. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Fund acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Fund

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(including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by the Fund in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

Corporate Loans. Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate (LIBOR) or the prime rates of U.S. banks. As a result, the value of corporate loan investments is generally less exposed to the adverse affects of shifts in market interest rates than investments that pay a fixed rate of interest. However, because the trading market for certain corporate loans may be less developed than the secondary market for bonds and notes, the Fund may experience difficulties in selling its corporate loans. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a syndicate. The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, the Fund may not recover its investment or recovery may be delayed. By investing in a corporate loan, the Fund may become a member of the syndicate.

The corporate loans are subject to the risk of loss of principal and income. Although borrowers frequently provide collateral to secure repayment of these obligations, they do not always do so. If they do provide collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Fund’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.

Convertible Securities. Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

The characteristics of convertible securities make them appropriate investments for an investment company seeking a high total return from capital appreciation and investment income. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

In analyzing convertible securities, the Manager will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by the Fund are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued, which may increase the effects of currency risk. As described below, the Fund is authorized to enter into foreign currency hedging transactions in which it may seek to reduce the effect of exchange rate fluctuations.

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Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

Synthetic convertible securities may be either (i) a debt security or preferred stock that may be convertible only under certain contingent circumstances or that may pay the holder a cash amount based on the value of shares of underlying common stock partly or wholly in lieu of a conversion right (a “Cash-Settled Convertible”), (ii) a combination of separate securities chosen by the Manager in order to create the economic characteristics of a convertible security, i.e., a fixed income security paired with a security with equity conversion features, such as an option or warrant (a “Manufactured Convertible”) or (iii) a synthetic security manufactured by another party.

Synthetic convertible securities may include either Cash-Settled Convertibles or Manufactured Convertibles. Cash-Settled Convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a Cash-Settled Convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured Convertibles are created by the Manager by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed income (“fixed income component”) or a right to acquire equity securities (“convertibility component”). The fixed income component is achieved by investing in nonconvertible fixed income securities, such as nonconvertible bonds, preferred stocks and money market instruments. The convertibility component is achieved by investing in call options, warrants, or other securities with equity conversion features (“equity features”) granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index.

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A Manufactured Convertible differs from traditional convertible securities in several respects. Unlike a traditional convertible security, which is a single security having a unitary market value, a Manufactured Convertible is comprised of two or more separate securities, each with its own market value. Therefore, the total “market value “of such a Manufactured Convertible is the sum of the values of its fixed-income component and its convertibility component.

More flexibility is possible in the creation of a Manufactured Convertible than in the purchase of a traditional convertible security. Because many corporations have not issued convertible securities, the Manager may combine a fixed income instrument and an equity feature with respect to the stock of the issuer of the fixed income instrument to create a synthetic convertible security otherwise unavailable in the market. The Manager may also combine a fixed income instrument of an issuer with an equity feature with respect to the stock of a different issuer when the Manager believes such a Manufactured Convertible would better promote the Fund’s objective than alternate investments. For example, the Manager may combine an equity feature with respect to an issuer’s stock with a fixed income security of a different issuer in the same industry to diversify the Fund’s credit exposure, or with a U.S. Treasury instrument to create a Manufactured Convertible with a higher credit profile than a traditional convertible security issued by that issuer. A Manufactured Convertible also is a more flexible investment in that its two components may be purchased separately and, upon purchasing the separate securities, “combined “to create a Manufactured Convertible. For example, the Fund may purchase a warrant for eventual inclusion in a Manufactured Convertible while postponing the purchase of a suitable bond to pair with the warrant pending development of more favorable market conditions.

The value of a Manufactured Convertible may respond differently to certain market fluctuations than would a traditional convertible security with similar characteristics. For example, in the event the Fund created a Manufactured Convertible by combining a short-term U.S. Treasury instrument and a call option on a stock, the Manufactured Convertible would likely outperform a traditional convertible of similar maturity that is convertible into that stock during periods when Treasury instruments outperform corporate fixed income securities and underperform during periods when corporate fixed-income securities outperform Treasury instruments.

Warrants. The Fund may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Fund a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments.

Smaller Cap Stock Risks. In the Fundamental Growth Component, the Fund may invest in companies of any size but emphasizes companies having medium to large stock market capitalizations ($2 billion or more). Investment in companies with lower market capitalizations, especially those under $1 billion, may involve special risks, including limited product lines, market or financial resources or a limited management group. In addition, many smaller company stocks trade less frequently and in smaller volume, and may be subject to more abrupt or erratic price movements or be more sensitive to market fluctuations, than stocks of larger companies.

Derivatives

The Fund may use instruments referred to as Derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the Standard & Poor’s 500 Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transaction in other types of instruments.

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Hedging. The Fund may use Derivatives for hedging purposes. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced and may be increased. The Fund is not required to engage in hedging transactions and may choose not to do so.

The Fund may use Derivative instruments and trading strategies including the following:

Indexed and Inverse Securities

The Fund may invest in securities the potential return of which is based on an index. As an illustration, the Fund may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. The Fund may also invest in a debt security which returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. In addition, the Fund may invest in securities the potential return of which is based inversely on the change in an index (that is, a security the value of which will move in the opposite direction of changes to an index). For example, the Fund may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If the Fund invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant index or indices. Indexed and inverse securities involve credit risk, and certain indexed and inverse securities may involve currency risk, leverage risk and liquidity risk. The Fund may invest in indexed and inverse securities for hedging purposes only, including anticipatory hedging. When used for hedging purposes, indexed and inverse securities involve correlation risk.

Options on Securities and Securities Indices

Types of Options. The Fund may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter (“OTC”) markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below.

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Put Options. The Fund is authorized to purchase put options to seek to hedge against a decline in the value of its securities or to enhance its return. By buying a put option, the Fund acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Fund’s risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out the Fund’s position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. The Fund also may purchase uncovered put options.

The Fund also has authority to write (i.e., sell) put options on the types of securities or instruments that may be held by the Fund, provided that such put options are covered, meaning that such options are secured by segregated, liquid instruments. The Fund will receive a premium for writing a put option, which increases the Fund’s return. The Fund will not sell puts if, as a result, more than 50% of the Fund’s assets would be required to cover its potential obligations under its hedging and other investment transactions. The Fund is also authorized to write (i.e., sell) uncovered put options on securities or instruments in which it may invest but that the Fund does not currently have a corresponding short position or has not deposited cash equal to the exercise value of the put option with the broker dealer through which it made the uncovered put option as collateral. The principal reason for writing uncovered put options is to receive premium income and to acquire such securities or instruments at a net cost below the current market value. The Fund has the obligation to buy the securities or instruments at an agreed upon price if the securities or instruments decrease below the exercise price. If the securities or instruments price increases during the option period, the option will expire worthless and the Fund will retain the premium and will not have to purchase the securities or instruments at the exercise price. In connection with such transaction, the Fund will segregate unencumbered liquid securities or cash with a value at least equal to the Fund’s exposure, on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund’s portfolio. Such segregation will not limit the Fund’s exposure to loss.

Call Options. The Fund may purchase call options on any of the types of securities or instruments in which it may invest. A purchased call option gives the Fund the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. The Fund also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.

The Fund also is authorized to write (i.e., sell) covered call options on the securities or instruments in which it may invest and to enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which the Fund, in return for a premium, gives another party a right to buy specified securities owned by the Fund at a specified future date and price set at the time of the contract. The principal reason for writing call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, the Fund gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, the Fund’s ability to sell the underlying security will be limited while the option is in effect unless the Fund enters into a closing purchase transaction. A closing purchase transaction cancels out the Fund’s position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Covered call options also serve as a partial hedge to the extent of the premium received against the price of the underlying security declining.

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The Fund also is authorized to write (i.e., sell) uncovered call options on securities or instruments in which it may invest but that are not currently held by the Fund. The principal reason for writing uncovered call options is to realize income without committing capital to the ownership of the underlying securities or instruments. When writing uncovered call options, the Fund must deposit and maintain sufficient margin with the broker dealer through which it made the uncovered call option as collateral to ensure that the securities can be purchased for delivery if and when the option is exercised. In addition, in connection with each such transaction the Fund will segregate unencumbered liquid securities or cash with a value at least equal to the Fund’s exposure (the difference between the unpaid amounts owed by the Fund on such transaction minus any collateral deposited with the broker dealer), on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund’s portfolio. Such segregation will not limit the Fund’s exposure to loss. During periods of declining securities prices or when prices are stable, writing uncovered calls can be a profitable strategy to increase the Fund’s income with minimal capital risk. Uncovered calls are riskier than covered calls because there is no underlying security held by the Fund that can act as a partial hedge. Uncovered calls have speculative characteristics and the potential for loss is unlimited. When an uncovered call is exercised, the Fund must purchase the underlying security to meet its call obligation. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase. If the purchase price exceeds the exercise price, the Fund will lose the difference.
Futures

The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits the Fund’s risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the sale of the futures contract.

The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund is attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

The Manager has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) pursuant to Rule 4.5 under the CEA. The Manager is not, therefore, subject to registration or regulation as a “commodity pool operator” under the CEA and the Fund is operated so as not to be deemed to be a “commodity pool” under the regulations of the Commodity Futures Trading Commission.

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Foreign Exchange Transactions
The Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”) for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.

Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Fund will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. The Fund may enter into a forward foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution. The Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. The Fund also may hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

Currency Futures. The Fund also may hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions, except that futures are standardized, exchange-traded contracts. See “Futures” above. Currency futures involve substantial currency risk, and also involve leverage risk.

Currency Options. The Fund also may hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See “Types of Options” above and “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.
Limitations on Currency Hedging. The Fund will not speculate in Currency Instruments. Accordingly, the Fund will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. The Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). The Fund will only enter into a cross-hedge if the Manager believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

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Risk Factors in Hedging Foreign Currency Risks. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While the Fund’s use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Fund’s shares, the net asset value of the Fund’s shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund’s hedging strategies will be ineffective. To the extent that the Fund hedges against anticipated currency movements which do not occur, the Fund may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Fund only will engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

It may not be possible for the Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available (such as certain developing markets) and it is not possible to engage in effective foreign currency hedging.
Derivatives are volatile and involve significant risks, including:
Credit Risk-the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to the Fund, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.
Currency Risk-the risk that changes in the exchange rate between two currencies will adversely affect the value (in US dollar terms) of an investment.
Leverage Risk-the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.
Liquidity Risk-the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.
Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments the Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.
The Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.”
However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund otherwise will be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.
Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose the Fund to potential losses which exceed the amount originally invested by the Fund. When the Fund engages in such a transaction, the Fund will segregate liquid securities or cash with a value at least equal to the Fund’s exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund’s exposure to loss.

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Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives
Certain Derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity also may make it more difficult for the Fund to ascertain a market value for such instruments. The Fund therefore will acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Manager anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Fund will attempt to minimize this risk by engaging in transactions in Derivatives traded in OTC markets only with financial institutions that have substantial capital or which have provided the Fund with a third-party guaranty or other credit enhancement.

The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Fund has adopted an investment policy pursuant to which it will not purchase or sell OTC options if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Fund and margin deposits on the Fund’s existing OTC options on futures contracts exceed 15% of the net assets of the Fund, taken at market value, together with all other assets of the Fund which are illiquid or are not otherwise readily marketable. However, if an OTC option is sold by the Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy as to OTC options is not a fundamental policy of the Fund and may be amended by the Board of Trustees without the approval of the Fund’s shareholders. However, the Fund will not change or modify this policy prior to the change or modification by the Commission staff of its position.

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Repurchase Agreements. The Fund may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or a primary dealer in U.S. Government securities or an affiliate thereof. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, on entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period. Such agreements usually cover short periods, such as under a week. The Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of a default by the seller, the Fund ordinarily will retain ownership of the securities underlying the repurchase agreement, and instead of a contractually fixed rate of return, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. The Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the securities underlying a repurchase agreement in the event of the counterparty’s default. From time to time the Fund also may invest in securities pursuant to purchase and sale contracts. While purchase and sale contracts are similar to repurchase agreements, purchase and sale contracts are structured so as to be in substance more like a purchase and sale of the underlying security than is the case with repurchase agreements.

When Issued Securities and Delayed Delivery Transactions. The Fund may purchase or sell securities on a delayed delivery basis or a when-issued basis at fixed purchase terms. These transactions arise when securities are purchased or sold by the Fund with payment and delivery taking place in the future. The purchase will be recorded on the date the Fund enters into the commitment and the value of the obligation will thereafter be reflected in the calculation of the Fund’s net asset value. The value of the obligation on the delivery date may be more or less than its purchase price. The Fund will segregate liquid securities or cash having a market value at all times at least equal to the amount of the forward commitment.

Borrowing and Leverage Risk. As a matter of operating policy, the Fund currently may borrow up to 33 1/3% of its total assets taken at market value (including the amount borrowed) from a bank as a temporary measure for extraordinary or emergency purposes including to meet redemptions or to settle securities transactions. The purchase of securities while borrowings are outstanding will have the effect of leveraging the Fund The use of leverage by the Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund’s portfolio. Although the principal of such borrowings will be fixed, the Fund’s assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund that can exceed the income from the assets purchased with the borrowings.

Certain types of borrowings by the Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Manager from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Fund to dispose of portfolio investments at a time when it may be disadvantageous to do so.

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Illiquid or Restricted Securities. The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund’s assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund’s operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

The Fund may invest in securities that are not registered under the Securities Act of 1933, as amended (the “Securities Act”) or otherwise have contractual or legal restrictions that prohibit or limit their resale (“restricted securities”). These include “private placement” securities that the Fund may buy directly from the issuer. Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund’s investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material non-public information which may restrict the Fund’s ability to conduct portfolio transactions in such securities.
144A Securities. The Fund may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. The Trustees of the Trust have determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Trustees. The Trustees have adopted guidelines and delegated to the Manager the daily function of determining and monitoring liquidity of restricted securities. The Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

Securities Lending. The Fund may lend securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower and does not receive the income on the collateral. Where the Fund receives cash collateral, it may invest such collateral and retain the amount

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earned, net of any amount rebated to the borrower. As a result, the Fund’s yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund is obligated to return the collateral to the borrower at the termination of the loan. The Fund could suffer a loss in the event the Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Fund could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. The Fund could also experience delays and costs in gaining access to the collateral. The Fund may pay reasonable finder’s, lending agent, administrative and custodial fees in connection with its loans. The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and to retain an affiliate of the Fund as a lending agent.

Suitability

The economic benefit of an investment in the Fund depends upon many factors beyond the control of the Fund, its Manager and its affiliates. The Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in the Fund will depend upon, among other things, such investor’s investment objectives and such investor’s ability to accept the risks associated with investing in the Fund.

Investment Restrictions

The Fund has adopted restrictions and policies relating to the investment of the Fund’s assets and its activities. Certain of the restrictions are fundamental policies of the Fund and may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (which for this purpose and under the Investment Company Act, means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). The Fund has also adopted certain non-fundamental investment restrictions, which may be changed by the Board of Trustees without shareholder approval.

Set forth below are the Fund’s fundamental and non-fundamental investment restrictions. Unless otherwise provided, all references below to the assets of the Fund are in terms of current market value.

Under its fundamental investment restrictions, the Fund may not:

1. Make any investment inconsistent with the Fund’s classification as a diversified company under the Investment Company Act.

2. Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

3. Make investments for the purpose of exercising control or management.

4. Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

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5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law or any exemptive relief granted by the Commission and the guidelines set forth in the Fund’s Prospectus and Statement of Additional Information, as they may be amended from time to time.

6. Issue senior securities to the extent such issuance would violate applicable law.

7. Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund’s investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

8. Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

9. Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund’s Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

Notwithstanding fundamental investment restriction (7) above, the Fund currently does not intend to borrow amounts in excess of 33 1/3% of its total assets (including the amount borrowed), taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes such as the redemption of Fund shares. In addition, the Fund will not purchase securities while borrowings are outstanding.

Under its non-fundamental investment restrictions, the Fund may not:

a. Purchase securities of other investment companies, except to the extent permitted by applicable law. Except as set forth below, as a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its shares are owned by another investment company that is part of the same group of investment companies as the Fund. During the Post-Guarantee Period, the Board of Trustees may cause the Fund to invest all of its assets as a feeder fund in a master portfolio in a master/feeder structure. During the Post-Guarantee Period, the Board of Trustees may also cause the Fund to invest a portion of its assets in one or more other funds in the fund of funds structure.

b. Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund currently does not intend to engage in short sales, except short sales “against the box.”

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c. Invest in securities that cannot be readily resold or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities which mature within seven days or securities which the Trustees have otherwise determined to be liquid pursuant to applicable law.
Except with respect to restriction (7), if a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

For purposes of investment restriction (2) above, the Fund uses the classifications and sub-classifications of Morgan Stanley Capital International as a guide to identify industries.
The Fund’s investments will be limited in order to allow such Fund to qualify as a “regulated investment company” for purposes of the Internal Revenue Code of 1986, as amended (the “Code”). See “Taxation of the Trust — Taxes.” To qualify, among other requirements detailed below under “Taxation of the Trust,” the Fund will in general limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund’s total assets will be invested in the securities (other than U.S. government securities or securities of other regulated investment companies) of a single issuer, any two or more issuers of which 20% or more of the voting stock is held by the Fund and that are determined to be engaged in the same, similar, or related trades or businesses or in the securities of one or more qualified publicly traded partnerships, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. Foreign government securities (unlike U.S. government securities) are not exempt from the diversification requirements of the Code and the securities of each foreign government issuer are considered to be obligations of a single issuer. These tax-related limitations may be changed by the Trustees to the extent necessary to comply with changes to the Federal tax requirements. The Fund is “diversified” under the Investment Company Act and must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets.

Selective Disclosure of Portfolio Holdings
Pursuant to policies and procedures adopted by the Fund and the Manager, the Fund and the Manager may, under certain circumstances as set forth below, make selective disclosure with respect to the Fund’s portfolio holdings. The Board of Trustees has approved the adoption by the Fund of the policies and procedures set forth below, and has delegated to the Manager the responsibility for ongoing monitoring and supervision to ensure compliance with these policies and procedures. The Board provides ongoing oversight of the Fund’s and Manager’s compliance with the policies and procedures. As part of this oversight function, the Trustees receive from the Fund’s Chief Compliance Officer at least quarterly and more often, as necessary, reports on compliance with these polices and procedures, including reports on any violations of these policies and procedures that may occur. In addition, the Trustees receive an annual assessment of the adequacy and effect of the policies and procedures with respect to the Fund, and any changes thereto, and an annual review of the operation of the policies and procedures.

Examples of the information that may be disclosed pursuant to the Fund’s policies and procedures would include (but is not limited to) specific portfolio holdings — including the number of shares held, weightings of particular holdings, specific sector and industry weightings, trading details, and the portfolio managers’ discussion of Fund performance and reasoning for significant changes in portfolio composition. This information may be both material non-public information (“Confidential Information”) and proprietary information of the firm. The Fund may disclose such information to individual investors, institutional investors, financial advisers and other financial intermediaries that sell the Fund’s shares, affiliates of the Fund, third party service providers to the Fund, lenders to the Fund, and independent rating agencies and ranking organizations. The Fund, the Manager and its affiliates receive no compensation or other consideration with respect to such disclosures.

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Subject to the exceptions set forth below, Confidential Information relating to the Fund may not be disclosed to persons not employed by the Manager or its affiliates unless such information has been publicly disclosed via a filing with the SEC (e.g., Fund annual report), a press release or placement on a publicly-available internet web site, including our web site at www.blackrock.com. If the Confidential Information has not been publicly disclosed, an employee of the Manager who wishes to distribute Confidential Information relating to the Fund must first do the following: (i) require the person or company receiving the Confidential Information to sign, before the Manager will provide disclosure of any such information, a confidentiality agreement approved by an attorney in the Manager’s Legal department in which he/she (a) agrees to use the Confidential Information solely in connection with a legitimate business use (i.e., due diligence, etc.) and (b) agrees not to trade on the basis of the information so provided; (ii) obtain the authorization of an attorney in the Manager’s Legal department prior to disclosure; and (iii) only distribute Confidential Information that is at least thirty (30) calendar days old unless a shorter period has specifically been approved by an attorney in the Manager’s Legal department. Prior to providing any authorization for such disclosure of Confidential Information, an attorney in the Manager’s Legal department must review the proposed arrangement and make a determination that it is in the best interests of the Fund’s shareholders. In connection with day-to-day portfolio management, the Fund may disclose Confidential Information to executing brokers-dealers that is less than thirty days old in order to facilitate the purchase and sale of portfolio holdings. The Fund has adopted policies and procedures, including a Code of Ethics, Code of Conduct, and various policies regarding securities trading and trade allocations, to address potential conflicts of interest that may arise in connection with disclosure of Confidential Information. These procedures are designed, among other things, to prohibit personal trading based on Confidential Information, to ensure that portfolio transactions are conducted in the best interests of the Fund and its shareholders and to prevent portfolio management from using Confidential Information for the benefit of one fund or account at the expense of another. In addition, as noted, an attorney in the Manager’s Legal department must determine that disclosure of Confidential Information is for a legitimate business purpose and is in the best interests of the Fund’s shareholders, and that any conflicts of interest created by release of the Confidential Information have been addressed by the Manager’s existing policies and procedures. For more information with respect to potential conflicts of interest, see the section entitled “Management and Other Services — Potential Conflicts of Interest” in this Part B.

Confidential Information — whether or not publicly disclosed — may be disclosed to Fund Trustees, the independent Trustees’ counsel, the Fund’s outside counsel, the Fund’s accounting services provider and the Fund’s independent registered public accounting firm without meeting the conditions outlined above. Confidential Information may, with the prior approval of the Fund’s Chief Compliance Officer or the Manager’s General Counsel, also be disclosed to any auditor of the parties to a service agreement involving the Fund, or as required by judicial or administrative process or otherwise by applicable law or regulation. If Confidential Information is disclosed to such persons, each such person will be subject to restrictions on trading in the subject securities under either the Fund’s and Manager’s Code of Ethics or an applicable confidentiality agreement, or under applicable laws or regulations or court order.

The Fund has entered into ongoing arrangements to provide selective disclosure of Fund portfolio holdings to the following persons or entities:

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Fund’s Board of Trustees
Fund’s Transfer Agent
Fund’s Independent Registered Public Accounting Firm
Fund’s accounting services provider — State Street Bank and Fund Company
Fund’s Custodian
Independent Rating Agencies — Morningstar, Inc. and Lipper Inc.
Information aggregators — Wall Street on Demand and Thomson Financial
Sponsors of 401(k) plans that include BlackRock-advised funds — E.I. Dupont de Nemours and Company, Inc.
Consultants for pension plans that invest in BlackRock-advised funds — Rocaton Investment Advisors, LLC; Mercer Investment Consulting; Watson Wyatt Investment Consulting; Towers Perrin HR Services
Warranty Provider — Main Place Funding, LLC

Other than with respect to the Board of Trustees, each of the persons or entities set forth above is subject to an agreement to keep the information disclosed confidential and to use it only for legitimate business purposes. Each Trustee has a fiduciary duty as a trustee to act in the best interests of the Fund and its shareholders. Selective disclosure is made to the Board of Trustees and independent registered public accounting firm at least quarterly and otherwise as frequently as necessary to enable such persons or entities to provide services to the Fund. Selective disclosure is made to the Fund’s Transfer Agent, accounting services provider, and Custodian as frequently as necessary to enable such persons or entities to provide services to the Fund, typically on a daily basis. Disclosure is made to Lipper Inc. and Wall Street on Demand on a monthly basis and to Morningstar and Thomson Financial on a quarterly basis, and to each such firm upon specific request with the approval of the Manager’s Legal department. Disclosure is made to 401(k) plan sponsors on a yearly basis and pension plan consultants on a quarterly basis. Disclosure is made to the Warranty Provider on a daily basis.

The Fund and the Manager monitor, to the extent possible, the use of Confidential Information by the individuals or firms to which it has been disclosed. To do so, in addition to the requirements of any applicable confidentiality agreement and/or the terms and conditions of the Fund’s and Manager’s Code of Ethics and Code of Conduct — all of which require persons or entities in possession of Confidential Information to keep such information confidential and not to trade on such information for their own benefit — the Manager’s compliance personnel under the supervision of the Fund’s Chief Compliance Officer, monitor the Manager’s securities trading desks to determine whether individuals or firms who have received Confidential Information have made any trades on the basis of that information. In addition, the Manager maintains an internal restricted list to prevent trading by the personnel of the Manager or its affiliates in securities — including securities held by the Fund — about which the Manager has Confidential Information. There can be no assurance, however, that the Fund’s policies and procedures with respect to the selective disclosure of Fund portfolio holdings will prevent the misuse of such information by individuals or firms that receive such information.

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Item 12. Management of the Trust.

(a) Management Information
Biographical Information

Certain biographical and other information relating to the non-interested Trustees is set forth below, including their year of birth, their principal occupation for at least the last five years, the length of time served, the total number of investment companies overseen in the complex of Trusts advised by the Manager or its affiliates (“BlackRock-advised funds”) and any public directorships.

Name, Address[1] and Year of Birth	Position(s) Held with the Trust	Length of Time Served as a Trustee[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships

Non-Interested Trustees:

James H. Bodurtha[3] (1944)	Trustee	Trustee since 2007	Director, The China Business Group, Inc., (consulting firm) since 1996 and formerly Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980.	35 registered investment companies consisting of 103 portfolios	None

Bruce R. Bond (1946)	Trustee	Trustee since 2007

Formerly Trustee and Member of the Governance Committee, State Street Research Mutual Funds from 1997 to 2005; Formerly Board Member of Governance, Audit and Finance Committee, Avaya Inc. (computer equipment) from 2003 to 2007.

				35 registered investment companies consisting of 103 portfolios	None

Donald W. Burton (1944)	Trustee	Trustee since 2007

Managing General Partner, The Burton Partnership, Limited Partnership (an investment partnership) since 1979; Managing General Partner, The South Atlantic Venture Funds since 1983; Member of the Investment Advisory Council of the Florida State Board of Administration from 2001 to 2007.

				35 registered investment companies consisting of 103 portfolios	Knology, Inc. (telecommunication); Capital Southwest (financial)

Honorable Stuart E. Eizenstat[4] (1943)	Trustee	Trustee since 2007

Partner and Head of International Practice, Covington & Burling (law firm) since 2001; International Advisory Board member, The Coca-Cola Company since 2002; Advisory Board Member BT Americas (telecommunications) since 2004; Member of the Board of Directors, Chicago Climate Exchange (environmental) since 2006; Member of the International Advisory Board, GML (energy) since 2003.

				35 registered investment companies consisting of 103 portfolios	UPS Corporation (delivery service)
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Name, Address[1] and Year of Birth	Position(s) Held with the Trust	Length of Time Served as a Trustee[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Currently Overseen	Public Directorships
Kenneth A. Froot (1957)	Trustee	Trustee since 2007	Professor, Harvard University since 1992.	35 registered investment companies consisting of 103 portfolios	None

Robert M. Hernandez[5] (1944)	Trustee	Trustee since 2007	Formerly Director, Vice Chairman and Chief Financial Officer of USX Corporation (energy and steel business) from 1991 to 2001.	35 Funds 103 Portfolios	ACE Limited (insurance company); Eastman Chemical Company (chemical); RTI International Metals, Inc. (metals); TYCO Electronics (electronics)

John F. O’Brien (1943)	Trustee	Trustee since 2007	Trustee, Woods Hole Oceanographic Institute since 2003; Formerly Director, Allmerica Financial Corporation from 1995 to 2003; Formerly Director, ABIOMED from 1989 to 2006; Formerly Director, Ameresco, Inc. (energy solutions company) from 2006 to 2007.	35 Funds 103 Portfolios	Cabot Corporation (chemicals); LKQ Corporation (auto parts manufacturing); TJX Companies, Inc. (retailer)

Roberta Cooper Ramo (1942)	Trustee	Trustee since 2007	Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. (law firm) since 1993; Chairman of the Board, Cooper’s Inc., (retail) since 2000; Director of ECMC Group (service provider to students, schools and lenders) since 2001; President Elect, The American Law Institute, (non-profit), 2007; Formerly President, American Bar Association from 1995 to 1996.	35 Funds 103 Portfolios	None

Jean Margo Reid (1945)	Trustee	Trustee since 2007	Self-employed consultant since 2001; Director and Secretary, SCB, Inc. (holding company) since 1998; Director and Secretary, SCB Partners, Inc. (holding company) since 2000; Formerly Director, Covenant House (non-profit) from 2001 to 2004.	35 Funds 103 Portfolios	None

David H. Walsh[6] (1941)	Trustee	Trustee since 2007	Director, National Museum of Wildlife Art since 2007; Director, Ruckleshaus Institute and Haub School of Natural Resources at the University of Wyoming since 2006; Director, The American Museum of Fly Fishing since 1997; Formerly Consultant with Putnam Investments from 1993 to 2003; Formerly Director, The National Audubon Society from 1998 to 2005.	35 Funds 103 Portfolios	None

Fred G. Weiss[7] (1941)	Trustee	Trustee since 2007	Managing Director, FGW Associates (consulting and investment company) since 1997; Director, Michael J. Fox Foundation for Parkinson’s Research since 2000; Formerly Director of BTG International Plc (a global technology commercialization company) from 2001 to 2007.	35 Funds 103 Portfolios	Watson Pharmaceutical Inc.

Richard R. West (1938)	Trustee	Trustee since 2007	Dean Emeritus, New York University’s Leonard N. Stern School of Business Administration since 1995.	35 Funds 103 Portfolios	Bowne & Co., Inc. (financial printers); Vornado Realty Trust (real estate company); Alexander’s Inc. (real estate company)

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Name, Address[1] and Year of Birth	Position(s) Held with the Trust	Length of Time Served as a Trustee[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Currently Overseen	Public Directorships

Interested Trustees:[8]

Richard S. Davis (1945)	Trustee	Trustee since 2007

Managing Director, BlackRock, Inc. since 2005; Formerly Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Formerly Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005; Formerly Chairman, SSR Realty from 2000 to 2004.

				180 Funds 292 Portfolios	None

Laurence D. Fink (1952)	Trustee	Trustee since 2007

Chairman and Chief Executive Officer of BlackRock, Inc. since its formation in 1998 and of BlackRock, Inc.’s predecessor entities since 1988 and Chairman of the Executive and Management Committees; Formerly Managing Director, The First Boston Corporation, Member of its Management Committee, Co-head of its Taxable Fixed Income Division and Head of its Mortgage and Real Estate Products Group; Chairman of the Board of several of BlackRock’s alternative investment vehicles; Director of several of BlackRock’s offshore funds; Member of the Board of Trustees of New York University, Chair of the Financial Affairs Committee and a member of the Executive Committee, the Ad Hoc Committee on Board Governance, and the Committee on Trustees; Co-Chairman of the NYU Hospitals Center Board of Trustees, Chairman of the Development/Trustee Stewardship Committee and Chairman of the Finance Committee; Trustee, The Boys’ Club of New York.

				35 Funds 103 Portfolios	None

Henry Gabbay (1947)	Trustee	Trustee since 2007

Consultant, BlackRock, Inc. since 2007; Formerly Managing Director, BlackRock, Inc. from 1989 to 2007; Formerly Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; Formerly President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.

				180 Funds 292 Portfolios	None

[1]	Unless otherwise indicated, the address of each Trustee is 40 East 52nd Street, New York, NY 10022.
[2]	Each Trustee holds office until his or her successor is elected and qualifies or until his or her earlier death, resignation, retirement or removal as provided by the Trust’s bylaws or charter or statue, or until December 31 of the year in which he or she turns 72. Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock Fund boards were realigned and consolidated into three new Fund boards in 2007. As a result, although the chart shows certain Trustees as joining the Fund’s board in 2007, each Trustee first became a member of the board of trustees/directors of other legacy MLIM or legacy BlackRock Funds as follows: James H. Bodurtha, 1995; Bruce R. Bond, 2005; Donald W. Burton, 2002; Honorable Stuart E. Eizenstat, 2001; Kenneth A. Froot, 2005; Robert M. Hernandez, 1996; John F. O’Brien, 2005; Roberta Cooper Ramo, 1999; Jean Margo Reid, 2004; David H. Walsh, 2003; Fred G. Weiss, 1998 and Richard R. West, 1978.
[3]	Chairman of the Compliance Committee.
[4]	Chairman of Governance and Nominating Committee.
[5]	Chairman of the Board of Trustees.
[6]	Chairman of the Performance Oversight Committee.
[7]	Vice-Chairman of the Board of Trustees and Chairman of the Audit Committee.
[8]	Messrs. Davis and Fink are both “interested persons,” as defined in the Investment Company Act, of the Master LLC based on their positions with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Fund due to his consulting arrangement with BlackRock, Inc. as well as his ownership of BlackRock, Inc. and PNC securities.

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        Certain biographical and other information relating to the officers of the Trust is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships:

Name, Address[1] and Year of Birth	Position(s) Held with the Trust	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Currently Overseen	Public Directorships

Donald C. Burke (1960)	President and Chief Executive Officer	President and Chief Executive Officer since 2007	Managing Director of BlackRock, Inc. since 2006; Formerly Managing Director of Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. (“FAM”) in 2006; First Vice President thereof from 1997 to 2005; Treasurer thereof from 1999 to 2006 and Vice President thereof from 1990 to 1997.	190 registered investment companies consisting of 302 portfolios	None

Anne Ackerley (1962)	Vice President	Vice President since 2007	Managing Director of BlackRock, Inc. since 2000; Chief Operating Officer of BlackRock’s U.S. Retail Group since 2006; Head of BlackRock’s Mutual Fund Group from 2000 to 2006; Merrill Lynch & Co., Inc. from 1984 to 1986 and from 1988 to 2000, most recently as First Vice President and Operating Officer of the Mergers and Acquisitions Group.	180 registered investment companies consisting of 292 portfolios	None

Neal J. Andrews (1966)	Chief Financial Officer	Chief Financial Officer since 2007	Managing Director of BlackRock, Inc. since 2006; Formerly Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc., (formerly PFPC Inc.), from 1992 to 2006.	180 registered investment companies consisting of 292 portfolios	None

Jay M. Fife (1970)	Treasurer	Treasurer since 2007	Managing Director of BlackRock, Inc. since 2007 and Director in 2006; Formerly Assistant Treasurer of the MLIM/FAM advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	180 registered investment companies consisting of 292 portfolios	None

Brian P. Kindelan (1959)	Chief Compliance Officer and Anti-Money Laundering Officer	Chief Compliance Officer and Anti-Money Laundering Officer since 2007	Chief Compliance Officer of the BlackRock-advised Funds since 2007; Anti-Money Laundering Officer of the BlackRock-advised Funds since 2007;	180 registered investment companies consisting of 292 portfolios	None

Howard B. Surloff (1965)	Secretary	Secretary since 2007	Managing Director and Senior Counsel of BlackRock, Inc. since 2005; Director and Senior Counsel of BlackRock Advisors, Inc. from 2001 to 2004 and Vice President and Senior Counsel thereof from 1998 to 2000; Formerly Senior Counsel of The PNC Bank Corp. from 1995 to 1998.	180 registered investment companies consisting of 292 portfolios	None

[1]	Unless otherwise indicated, the address of each officer is 40 East 52nd Street, New York, NY 10022.
[2]	Each officer is elected by and serves at the pleasure of the Board of Trustees.

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(b) Board of Directors

The Board of Trustees of the Trust consist of fifteen individuals (each a “Trustee”), twelve of whom are not “interested persons” of the Trust as defined in the Investment Company Act (the “non-interested Trustees”). The Trustees are responsible for the oversight of the operations of the Trust and perform the various duties imposed on the Trustees of investment companies by the Investment Company Act. The non-interested Trustees have retained independent legal counsel to assist them in connection with their duties.

The Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee and a Performance Oversight Committee.

The members of the Audit Committee are Fred G. Weiss (Chair), Robert M. Hernandez, and Richard R. West, all of whom are non-interested Trustees. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Trust’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Trust; (3) review the conduct and results of each independent audit of the Trust’s financial statements; (4) review with the independent auditor any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of the Trust and its service providers with respect to accounting and financial matters; (6) oversee the performance of the Trust’s internal audit function provided by its manager, administrator, pricing agent or other service provider; (7) oversee policies, procedures and controls regarding valuation of the Trust’s investments; and (8) resolve any disagreements between Trust management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. During the fiscal year ended August 31, 2008, the newly constituted Audit Committee met four times.

The members of the Governance and Nominating Committee (the “Governance Committee”) are Honorable Stuart E. Eizenstat (Chair), Robert M. Hernandez, Fred G. Weiss and Richard R. West, all of whom are non-interested Trustees. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as non-interested Trustees of the Trust and recommend non-interested Trustee nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding non-interested Trustee compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Trustee made by Fund shareholders as it deems appropriate. Fund shareholders who wish to recommend a nominee should send nominations to the Secretary of the Fund that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal year ended August 31, 2008, the newly constituted Governance Committee met four times.

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The members of the Compliance Committee are James H. Bodurtha (Chair), Bruce R. Bond, Roberta Cooper Ramo and Jean Margo Reid, all of whom are non-interested Trustees. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Fund, the fund-related activities of BlackRock and the Fund’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Fund and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Fund’s compliance with applicable law; and (3) review reports from and make certain recommendations regarding the Fund’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. During the fiscal year ended August 31, 2008, the newly constituted Compliance Committee met five times.

The members of the Performance Oversight Committee (the “Performance Committee”) are David H. Walsh (Chair), Donald W. Burton, Kenneth A. Froot and John F. O’Brien, all of whom are non-interested Trustees, and Richard S. Davis who serves as interested Trustee. The Performance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the Fund’s investment performance relative to its agreed-upon performance objectives. The Performance Committee’s responsibilities include, without limitation, to (1) review the Fund’s investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review the Fund’s investment performance relative to agreed-upon performance objectives and (5) review information on unusual or exceptional investment matters. The Board has adopted written charter for the Performance Oversight Committee. During the fiscal year ended August 31, 2008, the newly constituted Performance Oversight Committee met four times.

Prior to November 1, 2007, the Board then in office had two standing committees, an Audit Committee and a Governance Committee, each of which consisted of all of the non-interested Trustees. During the fiscal year ended August 31, 2008, the Audit Committee then in office met once and the Governance Committee then in office met once.

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Share Ownership

Information relating to each Trustee’s share ownership in the Trust and in all registered funds the BlackRock-advised funds that are overseen by the respective Trustee (“Supervised Funds”) as of December 31, 2007 is set forth in the chart below:

Name of Trustee[1]	Aggregate Dollar Range of Equity Securities in the Trust	Aggregate Dollar Range of Equity Securities in Supervised Funds
Interested Trustees:
Richard S. Davis	None	Over $100,000
Laurence D. Fink	None	Over $100,000
Henry Gabbay	None	Over $100,000

Non-Interested Trustees:	None
James H. Bodurtha	None	Over $100,000
Bruce R. Bond	None	Over $100,000
Donald W. Burton	None	None
Honorable Stuart E. Eizenstat	None	$1-$10,000
Kenneth A. Froot	None	None
Robert M. Hernandez	None	Over $100,000
John F. O’Brien	None	None
Roberta Cooper Ramo	None	Over $100,000
Jean Margo Reid	None	Over $100,000
David H. Walsh	None	Over $100,000
Fred G. Weiss	None	Over $100,000
Richard R. West	None	Over $100,000

[1]	The Trustees anticipate purchasing additional shares of the Supervised Funds in the near future.

As of November 28, 2008, the officers and Trustees as a group owned an aggregate of less than 1% of the outstanding shares of any Trust. As of December 31, 2007, none of the non-interested Trustees of the Trust or their immediate family members owned beneficially or of record any securities of affiliates of the Manager, the Distributor, or any person directly or indirectly controlling, controlled by, or under common control with the Manager or the Distributor.

(c) Compensation

Each Trustee who is a non-interested Trustee is paid as compensation an annual retainer of $150,000 per year for his or her services as Trustee to the BlackRock-advised funds, including the Fund, and a $25,000 Board meeting fee to be paid for each Board meeting up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. In addition, the Chairman and Vice-Chairman of the Board of Trustees are paid as compensation an additional annual retainer of $65,000 and $25,000, respectively, per year. The Chairmen of the Audit Committee, Compliance Committee, Governance and Nominating Committee, and Performance Oversight Committee are paid as compensation an additional annual retainer of $25,000, respectively.

The following table sets forth the compensation earned by the non-interested Trustees for the fiscal year ended August 31, 2008, and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2007.

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Name[1]	Compensation From the Registrant	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from the Fund and other BlackRock-Advised Funds
Non-Interested Trustees:

James H. Bodurtha[2]	$1,517	None	$296,015

Bruce R. Bond	$1,496	None	$216,500

Donald W. Burton	$1,496	None	$158,792

Honorable Stuart E. Eizenstat[3]	$1,517	None	$216,917

Kenneth A. Froot	$1,083	None	$250,136

Robert M. Hernandez[4]	$1,550	None	$224,833

John F. O’Brien	$1,496	None	$158,792

Roberta Cooper Ramo	$1,496	None	$250,136

Jean Margo Reid	$1,496	None	$171,433

David H. Walsh[5]	$1,517	None	$162,958

Fred G. Weiss[6]	$1,537	None	$183,160

Richard R. West	$1,496	None	$171,433

[1]	Each of the non-interested Trustees assumed office on November 1, 2007. For the number of BlackRock-advised Funds from which each Trustee receives compensation see the Biographical Information Chart beginning on page 46.
[2]	Chairman of the Compliance Committee.
[3]	Chairman of the Governance and Nominating Committee.
[4]	Chairman of the Board of Trustees.
[5]	Chairman of the Performance Oversight Committee.
[6]	Vice Chairman of the Board of Trustees and Chairman of the Audit Committee.

     Mr. Kindelan assumed office as Chief Compliance Officer and Anti-Money Laundering Compliance Officer of the Fund on November 1, 2007. From November 1, 2007 through August 31, 2008, Mr. Kindelan received $85 from the Fund.

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(d) Sales Loads.

The Fund currently has four classes of shares outstanding. Investor A and Institutional Shares are subject to a front end sales charge upon purchase. Investor B and Investor C Shares are subject to a contingent deferred sales charge if shares are redeemed within six years of purchase for Investor B Shares and one year of purchase for Investor C Shares. The Fund is not currently offering its shares for sale.

(e) Code of Ethics

The Fund, the Manager, BIM and the Distributor each has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restricts certain transactions. Employees subject to the Codes of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

(f) Proxy Voting Policies
The Trust’s Board of Trustees has delegated to the Manager authority to vote all proxies relating to the Fund’s portfolio securities. The Manager has adopted policies and procedures (“Proxy Voting Procedures”) with respect to the voting of proxies related to the portfolio securities held in the account of one or more of its clients, including the Fund. Pursuant to these Proxy Voting Procedures, the Manager’s primary objective when voting proxies is to make proxy voting decisions solely in the best interests of the Fund and its shareholders, and to act in a manner that the Manager believes is most likely to enhance the economic value of the securities held by the Fund. The Proxy Voting Procedures are designed to ensure that the Manager considers the interests of its clients, including the Fund, and not the interests of the Manager, when voting proxies and that real (or perceived) material conflicts that may arise between the Manager’s interest and those of the Manager’s clients are properly addressed and resolved.

In order to implement the Proxy Voting Procedures, the Manager has formed a Proxy Voting Committee (the “Committee”). The Committee, a subcommittee of the Manager Equity Investment Policy Oversight Committee (“EIPOC”), is comprised of a senior member of the Manager’s equity management group who is also a member of EIPOC, one or more senior investment professionals of EIPOC, portfolio managers and investment analysts appointed by EIPOC and any other personnel EIPOC deems appropriate. The Committee will also include two non-voting representatives from the Manager’s Legal Department appointed by the Manager’s General Counsel. The Proxy Committee’s membership shall be limited to full-time employees of the Manager. No person with any investment banking, trading, retail brokerage or research responsibilities for the Manager’s affiliates may serve as a member of the Proxy Committee or participate in its decision making (except to the extent such person is asked by the Proxy Committee to present information to the Proxy Committee, on the same basis as other interested knowledgeable parties not affiliated with the Manager might be asked to do so). The Proxy Committee determines how to vote the proxies of all clients, including a Fund, that have delegated proxy voting authority to the Manager and seeks to ensure that all votes are consistent with the best interests of those clients and are free from unwarranted and inappropriate influences. The Proxy Committee establishes general proxy voting policies for the Manager and is responsible for determining how those policies are applied to specific proxy votes, in light of each issuer’s unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternate actions. In so doing, the Proxy Committee may determine to vote a particular proxy in a manner contrary to its generally stated policies. In addition, the Proxy Committee will be responsible for ensuring that all reporting and recordkeeping requirements related to proxy voting are fulfilled.

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The Proxy Committee may determine that the subject matter of a recurring proxy issue is not suitable for general voting policies and requires a case-by-case determination. In such cases, the Proxy Committee may elect not to adopt a specific voting policy applicable to that issue. The Manager believes that certain proxy voting issues require investment analysis — such as approval of mergers and other significant corporate transactions — akin to investment decisions, and are, therefore, not suitable for general guidelines. The Proxy Committee may elect to adopt a common position for the Manager on certain proxy votes that are akin to investment decisions, or determine to permit the portfolio managers to make individual decisions on how best to maximize economic value for the Fund (similar to normal buy/sell investment decisions made by such portfolio managers). While it is expected that the Manager will generally seek to vote proxies over which the Manager exercises voting authority in a uniform manner for all the Manager’s clients, the Proxy Committee, in conjunction with the Fund’s portfolio managers, may determine that the Fund’s specific circumstances require that its proxies be voted differently.

To assist the Manager in voting proxies, the Proxy Committee has retained Institutional Shareholder Services (“ISS”). ISS is an independent adviser that specializes in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided to the Manager by ISS include in-depth research, voting recommendations (although the Manager is not obligated to follow such recommendations), vote execution, and recordkeeping. ISS will also assist the Fund in fulfilling its reporting and recordkeeping obligations under the Investment Company Act.

The Manager’s Proxy Voting Procedures also address special circumstances that can arise in connection with proxy voting. For instance, under the Proxy Voting Procedures, the Manager generally will not seek to vote proxies related to portfolio securities that are on loan, although it may do so under certain circumstances. In addition, the Manager will vote proxies related to securities of foreign issuers only on a best efforts basis and may elect not to vote at all in certain countries where the Proxy Committee determines that the costs associated with voting generally outweigh the benefits. The Proxy Committee may at any time override these general policies if it determines that such action is in the best interests of the Fund.

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From time to time, the Manager may be required to vote proxies in respect of an issuer where an affiliate of the Manager including investment companies for which the Manager provides investment advisory, administrative, and or others (each, an “Affiliate”), or a money management or other client of the Manager including investment companies for which the Manager provides investment advisory, administrative and other services (each, a “Client”) is involved. The Proxy Voting Procedures and the Manager’s adherence to those procedures are designed to address such conflicts of interest. The Committee intends to strictly adhere to the Proxy Voting Procedures in all proxy matters, including matters involving Affiliates and Clients. If, however, an issue representing a non-routine matter that is material to an Affiliate or a widely known Client is involved such that the Proxy Committee does not reasonably believe it is able to follow its guidelines (or if the particular proxy matter is not addressed by the guidelines) and vote impartially, the Committee may, in its discretion for the purposes of ensuring that an independent determination is reached, retain an independent fiduciary to advise the Committee on how to vote or to cast votes on behalf of the Manager’s clients.

In the event that the Committee determines not to retain an independent fiduciary, or it does not follow the advice of such an independent fiduciary, the Committee may pass the voting power to a subcommittee, appointed by EIPOC (with advice from the Secretary of the Committee), consisting solely of Committee members selected by EIPOC. EIPOC shall appoint to the subcommittee, where appropriate, only persons whose job responsibilities do not include contact with the Client and whose job evaluations would not be affected by the Manager’s relationship with the Client (or failure to retain such relationship). The subcommittee shall determine whether and how to vote all proxies on behalf of the Manager’s clients or, if the proxy matter is, in their judgment, akin to an investment decision, to defer to the applicable portfolio managers, provided that, if the subcommittee determines to alter the Manager’s normal voting guidelines or, on matters where the Manager’s policy is case-by-case, does not follow the voting recommendation of any proxy voting service or other independent fiduciary that may be retained to provide research or advice to the Manager on that matter, no proxies relating to the Client may be voted unless the Secretary, or in the Secretary’s absence, the Assistant Secretary of the Committee concurs that the subcommittee’s determination is consistent with the Manager’s fiduciary duties.

In addition to the general principles outlined above, the Manager has adopted voting guidelines with respect to certain recurring proxy issues that are not expected to involve unusual circumstances. These policies are guidelines only, and the Manager may elect to vote differently from the recommendation set forth in a voting guideline if the Committee determines that it is in the Fund’s best interest to do so. In addition, the guidelines may be reviewed at any time upon the request of a Committee member and may be amended or deleted upon the vote of a majority of Committee members present at a Committee meeting at which there is a quorum.

The Manager has adopted specific voting guidelines with respect to the following proxy issues:

•	Proposals related to the composition of the Board of Directors of issuers other than investment companies. As a general matter, the Committee believes that a company’s Board of Directors (rather than shareholders) is most likely to have access to important, nonpublic information regarding a company’s business and prospects, and is therefore best-positioned to set corporate policy and oversee management. The Committee, therefore, believes that the foundation of good corporate governance is the election of qualified, independent corporate directors who are likely to diligently represent the interests of shareholders and oversee management of the corporation in a manner that will seek to maximize shareholder value over time. In individual cases, the Proxy Committee may look at a nominee’s number of other directorships, history of representing shareholder interests as a director of other companies or other factors, to the extent the Committee deems relevant.

•	Proposals related to the selection of an issuer’s independent auditors. As a general matter, the Proxy Committee believes that corporate auditors have a responsibility to represent the interests of shareholders and provide an independent view on the propriety of financial reporting decisions of corporate management. While the Proxy Committee will generally defer to a corporation’s choice of auditor, in individual cases, the Proxy Committee may look at an auditors’ history of representing shareholder interests as auditor of other companies, to the extent the Proxy Committee deems relevant.

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•	Proposals related to management compensation and employee benefits. As a general matter, the Committee favors disclosure of an issuer’s compensation and benefit policies and opposes excessive compensation, but believes that compensation matters are normally best determined by an issuer’s Board of Directors, rather than shareholders. Proposals to “micro-manage” an issuer’s compensation practices or to set arbitrary restrictions on compensation or benefits will, therefore, generally not be supported.
•	Proposals related to requests, principally from management, for approval of amendments that would alter an issuer’s capital structure. As a general matter, the Committee will support requests that enhance the rights of common shareholders and oppose requests that appear to be unreasonably dilutive.
•	Proposals related to requests for approval of amendments to an issuer’s charter or by-laws. As a general matter, the Committee opposes poison pill provisions.
•	Routine proposals related to requests regarding the formalities of corporate meetings.
•	Proposals related to proxy issues associated solely with holdings of investment company shares. As with other types of companies, the Committee believes that a fund’s Board of Directors (rather than its shareholders) is best-positioned to set fund policy and oversee management. However, the Committee opposes granting Boards of Directors authority over certain matters, such as changes to a fund’s investment objective, that the Investment Company Act envisions will be approved directly by shareholders.
•

Proposals related to limiting corporate conduct in some manner that relates to the shareholder’s environmental or social concerns. The Committee generally believes that annual shareholder meetings are inappropriate forums for discussion of larger social issues, and opposes shareholder resolutions “micromanaging” corporate conduct or requesting release of information that would not help a shareholder evaluate an investment in the corporation as an economic matter. While the Proxy Committee is generally supportive of proposals to require corporate disclosure of matters that seem relevant and material to the economic interests of shareholders, the Committee is generally not supportive of proposals to require disclosure of corporate matters for other purposes.

Information about how the Fund voted proxies relating to securities held in the Fund’s portfolio during the most recent 12-month period ended June 30 is available without charge, (i) at www.blackrock.com and (2) on the SEC’s website at www.sec.gov.

Item 13. Control Persons and Principal Holders of Securities.

To the knowledge of the Fund, as of November 28, 2008, the following entities owned beneficially or of record 5% or more of a class of the Fund’s shares:

BR Fundamental Growth Principal Protected Fund

Name	Address	Percentage and Class

MERRILL LYNCH PIERCE FENNER & SMITH*	4800 E Deerlake Dr 3rd Floor Jacksonville, FL 32246-6484	88.85% of Investor A

MERRILL LYNCH PIERCE FENNER & SMITH*	4800 E Deerlake Dr 3rd Floor Jacksonville, FL 32246-6484	86.75% of Investor B

MERRILL LYNCH PIERCE FENNER & SMITH*	4800 E Deerlake Dr 3rd Floor Jacksonville, FL 32246-6484	92.06% of Investor C

MERRILL LYNCH PIERCE FENNER & SMITH*	4800 E Deerlake Dr 3rd Floor Jacksonville, FL 32246-6484	94.02% of Institutional

*	Record holders that do not beneficially hold the shares.

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Item 14. Management and Other Services.

Management Services. The Trust, on behalf of the Fund, has entered into a management agreement with the Manager (the “Management Agreement”) pursuant to which the Manager receives as compensation for its services to the Fund at the end of each month a fee with respect to the Fund. Prior to September 29, 2006, Merrill Lynch Investment Managers, L.P. (“MLIM”) acted as the Fund’s investment manager and was compensated according to the same advisory fee rates as the Manager. Subject to the oversight of the Trust’s Board of Trustees, the Manager is responsible for the actual management of the Fund’s portfolio and reviews the Fund’s holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Manager.

The Manager entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with BlackRock Investment Management, LLC (the “Sub-Adviser”), pursuant to which the Sub-Adviser receives a fee for the services it provides equal to 74% of the management fee paid to the Manager under the Management Agreement. The Sub-Adviser is responsible for the day-to-day management of the Fund’s portfolio.

Management Fee. Pursuant to the Management Agreement, the Manager receives for its services to the Fund monthly compensation at the annual rate of 0.65% of the average daily net assets of the Fund.

BlackRock has agreed to contractually waive or reimburse fees or expenses to limit Net Expenses (excluding interest expense, acquired fund fees and expenses and certain other Fund expenses) to 2.24% (for Investor A Shares), 2.99% (for Investor B and Investor C Shares) and 1.99% (for Institutional Shares) of average daily net assets. This contractual waiver has a one-year term and is automatically renewable.

In the event the Fund becomes completely and irreversibly invested in its Protection Component, the Manager has contractually agreed to reduce its fee to an annual rate of 0.25% for the remainder of the Guarantee Period. Additionally in such an event, the fee for the Financial Warranty may be reduced to an annual rate of 0.40%.

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The table below sets forth information about the total management fee paid to the Manager and to MLIM, the Fund’s previous investment manager for the periods indicated:

Management and Advisory Arrangements: Fiscal Year Ended August 31,	Paid to MLIM		Paid to the Manager		Waived by the Manager

2008	N/A		$482,310		$1,341
2007	$ 55,664	[1]	$560,867	[2]	$ 0	[2]
2006	$829,871		N/A		N/A

[1]	For the period September 1, 2006 to September 29, 2006.
[2]	For the period September 29, 2006 to August 31, 2007.

Pursuant to the Management Agreement, BlackRock may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisers, including, without limitation, affiliates of Manager, to perform investment advisory services with respect to the Fund. In addition, the Manager may delegate certain of its investment advisory functions under the Management Agreement to one or more of its affiliates to the extent permitted by applicable law. BlackRock may terminate any or all sub-advisers or such delegation arrangements in its sole discretion at any time to the extent permitted by applicable law.

The Manager has entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with BlackRock Investment Management, LLC (“BIM” or the “Sub-Adviser”), pursuant to which the Manager pays BIM for providing services to the Manager with respect to the Fund a monthly fee at annual rate equal to a percentage of the advisory fee paid to the Manager under the Management Agreement. The Sub-Adviser is responsible for the day-to-day management of the Fund. Set forth below are the sub-advisory fees paid by the Manager to the Sub-Adviser for the periods indicated:

Fiscal Year Ended August 31,	Paid to the Sub-Adviser
2008	$357,832
2007[1]	$415,112

[1]	For the period September 29, 2006 to August 31, 2007.

Payment of Fund Expenses. The Management Agreement obligates the Manager to provide investment advisory services and to pay for maintaining the staff and personnel necessary to perform its obligations under the Management Agreement, and at its own expense, provide the office space, equipment and facilities that it is obligated to provide under the Management Agreement, and pay all compensation of officers of the Trust and all Trustees who are affiliated persons of the Manager. The Fund pays all other expenses incurred in the operation of the Fund, including among other things: the Financial Warranty fee, redemption expenses, expenses of portfolio transactions, expenses of registering shares under federal and state securities laws, pricing costs (including the daily calculation of net asset value), expenses of printing shareholder reports, prospectuses and statements of additional information, Commission fees, interest, taxes, custodian and transfer agency fees, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Manager, fees for legal and auditing services, litigation expenses, costs of printing proxies and other expenses related to shareholder meetings, and other expenses properly payable by the Trust or the Fund. Certain accounting services are provided to the Fund by State Street Bank and Trust Company (“State Street”) pursuant to an agreement between State Street and the Fund. The Fund pays a fee for these services. In addition, the Fund reimburses the Manager for other accounting services. The Distributor will pay certain promotional expenses of the Fund incurred in connection with the offering of shares of the Fund. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act.

Duration and Termination. Unless earlier terminated as described below, the Management Agreement and sub-advisory agreement will remain in effect for an initial period of two years and from year to

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year thereafter if approved annually (a) by the Board of Trustees of the Trust or by a majority of the outstanding shares of the Fund and (b) by a majority of the Trust’s Trustees who are not parties to the Management Agreement or sub-advisory agreement or interested persons (as defined in the Investment Company Act) of any such party. The Management Agreement and the sub-advisory agreement each is not assignable and will automatically terminate in the event of its assignment. In addition, the Management Agreement and the sub-advisory agreement each may be terminated without penalty by the vote of a majority of the outstanding voting securities of the Fund or by the Manager on 60 days’ written notice to the other party.

Organization of Manager. The Manager is a Delaware limited liability company and an indirect, wholly owned subsidiary of BlackRock, Inc. BIM is an affiliate of the Manager and is an indirect wholly owned subsidiary of BlackRock, Inc.
Other Arrangements with Service Providers
Transfer Agency Services. PNC Global Investment Servicing (U.S.) Inc. (formerly known as PFPC Inc.) (“PNC GIS” or the “Transfer Agent”), a subsidiary of PNC, is the Fund’s Transfer Agent pursuant to a Transfer Agency Agreement (the “Transfer Agency Agreement”) with the Fund. Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. The Fund pays the Transfer Agent a fee for the services it receives based on the type of account and the level of services required. The Fund reimburses the Transfer Agent’s reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in certain fee-based programs sponsored by the Manager or its affiliates. For purposes of the Transfer Agency Agreement, the term “account” includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system.

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The table below sets forth information about the total transfer agency fees paid by the Fund to PNC GIS and Financial Data Services, Inc. (“FDS”), the Fund’s previous transfer agent, for the periods indicated:

Fiscal Year Ended August 31,	Paid to FDS		Paid to PNC GIS
2008	N/A		$ 90,329
2007	$ 9,398	[1]	$108,881	[2]
2006	$158,018		N/A

[1]	For the period September 1, 2006 to September 29, 2006.
[2]	For the period September 29, 2006 to August 31, 2007.

Accounting Services. The Trust, on behalf of the Fund, has entered into an agreement with State Street pursuant to which State Street provides certain accounting services to the Fund. State Street’s address is 500 College Road East, Princeton, New Jersey 08540. The Fund pays a fee for these services. As described above, the Manager provides certain accounting services to the Fund and the Fund reimburses the Manager for these services.

        The table below sets forth information about the total accounting services fees paid by the Fund to the Manager, State Street, and MLIM, the Fund’s previous manager:

Fiscal Year Ended August 31,	Paid to State Street	Paid to MLIM		Paid to the Manager
2008	$67,322	N/A		$1,250
2007	$71,639	$ 212	[1]	$1,633	[2]
2006	$81,576	$2,879		N/A

[1]	For the period September 1, 2006 to September 29, 2006.
[2]	For the period September 29, 2006 to August 31, 2007.

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Distribution Expenses. The Trust, on behalf of the Fund, has entered into a distribution agreement with the Distributor in connection with the offering of shares of the Fund (the “Distribution Agreement”). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of shares of the Fund. The Distributor will pay for the printing and distribution of any copies of the Fund’s prospectus, statement of additional information and periodic reports, if applicable. The Distributor also will pay for other supplementary sales literature and advertising costs, if applicable. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Management Agreement described above.

Financial Warranty Agreement. The Trust, on behalf of the Fund, has entered into a financial warranty agreement (referred to in this registration statement as the “Financial Warranty Agreement” or the “Warranty Agreement”) with the Warranty Provider. The Financial Warranty Agreement is intended to make sure that on the Guarantee Maturity Date, each shareholder of the Fund will be entitled to redeem his or her shares for an amount no less than the initial value of that shareholder’s account (less expenses and sales charges not covered by the Financial Warranty Agreement), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed (previously defined as the “Guaranteed Amount”). The Guaranteed Amount per share will equal the initial net asset value (“NAV”) per share, and thereafter will be adjusted to reflect any dividends and distributions made by the Fund. The Financial Warranty Agreement specifies the rights and obligations of the parties with respect to the Fund. Bank of America Corporation (the “Corporation”), the parent company of the Warranty Provider, has unconditionally guaranteed the obligations of the Warranty Provider under the Financial Warranty Agreement. The Financial Warranty will remain in place through the Guarantee Maturity Date unless earlier terminated as discussed below. Pursuant to the Financial Warranty Agreement, the Warranty Provider has imposed certain limitations on the manner in which the Fund may be managed during the Guarantee Period. The Fund also has agreed to be bound by various covenants. If the Fund breaches these covenants, or if the Fund is not managed in accordance with the limitations in the Financial Warranty Agreement, the Fund’s assets could be allocated to the Protection Component for the remainder of the Guarantee Period. The Fund’s assets also could be allocated to the Protection Component upon certain other non-market events. Under the terms of the Financial Warranty Agreement, the Warranty Provider may terminate its Financial Warranty in certain limited circumstances. Those circumstances may include (1) if the Fund liquidates, merges, is reorganized into another fund or sells all or substantially all of its assets, (2) if the Manager ceases to be the adviser of the Fund and any successor adviser is not acceptable to the Warranty Provider or does not agree to be bound by the Manager’s obligations under the Financial Warranty Agreement, (3) if the Custodian is terminated and any successor custodian is not acceptable to the Warranty Provider or does not agree to be bound by the Custodian Agreement or any service agreement among the Manager, the Fund, the Custodian and the Warranty Provider, or (4) if under the terms of the Financial Warranty Agreement the Manager is required to irreversibly allocate all of the Fund’s assets to the Protection Component and fails to do so. Under the terms of the Financial Warranty Agreement, the Fund is subject to certain indemnification obligations.

The Manager, in managing the Fund during its Guarantee Period, directs the allocation of the Fund’s assets to the Growth and Protection Components. The types of securities that may be held in the Fundamental Growth Component or the Protection Component are set forth in the Fund’s Part A and in this Part B.

If the Fund or its Manager breaches the terms of the Financial Warranty Agreement, the Fund or its Manager must cure the breach within a certain number of days as specified in the Financial Warranty Agreement.

Main Place Funding, LLC. Main Place Funding, LLC (previously defined as the “Warranty Provider”) is a limited liability company organized under the laws of Delaware, with its principal executive offices located in Charlotte, North Carolina. The Warranty Provider is an indirect wholly owned subsidiary of the Corporation. The Corporation is a leading financial services company, offering services to individuals, businesses and commercial, corporate and institutional clients around the world.

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The Corporation has earned ratings of AA- and Aa2 from Standard & Poor’s and Moody’s Investors Service, Inc., respectively as of November 18, 2008. These ratings are an essential part of the Corporation’s ability to provide credit enhancement. The Warranty Provider has not received ratings from any rating organization and has no present intention to seek such ratings.

The Warranty Provider and the Corporation make no representations regarding the shares or the advisability of investing in the shares and make no representation regarding, nor have they participated in the preparation of, this registration statement other than the information supplied by the Warranty Provider and the Corporation and under this heading.

Both the Warranty Provider and the Corporation are subject to the informational requirements of the Securities Exchange Act of 1934, and file reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission. The description of the Warranty Provider and the Corporation provided herein should be read in conjunction with the description relating to the Warranty Provider and the Corporation and their businesses and conditions included in their most recent respective Annual Reports on Form 10-K and other subsequent reports filed with the Commission.

The Corporation’s audited financial statements for the fiscal year ended December 31, 2007 included in its Annual Report on Form 10-K dated February 28, 2008 and its unaudited financial statements for the quarters ended March 31, 2008, June 30, 2008 and September 30. 2008 included in its quarterly reports filed on Form 10-Q with the Commission on May 8, 2008, August 7, 2008 and November 6, 2008 respectively, are incorporated herein by reference.

The Warranty Provider’s audited financial statements for the fiscal year ended December 31, 2007 included in its Annual Report on Form 10-K filed with the Commission on March 31, 2008 and its unaudited financial statements for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 included in its quarterly reports filed on Form 10-Q with the Commission on May 14, 2008, August 14, 2008 and November 13, 2008, respectively, are incorporated herein by reference.

All quarterly reports on Form 10-Q subsequently filed by the Warranty Provider pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 prior to the Warranty Provider’s filing of its annual report on Form 10-K for the fiscal year ended December 31, 2008 shall be deemed incorporated herein by reference.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, 750 College Road East, Princeton, New Jersey 08540, has been selected as the independent registered public accounting firm of the Fund. The selection of the independent registered public accounting firm is subject to approval by the non-interested Trustees. The independent registered public accounting firm is responsible for auditing the annual financial statements of the Fund.

Custodian. Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109-3661, acts as the Custodian for the Fund’s assets (the “Custodian”). The Custodian is responsible for safeguarding and controlling the Fund’s cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund’s investments. Under its contract with the Fund, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside the United States and with certain foreign banks and securities depositories.

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Warranty Provider. Main Place Funding, LLC, 100 North Tryon Street, Charlotte, North Carolina 28255 has entered into the Financial Warranty Agreement with the Trust, on behalf of the Fund.

A fee of 0.80% of the Fund’s average daily net assets per annum is charged by the Warranty Provider under the Financial Warranty Fee Agreement. In the event that the Fund becomes completely and irreversibly invested in the Protection Component, the fee for the Financial Warranty will be reduced to an annual rate of 0.40% of the Fund’s average daily net assets.

Legal Counsel. Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, is counsel for the Trust and the Fund.

Reports to Shareholders. The fiscal year end of the Fund is August 31 of each year. The Fund sends to its shareholders at least semi-annually reports showing the Fund’s portfolio and other information. An annual report, containing financial statements audited by independent registered public accounting firm, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends.

Shareholder Inquiries. Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth in the Fund’s Part A.

Additional Information. The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

Potential Conflicts of Interest

Activities of the Manager, BlackRock, Inc. and its affiliates (collectively, “BlackRock”); The PNC Financial Services Group, Inc. and its affiliates (collectively, “PNC”); Merrill Lynch & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and their affiliates (collectively, “Merrill Lynch”); and Other Accounts Managed by BlackRock, PNC or Merrill Lynch.

BlackRock is one of the world’s largest asset management firms with over $1 trillion in assets under management. Merrill Lynch is a full service investment banking, broker-dealer, asset management and financial services organization. PNC is a diversified financial services organization spanning the retail, business and corporate markets. BlackRock, Merrill Lynch and PNC are affiliates of one another. BlackRock, PNC, Merrill Lynch and their affiliates (including, for these purposes, their directors, partners, trustees, managing members, officers and employees), including the entities and personnel who may be involved in the investment activities and business operations of a Fund (collectively, “Affiliates”), are engaged worldwide in businesses, including equity, fixed income, cash management and alternative investments, and have interests other than that of managing the Fund. These are considerations of which investors in a Fund should be aware, and which may cause conflicts of interest that could disadvantage the Fund and its shareholders. These activities and interests include potential multiple advisory, transactional, financial and other interests in securities and other instruments, and companies that may be purchased or sold by a Fund.

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BlackRock and its Affiliates, including, without limitation, PNC and Merrill Lynch, have proprietary interests in, and may manage or advise with respect to, accounts or Funds (including separate accounts and other Funds and collective investment vehicles) that have investment objectives similar to those of a Fund and/or that engage in transactions in the same types of securities, currencies and instruments as the Fund. One or more Affiliates are also major participants in the global currency, equities, swap and fixed income markets, in each case both on a proprietary basis and for the accounts of customers. As such, one or more Affiliates are or may be actively engaged in transactions in the same securities, currencies, and instruments in which a Fund invests. Such activities could affect the prices and availability of the securities, currencies, and instruments in which a Fund invests, which could have an adverse impact on the Fund’s performance. Such transactions, particularly in respect of most proprietary accounts or customer accounts, will be executed independently of a Fund’s transactions and thus at prices or rates that may be more or less favorable than those obtained by the Fund. When the Manager and its advisory affiliates seek to purchase or sell the same assets for their managed accounts, including a Fund, the assets actually purchased or sold may be allocated among the accounts on a basis determined in their good faith discretion to be equitable. In some cases, this system may adversely affect the size or price of the assets purchased or sold for a Fund.

In addition, transactions in investments by one or more other accounts managed by BlackRock, PNC, Merrill Lynch or another Affiliate may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of a Fund, particularly, but not limited to, with respect to small capitalization, emerging market or less liquid strategies. This may occur when investment decisions regarding a Fund are based on research or other information that is also used to support decisions for other accounts. When BlackRock, PNC, Merrill Lynch or another Affiliate implements a Fund decision or strategy on behalf of another account ahead of, or contemporaneously with, similar decisions or strategies for a Fund, market impact, liquidity constraints, or other factors could result in the Fund receiving less favorable trading results and the costs of implementing such decisions or strategies could be increased or the Fund could otherwise be disadvantaged. BlackRock, PNC or Merrill Lynch may, in certain cases, elect to implement internal policies and procedures designed to limit such consequences, which may cause a Fund to be unable to engage in certain activities, including purchasing or disposing of securities, when it might otherwise be desirable for it to do so.

Conflicts may also arise because Fund decisions regarding a Fund may benefit other accounts managed by BlackRock, PNC, Merrill Lynch or another Affiliate. For example, the sale of a long position or establishment of a short position by a Fund may impair the price of the same security sold short by (and therefore benefit) one or more Affiliates or their other accounts, and the purchase of a security or covering of a short position in a security by a Fund may increase the price of the same security held by (and therefore benefit) one or more Affiliates or their other accounts.

BlackRock, PNC, Merrill Lynch, other Affiliates and their clients may pursue or enforce rights with respect to an issuer in which a Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity and terms of the Fund’s investments may be negatively impacted by the activities of BlackRock, PNC, Merrill Lynch, other Affiliates or their clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The results of a Fund’s investment activities may differ significantly from the results achieved by the Manager and its Affiliates for their proprietary accounts or other accounts (including investment companies or collective investment vehicles) managed or advised by them. It is possible that one or more Affiliates and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by a Fund. Moreover, it is possible that a Fund will sustain losses during periods in which one or more Affiliates achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. The investment activities of one or more Affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for a Fund in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

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From time to time, a Fund’s activities may also be restricted because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. As a result, there may be periods, for example, when the Manager, and/or one or more Affiliates, will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which the Manager and/or one or more Affiliates are performing services or when position limits have been reached.

In connection with its management of a Fund, the Manager may have access to certain Fundamental analysis and proprietary technical models developed by one or more Affiliates (including Merrill Lynch). The Manager will not be under any obligation, however, to effect transactions on behalf of a Fund in accordance with such analysis and models. In addition, neither BlackRock nor any of its Affiliates (including Merrill Lynch and PNC) will have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of a Fund and it is not anticipated that the Manager will have access to such information for the purpose of managing the Fund. The proprietary activities or Fund strategies of BlackRock and its Affiliates (including Merrill Lynch and PNC) or the activities or strategies used for accounts managed by them or other customer accounts could conflict with the transactions and strategies employed by the Manager in managing a Fund.

In addition, certain principals and certain employees of the Manager are also principals or employees of BlackRock, Merrill Lynch, PNC or another Affiliate. As a result, the performance by these principals and employees of their obligations to such other entities may be a consideration of which investors in a Fund should be aware.

The Manager may enter into transactions and invest in securities, instruments and currencies on behalf of a Fund in which customers of BlackRock, PNC, Merrill Lynch or another Affiliate, or, to the extent permitted by the Commission, BlackRock, PNC or Merrill Lynch or another Affiliate, serve as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the Fund, and such party may have no incentive to assure that the Fund obtains the best possible prices or terms in connection with the transactions. In addition, the purchase, holding and sale of such investments by a Fund may enhance the profitability of BlackRock, Merrill Lynch and/or PNC or another Affiliate. One or more Affiliates may also create, write or issue Derivatives for their customers, the underlying securities, currencies or instruments of which may be those in which a Fund invests or which may be based on the performance of the Fund. A Fund may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by one or more Affiliates and may also enter into transactions with other clients of an Affiliate where such other clients have interests adverse to those of the Fund. At times, these activities may cause departments of BlackRock or its Affiliates to give advice to clients that may cause these clients to take actions adverse to the interests of the Fund. To the extent affiliated transactions are permitted, a Fund will deal with BlackRock and its Affiliates on an arms-length basis. BlackRock, PNC or Merrill Lynch or another Affiliate may also have an ownership interest in certain trading or information systems used by a Fund. A Fund’s use of such trading or information systems may enhance the profitability of BlackRock and its Affiliates.

One or more Affiliates may act as broker, dealer, agent, lender or advisor or in other commercial capacities for a Fund. It is anticipated that the commissions, mark-ups, mark-downs, financial advisory fees, underwriting and placement fees, sales fees, financing and commitment fees, brokerage fees, other fees, compensation or profits, rates, terms and conditions charged by an Affiliate will be in its view commercially reasonable, although each Affiliate, including its sales personnel, will have an interest in obtaining fees and other amounts that are favorable to the Affiliate and such sales personnel.

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Subject to applicable law, the Affiliates (and their personnel and other distributors) will be entitled to retain fees and other amounts that they receive in connection with their service to the Funds as broker, dealer, agent, lender, advisor or in other commercial capacities and no accounting to the Funds or their shareholders will be required, and no fees or other compensation payable by the Funds or their shareholders will be reduced by reason of receipt by an Affiliate of any such fees or other amounts. When an Affiliate acts as broker, dealer, agent, adviser or in other commercial capacities in relation to the Funds, the Affiliate may take commercial steps in its own interests, which may have an adverse effect on the Funds.

A Fund will be required to establish business relationships with its counterparties based on the Fund’s own credit standing. Neither BlackRock nor any of the Affiliates will have any obligation to allow their credit to be used in connection with a Fund’s establishment of its business relationships, nor is it expected that the Fund’s counterparties will rely on the credit of BlackRock or any of the Affiliates in evaluating the Fund’s creditworthiness.

Purchases and sales of securities for a Fund may be bunched or aggregated with orders for other BlackRock client accounts. The Manager and its advisory affiliates, however, are not required to bunch or aggregate orders if Fund management decisions for different accounts are made separately, or if they determine that bunching or aggregating is not practicable, required or with cases involving client direction.

Prevailing trading activity frequently may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged, and the Funds will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to the disadvantage of the Funds. In addition, under certain circumstances, the Funds will not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.

The Manager may select brokers (including, without limitation, Affiliates of the Manager) that furnish the Manager, the Funds, other BlackRock client accounts or other Affiliates or personnel, directly or through correspondent relationships, with research or other appropriate services which provide, in the Manager’s view, appropriate assistance to the Manager in the investment decision-making process (including with respect to futures, fixed-price offerings and over-the-counter transactions). Such research or other services may include, to the extent permitted by law, research reports on companies, industries and securities; economic and financial data; financial publications; proxy analysis; trade industry seminars; computer data bases; quotation equipment and services; and research-oriented computer hardware, software and other services and products. Research or other services obtained in this manner may be used in servicing any or all of the Funds and other BlackRock client accounts, including in connection with BlackRock client accounts other than those that pay commissions to the broker relating to the research or other service arrangements. Such products and services may disproportionately benefit other BlackRock client accounts relative to the Funds based on the amount of brokerage commissions paid by the Funds and such other BlackRock client accounts. For example, research or other services that are paid for through one client’s commissions may not be used in managing that client’s account. In addition, other BlackRock client accounts may receive the benefit, including disproportionate benefits, of economies of scale or price discounts in connection with products and services that may be provided to the Funds and to such other BlackRock client accounts. To the extent that the Manager uses soft dollars, it will not have to pay for those products and services itself. The Manager may receive research that is bundled with the trade execution, clearing, and/or settlement services provided by a particular broker-dealer. To the extent that the Manager receives research on this basis, many of the same conflicts related to traditional soft dollars may exist. For example, the research effectively will be paid by client commissions that also will be used to pay for the execution, clearing, and settlement services provided by the broker-dealer and will not be paid by the Manager.

The Manager may endeavor to execute trades through brokers who, pursuant to such arrangements, provide research or other services in order to ensure the continued receipt of research or other services the Manager believes are useful in their investment decision-making process. The Manager may from time to time choose not to engage in the above described arrangements to varying degrees.

BlackRock has adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including the Funds, and to help ensure that such decisions are made in accordance with BlackRock’s fiduciary obligations to its clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions of BlackRock may have the effect of favoring the interests of other clients or businesses of other divisions or units of BlackRock, PNC, Merrill Lynch and/or other Affiliates, provided that BlackRock believes such voting decisions to be in accordance with its fiduciary obligations. For a more detailed discussion of these policies and procedures, see “Proxy Voting Policies and Procedures.”

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It is also possible that, from time to time, BlackRock or any of its affiliates may, although they are not required to, purchase and hold shares of a Fund. Increasing a Fund’s assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce the Fund’s expense ratio. BlackRock and its affiliates reserve the right to redeem at any time some or all of the shares of a Fund acquired for their own accounts. A large redemption of shares of a Fund by BlackRock or its affiliates could significantly reduce the asset size of the Fund, which might have an adverse effect on the Fund’s investment flexibility, Fund diversification and expense ratio. BlackRock will consider the effect of redemptions on a Fund and other shareholders in deciding whether to redeem its shares.

It is possible that a Fund may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships as well as securities of entities in which BlackRock, PNC or Merrill Lynch or another Affiliate has significant debt or equity investments or in which an Affiliate makes a market. A Fund also may invest in securities of companies to which an Affiliate provides or may someday provide research coverage. Such investments could cause conflicts between the interests of a Fund and the interests of other clients of BlackRock or another Affiliate. In making investment decisions for a Fund, the Manager is not permitted to obtain or use material non-public information acquired by any division, department or Affiliate of BlackRock in the course of these activities. In addition, from time to time, the activities of Merrill Lynch or another Affiliate may limit a Fund’s flexibility in purchases and sales of securities. When Merrill Lynch or another Affiliate is engaged in an underwriting or other distribution of securities of an entity, the Manager may be prohibited from purchasing or recommending the purchase of certain securities of that entity for a Fund.

BlackRock, PNC, Merrill Lynch, other Affiliates, their personnel and other financial service providers have interests in promoting sales of the Funds. With respect to BlackRock, PNC, Merrill Lynch, other Affiliates and their personnel, the remuneration and profitability relating to services to and sales of the Funds or other products may be greater than remuneration and profitability relating to services to and sales of certain Funds or other products that might be provided or offered. BlackRock, PNC, Merrill Lynch, other Affiliates and their sales personnel may directly or indirectly receive a portion of the fees and commissions charged to the Funds or their shareholders. BlackRock and its advisory or other personnel may also benefit from increased amounts of assets under management. Fees and commissions may also be higher than for other products or services, and the remuneration and profitability to BlackRock, PNC, Merrill Lynch, other Affiliates and such personnel resulting from transactions on behalf of or management of the Funds may be greater than the remuneration and profitability resulting from other Funds or products.

BlackRock, PNC, Merrill Lynch, other Affiliates and their personnel may receive greater compensation or greater profit in connection with an account for which BlackRock serves as an adviser than with an account advised by an unaffiliated Manager. Differentials in compensation may be related to the fact that BlackRock may pay a portion of its advisory fee to the unaffiliated Manager, or relate to compensation arrangements, including for Fund management, brokerage transactions or account servicing. Any differential in compensation may create a financial incentive on the part of BlackRock, PNC, Merrill Lynch, other Affiliates and their personnel to recommend BlackRock over unaffiliated investment advisers or to effect transactions differently in one account over another.

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BlackRock may also have relationships with, and purchase, or distribute or sell, services or products from or to, distributors, consultants and others who recommend the Funds, or who engage in transactions with or for the Funds. For example, BlackRock may participate in industry and consultant sponsored conferences and may purchase educational, data related or other services from consultants or other third parties that it deems to be of value to its personnel and its business. The products and services purchased from consultants may include, but are not limited to, those that help BlackRock understand the consultant’s points of view on the investment management process. Consultants and other parties that provide consulting or other services to potential investors in the Funds may receive fees from BlackRock or the Funds in connection with the distribution of shares in the Funds or other BlackRock products. For example, BlackRock may enter into revenue or fee sharing arrangements with consultants, service providers, and other intermediaries relating to investments in mutual Funds, collective trusts, or other products or services offered or managed by the Manager. BlackRock may also pay a fee for membership in industry-wide or state and municipal organizations or otherwise help sponsor conferences and educational forums for investment industry participants including, but not limited to, trustees, fiduciaries, consultants, administrators, state and municipal personnel and other clients. BlackRock’s membership in such organizations allows BlackRock to participate in these conferences and educational forums and helps BlackRock interact with conference participants and to develop an understanding of the points of view and challenges of the conference participants. In addition, BlackRock’s personnel, including employees of BlackRock, may have board, advisory, brokerage or other relationships with issuers, distributors, consultants and others that may have investments in the Funds or that may recommend investments in the Funds. In addition, BlackRock, including the Manager, may make charitable contributions to institutions, including those that have relationships with clients or personnel of clients. BlackRock’s personnel may also make political contributions. As a result of the relationships and arrangements described in this paragraph, consultants, distributors and other parties may have conflicts associated with their promotion of the Funds or other dealings with the Funds that create incentives for them to promote the Funds or certain Fund transactions.

To the extent permitted by applicable law, BlackRock may make payments to authorized dealers and other financial intermediaries (“Intermediaries”) from time to time to promote the Funds and/or other BlackRock products. In addition to placement fees, sales loads or similar distribution charges, such payments may be made out of BlackRock’s assets, or amounts payable to BlackRock rather than a separately identified charge to the Funds or other products. Such payments may compensate Intermediaries for, among other things: marketing the Funds and other products; access to the Intermediaries’ registered representatives or salespersons, including at conferences and other meetings; assistance in training and education of personnel; marketing support; and/or other specified services intended to assist in the distribution and marketing of the Funds and other products. The payments may also, to the extent permitted by applicable regulations, contribute to various non-cash and cash incentive arrangements to promote certain products, as well as sponsor various educational programs, sales contests and/or promotions. The additional payments by BlackRock may also compensate Intermediaries for sub-accounting, administrative and/or shareholder processing services that are in addition to the fees paid for these services by such products.

The payments made by BlackRock may be different for different Intermediaries. The presence of these payments and the basis on which an Intermediary compensates its registered representatives or salespersons may create an incentive for a particular Intermediary, registered representative or salesperson to highlight, feature or recommend certain products based, at least in part, on the level of compensation paid.

To the extent permitted by applicable law, a Fund may invest all or some of its short term cash investments in any money market Fund advised or managed by BlackRock. In connection with any such investments, a Fund, to the extent permitted by the Investment Company Act, may pay its share of expenses of a money market Fund in which it invests, which may result in a Fund bearing some additional expenses.

The Manager, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, and may have conflicts of interest with respect to investments made on behalf of a Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Manager that are the same, different from or made at different times than positions taken for the Fund. To lessen the possibility that a Fund will be adversely affected by this personal trading, the Fund and the Manager each has adopted a Code of Ethics in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund’s Fund transactions. The Code of Ethics can be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at (202) 551-8090. The Code of Ethics is also available on the EDGAR Database on the Commission’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the Commission’s Public Reference Section, Washington, DC 20549-0102.

The Manager and its affiliates will not purchase securities or other property from, or sell securities or other property to, a Fund, except that the Fund may in accordance with rules adopted under the Investment Company Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, or investment advisers or pursuant to exemptive orders granted to the Funds and/or the Manager by the Commission. These transactions would be effected in circumstances in which the Manager determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

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From time to time, the activities of a Fund may be restricted because of regulatory requirements applicable to BlackRock, PNC or Merrill Lynch or another Affiliate and/or BlackRock’s internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. A client not advised by BlackRock would not be subject to some of those considerations. There may be periods when the Manager may not initiate or recommend certain types of transactions, or may otherwise restrict or limit their advice in certain securities or instruments issued by or related to companies for which an Affiliate is performing investment banking, market making or other services or has proprietary positions. For example, when an Affiliate is engaged in an underwriting or other distribution of securities of, or advisory services for, a company, the Funds may be prohibited from or limited in purchasing or selling securities of that company. Similar situations could arise if personnel of BlackRock or its Affiliates serve as directors of companies the securities of which the Funds wish to purchase or sell. However, if permitted by applicable law, the Funds may purchase securities or instruments that are issued by such companies or are the subject of an underwriting, distribution, or advisory assignment by an Affiliate, or in cases in which personnel of BlackRock or its Affiliates are directors or officers of the issuer.

The investment activities of one or more Affiliates for their proprietary accounts and for client accounts may also limit the investment strategies and rights of the Funds. For example, in regulated industries, in certain emerging or international markets, in corporate and regulatory ownership definitions, and in certain futures and derivative transactions, there may be limits on the aggregate amount of investment by affiliated investors that may not be exceeded without the grant of a license or other regulatory or corporate consent or, if exceeded, may cause BlackRock, the Funds or other client accounts to suffer disadvantages or business restrictions. If certain aggregate ownership thresholds are reached or certain transactions undertaken, the ability of the Manager on behalf of clients (including the Funds) to purchase or dispose of investments, or exercise rights or undertake business transactions, may be restricted by regulation or otherwise impaired. As a result, the Manager on behalf of clients (including the Funds) may limit purchases, sell existing investments, or otherwise restrict or limit the exercise of rights (including voting rights) when the Manager, in its sole discretion, deem it appropriate.

Present and future activities of BlackRock and its Affiliates, including the Manager, in addition to those described in this section, may give rise to additional conflicts of interest.

Item 15. Portfolio Managers.

Information Regarding the Portfolio Managers

Jeffrey R. Lindsey, CFA, and Edward P. Dowd are the Fund’s portfolio managers and are jointly and primarily responsible for the day-to-day management of the Fund. Jonathan A. Clark is the Fund’s other portfolio manager. Mr. Clark is responsible for the asset allocation process.

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Other Funds and Accounts Managed

The following table sets forth information about funds and accounts other than the Fund for which the Fund’s portfolio managers are primarily responsible for the day-to-day portfolio management as of November 18, 2008.

	Number of Other Accounts Managed and Assets by Account Type			Number of Other Accounts and Assets for Which Advisory Fee is Performance-Based
Name of Portfolio Manager	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts

Jeffrey R. Lindsey	10	3	9	0	0	1
	$3.6 Billion	$114 Million	$1.07 Billion	$0	$0	$108 Million

Edward P. Dowd	10	3	9	0	0	1
	$3.6 Billion	$114 Million	$1.07 Billion	$0	$0	$108 Million

Jonathan A. Clark	7	5	0	0	0	0
	$1.8 Billion	$475 Million	$0	$0	$0	$0

Portfolio Manager Compensation Overview

BlackRock’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary, a performance-based discretionary bonus, participation in various benefits programs and one or more of the incentive compensation programs established by BlackRock such as its Long-Term Retention and Incentive Plan and Restricted Stock Program.

Base compensation.  Generally, portfolio managers receive base compensation based on their seniority and/or their position with the firm. Senior portfolio managers who perform additional management functions within the portfolio management group or within BlackRock may receive additional compensation for serving in these other capacities.

Discretionary Incentive Compensation for Messrs. Lindsey and Dowd

Discretionary incentive compensation is based on a formulaic compensation program. BlackRock’s formulaic portfolio manager compensation program includes: pre-tax investment performance relative to appropriate competitors or benchmarks over 1-, 3- and 5-year performance periods and a measure of operational efficiency. If a portfolio manager’s tenure is less than five years, performance periods will reflect time in position. In most cases, including for the portfolio managers of the Fund, these benchmarks are the same as the benchmark or benchmarks against which the performance of the Fund or other accounts managed by the portfolio managers are measured.  BlackRock’s Chief Investment Officers determine the benchmarks against which the performance of funds and other accounts managed by each portfolio manager is compared and the period of time over which performance is evaluated.  With respect to the portfolio managers, such benchmarks for the Fund include the Lipper Large Cap Growth Funds classification.

Portfolio managers who meet relative investment performance and financial management objectives during a specified performance time period are eligible to receive an additional bonus which may or may not be a large part of their overall compensation. A smaller element of portfolio manager discretionary compensation may include consideration of: financial results, expense control, profit margins, strategic planning and implementation, quality of client service, market share, corporate reputation, capital allocation, compliance and risk control, leadership, workforce diversity, supervision, technology and innovation. All factors are considered collectively by BlackRock management.

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Discretionary Incentive Compensation for Mr. Clark

Discretionary incentive compensation is a function of several components: the performance of BlackRock, Inc., the performance of the portfolio manager’s group within BlackRock, the investment performance, including risk-adjusted returns, of the firm’s assets under management or supervision by that portfolio manager relative to predetermined benchmarks, and the individual’s seniority, role within the portfolio management team, teamwork and contribution to the overall performance of these portfolios and BlackRock.  In most cases, including for the portfolio managers of the Fund, these benchmarks are the same as the benchmark or benchmarks against which the performance of the Fund or other accounts managed by the portfolio managers are measured.  BlackRock’s Chief Investment Officers determine the benchmarks against which the performance of funds and other accounts managed by each portfolio manager is compared and the period of time over which performance is evaluated.  With respect to the portfolio managers, such benchmarks for the Fund include a combination of market-based indices (e.g., The S&P 500 Index, MSCI World Index), certain customized indices and certain fund industry peer groups.

BlackRock’s Chief Investment Officers make a subjective determination with respect to the portfolio managers’ compensation based on the performance of the funds and other accounts managed by each portfolio manager relative to the various benchmarks noted above.  Performance is measured on a pre-tax basis over various time periods including 1, 3 and 5-year periods, as applicable.

Distribution of Discretionary Incentive Compensation

Discretionary incentive compensation is distributed to portfolio managers in a combination of cash and BlackRock, Inc. restricted stock units which vest ratably over a number of years. The BlackRock, Inc. restricted stock units, if properly vested, will be settled in BlackRock, Inc. common stock. Typically, the cash bonus, when combined with base salary, represents more than 60% of total compensation for the portfolio managers. Paying a portion of annual bonuses in stock puts compensation earned by a portfolio manager for a given year “at risk” based on BlackRock’s ability to sustain and improve its performance over future periods.

     Long-Term Retention and Incentive Plan (“LTIP”) — The LTIP is a long-term incentive plan that seeks to reward certain key employees. Beginning in 2006, awards are granted under the LTIP in the form of BlackRock, Inc. restricted stock units that, if properly vested and subject to the attainment of certain performance goals, will be settled in BlackRock, Inc. common stock. Each portfolio manager has received awards under the LTIP.

     Deferred Compensation Program — A portion of the compensation paid to eligible BlackRock employees may be voluntarily deferred into an account that tracks the performance of certain of the firm’s investment products. Each participant in the deferred compensation program is permitted to allocate his deferred amounts among the various investment options. Each portfolio manager has participated in the deferred compensation program.

Other compensation benefits. In addition to base compensation and discretionary incentive compensation, portfolio managers may be eligible to receive or participate in one or more of the following:

     Incentive Savings Plans — BlackRock, Inc. has created a variety of incentive savings plans in which BlackRock employees are eligible to participate, including a 401(k) plan, the BlackRock Retirement Savings Plan (RSP), and the BlackRock Employee Stock Purchase Plan (ESPP). The employer contribution components of the RSP include a company match equal to 50% of the first 6% of eligible pay contributed to the plan capped at $4,000 per year, and a company retirement contribution equal to 3% of eligible compensation, plus an additional contribution of 2% for any year in which BlackRock has positive net operating income.  The RSP offers a range of investment options, including registered investment companies managed by the firm. BlackRock contributions follow the investment direction set by participants for their own contributions or, absent employee investment direction, are invested into a balanced portfolio.  The ESPP allows for investment in BlackRock common stock at a 5% discount on the fair market value of the stock on the purchase date.  Annual participation in the ESPP is limited to the purchase of 1,000 shares or a dollar value of $25,000.  Each portfolio manager is eligible to participate in these plans.

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Fund Ownership

The following table sets forth the dollar range of equity securities of the Fund beneficially owned by the portfolio managers as of November 18, 2008.

Portfolio Manager	Dollar Range
Jeffrey R. Lindsey	None
Edward P. Dowd	None
Jonathan A. Clark	None

Potential Material Conflicts of Interest

Real, potential or apparent conflicts of interest may arise when a portfolio manager has day-to-day portfolio management responsibilities with respect to more than one fund or account.

BlackRock has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. BlackRock has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, BlackRock furnishes investment management and advisory services to numerous clients in addition to the Fund, and BlackRock may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts which are hedge funds or have performance or higher fees paid to BlackRock, or in which portfolio managers have a personal interest in the receipt of such fees), which may be the same as or different from those made for the Fund(s). In addition, BlackRock, its affiliates and any officer, director, stockholder or employee may or may not have an interest in the securities whose purchase and sale BlackRock recommends to the Fund. BlackRock, or any of its affiliates, or any officer, director, stockholder, employee or any member of their families may take different actions than those recommended to the Fund by BlackRock with respect to the same securities. Moreover, BlackRock may refrain from rendering any advice or services concerning securities of companies of which any of BlackRock’s (or its affiliates’) officers, directors or employees are directors or officers, or companies as to which BlackRock or any of its affiliates or the officers, directors or employees of any of them has any substantial economic interest or possesses material non-public information. Each portfolio manager also may manage accounts whose investment strategies may at times be opposed to the strategy utilized for a fund. In this regard, it should be noted that Messrs. Lindsey and Dowd currently manage certain accounts that are subject to performance fees. In addition, a portfolio manager may assist in managing certain hedge funds and may be entitled to receive a portion of any incentive fees earned on such funds and a portion of such incentive fees may be voluntarily or involuntarily deferred. Additional portfolio managers may in the future manage other such accounts or funds and may be entitled to receive incentive fees.

As a fiduciary, BlackRock owes a duty of loyalty to its clients and must treat each client fairly. When BlackRock purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. BlackRock attempts to allocate investments in a fair and equitable manner among client accounts, with no account receiving preferential treatment. To this end, BlackRock has adopted a policy that is intended to ensure that investment opportunities are allocated fairly and equitably among client accounts over time. This policy also seeks to achieve reasonable efficiency in client transactions and provide BlackRock with sufficient flexibility to allocate investments in a manner that is consistent with the particular investment discipline and client base.

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Item 16. Portfolio Transactions and Brokerage.

Subject to policies established by the Board of Trustees, the Manager is primarily responsible for the execution of the Fund’s portfolio transactions and the allocation of brokerage. The Manager does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Manager generally seeks reasonably competitive trade execution costs, the Fund does not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Manager may select a broker based partly upon brokerage or research services provided to the Manager and its clients, including the Fund. In return for such services the Manager may pay a higher commission than other brokers would charge if the Manager determines in good faith that the commission is reasonable in relation to the services provided.

Section 28(e) of the Securities Exchange Act of 1934 (“Section 28(e)”) permits an investment adviser, such as the Manager, under certain circumstances, to cause an account to pay a broker a commission for effecting a transaction that exceeds the amount of commission another broker would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Manager believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Fund.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Manager might use Fund commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. On the other hand, the Fund may be the primary beneficiary of the supplemental research services received as a result of portfolio transactions effected for other accounts or investment companies.

In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Manager’s individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Fund to the Manager are not reduced as a result of the Manager’s receipt of research services.

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In some cases, the Manager may receive a service from a broker that has both a “research” and a “non-research” use. When this occurs, the Manager makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Manager will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Manager faces a potential conflict of interest, but the Manager believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, the Fund may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Manager with research services. The Financial Industry Regulatory Authority (“FINRA”) has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research “credits” in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

The Manager does not consider sales of shares of the mutual funds it advises as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund; however, whether or not a particular broker or dealer sells shares of the mutual funds advised by the Manager neither qualifies nor disqualifies such broker or dealer to execute transactions for those mutual funds.

The Fund anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transactions costs on foreign stock exchange transactions generally are higher than in the United States, although the Fund will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less governmental supervision and regulation of foreign stock exchanges and brokers than in the United States.

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Information about the brokerage commissions paid by the Fund, including commissions paid to Affiliates, is set forth in the following table:

Fiscal Year Ended August 31,	Aggregate Brokerage Commissions Paid	Commissions Paid to Affiliates
2008	$ 69,980	$13,718
2007	$119,804	$20,290
2006	$101,572	$10,638

For the fiscal year ended August 31, 2008 the brokerage commissions paid to Affiliates represented 19.60% of the aggregate brokerage commissions paid and involved 13.26% of the Fund’s dollar amount of transactions involving payment of commissions during the year.

The Fund may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Fund and persons who are affiliated with such affiliated persons are prohibited from dealing with the Fund as principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the Commission. Because transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Fund will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Fund may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Fund may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Trustees that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Fund also has retained an affiliated entity of the Manager as the securities lending agent (the “lending agent”) for a fee, including a fee based on a share of the returns on investment of cash collateral. In connection with securities lending activities, the lending agent may, on behalf of the Fund, invest cash collateral received by the Fund for such loans in, among other things, a private investment company managed by the lending agent or in registered money market funds advised by the Manager or its affiliates. Pursuant to the same order, the Fund may invest its uninvested cash in registered money market funds advised by the Manager or its affiliates, or in a private investment company managed by the lending agent. If the Fund acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Fund’s expenses and, indirectly, the expenses of such other entities. However, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Fund. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or, in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Manager’s waiver of a portion of its advisory fee.

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The following table below shows the security lending agent fees that were paid by the Fund to the lending agent for the periods indicated:

Fiscal Year Ended August 31,	Amount Paid
2008	$0
2007	$0
2006	$4,907

Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Fund in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Fund and annual statements as to aggregate compensation will be provided to the Fund.

The Trustees have considered the possibility of seeking to recapture for the benefit of the Fund brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Fund to the Manager. After considering all factors deemed relevant, the Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

Because of different objectives or other factors, a particular security may be bought for one or more clients of the Manager or an affiliate when one or more clients of the Manger or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Fund or other clients or funds for which the Manager or an affiliate acts as investment adviser, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Manager or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

The Fund held no securities of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act) as of the close of the fiscal year ended August 31, 2008.

Portfolio Turnover

The Fund will effect portfolio transactions without regard to a holding period if, in the Manager’s judgment, such transactions are necessary in order to reallocate its assets between the Fundamental Growth Component or Protection Component during the Guarantee Period or are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions. The continuous reallocation of Fund assets may cause the Fund to have a higher portfolio turnover rate as compared to other mutual funds. Higher portfolio turnover may involve greater tax consequences for investors and correspondingly greater transaction costs in the form of the dealer spreads and brokerage commissions, which are borne directly by the Fund.

Item 17. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Trust’s Part A.

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The Trust was organized as a statutory trust under Delaware law on July 15, 2002. Effective August 6, 2002 the Trust changed its name from Merrill Lynch Principal Preservation Trust to Merrill Lynch Principal Protected Trust. Effective September 29, 2006, the Trust changed its name to BlackRock Principal Protected Trust. The Fund is a separate series of the Trust. Under the Agreement and Declaration of Trust, that establishes the Trust, the Trustees are authorized to issue beneficial interests in each series of the Trust and create future series. Under the Agreement and Declaration of Trust, the Trustees may also, subject to applicable law, (i) divide the beneficial interest in each series or class thereof into shares, with or without par value as the Trustees shall determine; (ii) issue shares without limitation as to number (including fractional shares) at such time or times and on such terms as the Trustees may deem appropriate; (iii) classify or reclassify any issued shares of any series or class thereof into shares of one or more series or classes thereof; and (iv) take such other action with respect to the shares as the Trustees may deem desirable. The Fund’s shares currently are divided into Investor A, Investor B, Investor C and Institutional Shares.

Subject to the distinctions permitted among classes of the same series as established by the Trustees consistent with the requirements of the Investment Company Act, each share of a series of the Trust represents an equal beneficial interest in the net assets of such series, and each holder of shares of a series is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect to such series. Upon redemption of the shares of any series, the applicable shareholder shall be paid solely out of the funds and property of such series of the Trust.

Shareholders are entitled to one vote for each share held and fractional votes for fractional shares held and will vote on the election of Trustees and any other matter submitted to a shareholder vote except that shareholders of the classes bearing distribution expenses as provided above shall have exclusive voting rights with respect to matters relating to such distribution expenses (except that Investor B shareholders may vote upon any material change to expenses charged under the Investor A Distribution Plan). The Fund does not intend to hold annual meetings of shareholders in any year in which the Investment Company Act does not require shareholders to elect Trustees. Also, the by-laws of the Trust require that a special meeting of stockholders of the Fund be held upon the written request of at least 10% of the outstanding shares of the Fund entitled to vote at such meeting, if they comply with applicable Delaware law. Voting rights for Trustees are not cumulative. Shares issued are fully paid and non-assessable and have no preemptive rights. Each share of the Fund is entitled to participate equally in any dividends and distributions declared by the Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities, except that expenses related solely to one class will be borne solely by such class.

MLIM (the Fund's former manager) and its affiliates provided the initial capital for the Trust by purchasing approximately 20,000 shares of beneficial interest in the Trust (including 10,000 shares of the Fund for $100,000), in the aggregate amount of $200,000. Such shares were acquired for investment and can only be disposed of by redemption. The Manager now holds those shares.

During the Post-Guarantee Period, the Board of Trustees may, in its discretion, cause the Fund to invest all of its assets in shares of another mutual fund with the same investment objective and strategies (in a master/feeder structure). In such event, the Fund will become a “feeder” fund in a master/feeder structure and will not make direct investments in securities. The Board of Trustees may also cause the Fund to invest a portion of its assets in one or more other funds pursuant to a fund of funds structure. As a matter of policy, however, the Fund will invest less than 45% of its assets in a single other fund that is a master fund if making investments pursuant to a fund of funds structure. Finally, the Board of Trustees may also cause the Fund to be liquidated or combined with another fund. Each of these actions may be taken without shareholder approval, unless otherwise required by law.

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Item 18. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Trust’s Part A.

(a) Purchase of Shares of the Fund.

The Fund is in the Guarantee Period and is not currently offering its shares for sale.

The Fund has outstanding four classes of shares under Pricing of Shares: shares of Investor A and Institutional Shares were sold to investors choosing the initial sales charge alternatives and shares of Investor B and Investor C Shares were sold to investors choosing the deferred sales charge alternatives. (Effective December 28, 2005, Institutional Shares are no longer subject to a sales charge.) Each Investor A, Investor B, Investor C and Institutional Shares of the Fund represents an identical interest in the investment portfolio of the Fund, and has the same rights, except that Investor A, Investor B and Investor C Shares bear the expenses of the ongoing service fees (also known as service fees) and Investor B and Investor C Shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges (“CDSCs”), distribution fees and service fees that are imposed on Investor B and Investor C Shares, as well as the service fees that are imposed on Investor A Shares, are imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Each class has different exchange privileges. Investor A, Investor B, Investor C and Institutional Shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which the account maintenance and/or distribution fees are paid (except that Investor B shareholders may vote upon any material changes to expenses charged under the Investor A Distribution Plan).

The purpose and function of the initial sales charges with respect to the Investor A and Institutional Shares are the same as those of the CDSCs and distribution fees with respect to the Investor B and Investor C Shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

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For the fiscal years ended August 31, 2008, 2007 and 2006, the Fund received no sales charges in connection with Investor A and Institutional Shares.

During the Post-Guarantee period, the offering price of Institutional Shares will be such class’ net asset value and the offering price of Investor A Shares will be such class’ net asset value plus the applicable front-end sales charge.

BlackRock Investments, Inc. (“BII”), an affiliate of the Manager, with offices at 40 East 52nd Street, New York, New York 10022 acts as Distributor for the Fund.

Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Financial Warranty.

Both Investor B and Investor C Shares are subject to ongoing service fees and distribution fees; however, the ongoing service and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Investor B or Investor C Shares. In addition, Investor B Shares will be converted into Investor A Shares of the Fund after a conversion period of approximately eight years, and thereafter investors will be subject to lower ongoing fees. The Fund’s Guarantee Period ends after approximately seven years, while Investor B Shares of a Fund convert into Investor A Shares after approximately eight years.

During the Post-Guarantee Period, the public offering price of Investor B and Investor C Shares will be the next determined net asset value per share without the imposition of a sales charge at the time of purchase.

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Contingent Deferred Sales Charges — Investor B Shares

Investor B Shares that are redeemed within six years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Financial Warranty. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over six years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the six-year period. A transfer of shares from a shareholder’s account to another account will be assumed to be made in the same order as a redemption.

The following table sets forth the current Investor B CDSC:

Year Since Purchase Payment Made	CDSC as a Percentage of Dollar Amount Subject to Charge*
0 – 1	4.50%
1 – 2	4.00%
2 – 3	3.50%
3 – 4	3.00%
4 – 5	2.00%
5 – 6	1.00%
6 and thereafter	None
*	For purchases prior to October 2, 2006, the 4.00% 6-year CDSC in effect at that time will apply.

To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.5% (the applicable rate in the third year after purchase).

Investor B shareholders of a Fund exercising the exchange privilege described under “Shareholder Services Exchange Privilege” will continue to be subject to the Fund’s CDSC schedule. A shareholder may not exchange shares of another BlackRock fund for shares of the Fund during the Guarantee Period.

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Conversion of Investor B Shares to Investor A Shares. After approximately eight years (the “Conversion Period”), Investor B Shares of the Fund will be converted automatically into Investor A Shares. Investor A Shares are subject to an ongoing service fee of 0.25% of average daily net assets but are not subject to the distribution fee that is borne by Investor B Shares. Automatic conversion of Investor B Shares into Investor A Shares will occur at least once each month (the “Conversion Date”) on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Investor B Shares to Investor A Shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

In addition, shares purchased though reinvestment of dividends on Investor B Shares also will convert pro rata based on the amount of shares being converted. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Investor B Shares to Investor A Shares of a Fund in a single account will result in less than $50 worth of Investor B Shares being left in the account, all of the Investor B Shares of that Fund held in the account on the Conversion Date will be converted to Investor A Shares of that Fund.

In general, Investor B Shares of equity BlackRock funds convert approximately eight years after initial purchase and Investor B Shares of taxable and tax-exempt fixed income BlackRock Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Investor B Shares for Investor B Shares with a longer Conversion Period, or vice versa, the Conversion Period applicable to the Investor B Shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs.

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Contingent Deferred Sales Charges — Investor C Shares

Investor C Shares that are redeemed within one year of purchase may be subject only to a 1% CDSC charged as a percentage of the dollar amount subject thereto. Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Financial Warranty. In determining whether a Investor C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Investor C CDSC will be imposed on increases in net asset value above the initial purchase price.

In addition, no Investor C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder’s account to another account will be assumed to be made in the same order as a redemption. A shareholder may not exchange shares of another BlackRock fund for shares of the Fund during the Guarantee Period. The Investor C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held or redemption of Investor C Shares by certain retirement plans.

Set forth below is information regarding the CDSCs received by the Fund, including amounts paid to affiliates, in connection with redemptions of Investor B and Investor C Shares for the periods shown. Prior to September 29, 2006, FAM Distributors, Inc. (“FAMD”) was the Fund’s sole distributor. Effective September 29, 2006 through September 30, 2008, FAMD and BlackRock Distributors, Inc. (“BDI”), each an affiliate of the Manager, acted as the Fund’s co-distributors (collectively, the “Previous Distributors”). Effective October 1, 2008, BII, an affiliate of the Manager, acts as the Fund’s sole Distributor.

	Investor B
Fiscal Year Ended August 31,	CDSCs Received by FAMD	CDSCs received by BDI		CDSCs Paid to Affiliates
2008	N/A	$ 65,960		$ 65,960
2007	$ 17,830	$179,734	[1]	$197,564
2006	$351,878	N/A		$351,878

	Investor C
Fiscal Year Ended August 31,	CDSCs Received by FAMD	CDSCs received by BDI		CDSCs Paid to Affiliates
2008	N/A	$192		$ 192
2007	$0.00	$ 53	[1]	$ 53
2006	$0.00	N/A		$0.00
[1]	For the period September 29, 2006 to August 31, 2007.

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The Manager compensates its financial advisors for selling Investor B and Investor C Shares at the time of purchase from its own funds. Proceeds from the CDSC and the ongoing distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including Merrill Lynch) related to providing distribution-related services to a Fund in connection with the sale of the Investor B and Investor C Shares, such as the payment of compensation to financial advisors for selling Investor B and Investor C Shares from a dealer’s own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of a Fund to sell the Investor B and Investor C Shares without a sales charge being deducted at the time of purchase. See “Distribution Plans” below. Imposition of the CDSC and the distribution fee on Investor B and Investor C Shares is limited by the FINRA asset-based sales charge rule.

Investor B and Investor C Shares — Contingent Deferred Sales Charge Waivers and Reductions

The contingent deferred sales charge on Investor B and Investor C Shares is not charged in connection with: (1) redemptions of Investor B and Investor C Shares purchased through certain authorized qualified employee benefit plans and rollovers of current investments in the Fund through such plans; (2) exchanges described in “Exchange Privilege” below; (3) redemptions made in connection with minimum required distributions due to the shareholder reaching age 70 1/2 from IRA and 403 (b)(7) accounts; (4) certain post-retirement withdrawals from an IRA or other retirement plan, if you are over 59½ years old and you purchased your shares prior to October 2, 2006; (5) redemptions made with respect to certain retirement plans sponsored by the Fund, BlackRock or its affiliates; (6) redemptions resulting from shareholder death as long as the waiver request is made within one year of death or, if later, reasonably promptly following completion of probate (including in connection with the distribution of account assets to a beneficiary of the decedent); (7) withdrawals resulting from shareholder disability (as defined in the Internal Revenue Code) as long as the disability arose subsequent to the purchase of the shares; (8) involuntary redemptions of Investor B or Investor C Shares in accounts with low balances as described in “Redemption of Shares” below; (9) redemptions made pursuant to a systematic withdrawal plan offered by the Fund, the Manager or an affiliate; (10) redemptions related to the payment of PFPC custodial IRA fees; and (11) redemptions when a shareholder can demonstrate hardship, in the absolute discretion of the Fund. In addition, no contingent deferred sales charge is charged on Investor B or Investor C Shares acquired through the reinvestment of dividends or distributions.

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Distribution Plans

The Distribution Plan for Investor A, Investor B and Investor C Shares of the Fund each provides that the Fund pays the Distributor a service fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor for providing, or arranging for the provision of, shareholder servicing activities with respect to Investor A, Investor B and Investor C Shares. Each of those classes have exclusive voting rights with respect to the Distribution Plan adopted in respect to such class pursuant to which service and/or distribution fees are paid (except that Investor B shareholders may vote upon any material changes to expenses charged under the Investor A Distribution Plan).

The Distribution Plan for each of the Investor B and Investor C Shares of the Fund each provides that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor for providing or arranging for the provision of shareholder and distribution services, and bearing certain distribution-related expenses of the Fund, including payments to financial intermediaries for selling Investor B and Investor C Shares of the Fund. The Distribution Plans relating to Investor B and Investor C Shares are designed to permit an investor to purchase Investor B or Investor C Shares through selected securities dealers or other financial intermediaries without the assessment of an initial sales charge and at the same time permit the Distributor to compensate selected securities dealers or financial intermediaries in connection with the sale of the Investor B and Investor C Shares.

The Fund’s Distribution Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Distribution Plan, the Trustees must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and each related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of non-interested Trustees shall be committed to the discretion of the non-interested Trustees then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the non-interested Trustees concluded that there is a reasonable likelihood that each Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Trustees or by the vote of the holders of a majority of the outstanding voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the shareholders and all material amendments are required to be approved by the vote of Trustees, including a majority of the non-interested Trustees who have no direct or indirect financial interest in the Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of the Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such report, the first two years in an easily accessible place.

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Among other things, each Distribution Plan provides that the Distributor shall provide and the Trustees shall review quarterly reports of the disbursement of the distribution and/or service fees paid to the Distributor. Payments under the Distribution Plan are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Trustees for their consideration quarterly and, in connection with their deliberations as to the continuance of the Distribution Plans, annually. Distribution-related revenues consist of the account maintenance fees. Distribution-related expenses consist of Financial Advisor compensation.

The table below provides information for the fiscal year ended August 31, 2008 about the 12b-1 fees the Fund paid to the Fund’s Previous Distributors under the Fund’s 12b-1 plans. At least 50% of the fees collected by the Fund’s Previous Distributors were paid to affiliates for providing shareholder servicing activities for Investor A Shares and for providing shareholder servicing and distribution-related activities and services for Investor B and Investor C Shares.

Fiscal Year Ended August 31, 2008

Class	Paid to the Previous Distributors
Investor A	$ 10,969
Investor B	$383,258
Investor C	$280,925

Redemption of Shares

The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. For redemptions prior to the Guarantee Maturity Date or during the Post-Guarantee Period, the redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption. Redemptions made for any reason prior to the Guarantee Maturity Date will reduce a shareholder’s Guaranteed Amount. For redemptions on the Guarantee Maturity Date, the price of your shares is based on the greater of the net asset value per share of the Fund and your Guaranteed Amount.

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The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund. The value of shares at the time of redemption may be more or less than the shareholder’s cost, depending in part on the market value of the securities held by the Fund at such time.

The Trust, on behalf of the Fund, has entered into a joint committed line of credit with other investment companies advised by the Manager and its affiliates and a syndicate of banks that is intended to provide the Fund with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.

In addition, during the Post-Guarantee Period, the Trustees may authorize the Trust to redeem all or any part of the outstanding shares of any class or series of the Trust, including the Fund, upon written notice to shareholders.

For a redemption request to be priced at the net asset value on the day of a request (or for redemptions on the Guarantee Maturity Date at the greater of the net asset value on that date and the shareholder’s Guaranteed Amount), the redemption order must be placed with a dealer or other financial intermediary prior to that day’s close of business on the NYSE (generally 4:00 p.m. Eastern time). The Manager and certain financial intermediaries, however, may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the net asset value at the close of business on the next business day. Redemption requests made after 4:00 p.m. (or such earlier time as may be required by your financial intermediary) on the Guarantee Maturity Date will be priced at the net asset value at the close of business on the next business day and will be priced according to market fluctuation.

A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Transfer Agent at PNC GIS, P.O. Box 9819, Providence, Rhode Island 02940-8019. Redemption requests delivered other than by mail should be delivered to PO Box 9819, Providence, Rhode Island 02940-8019. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Redemption requests should not be sent to the Fund. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent’s register. The signature(s) on the redemption requests may require a guarantee by an “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent’s register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent’s register; and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions, and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

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A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at (800) 441-7762. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client’s bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days.

Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

For shareholders redeeming directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a US bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as it has assured itself that good payment (e.g., cash, Federal funds or certified check drawn on a US bank) has been collected for the purchase of such Fund shares, which will usually not exceed 10 days.

In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

The Fund will also repurchase shares through a selected securities dealer or other financial intermediary. The Fund will normally accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Generally, shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to the close of business on the NYSE (generally the NYSE closes at 4:00 p.m., Eastern time) and such request is received by the Fund from such selected securities dealer or other financial intermediary prior to 4:00 p.m. on the same day. Dealers and other financial intermediaries have the responsibility of submitting such repurchase requests to the Fund at the time required in order to obtain that day’s closing price.

The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Funds (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. The Manager selected securities dealers or other financial intermediaries may charge customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. Also, the Transfer Agent charges a fee of $7.50 for repurchase payments made by wire transfer and $15 for repurchase payments made by check sent via overnight mail. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. However, a shareholder whose order for repurchase is rejected by the Fund may redeem shares as set forth above.

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Shareholder Services

The Fund offers a number of shareholder services described below that are designed to facilitate investment in shares of the Fund. Full details as to each of such services, copies of the various plans and instructions as to how to participate in the various services or plans, or how to change options with respect thereto, can be obtained from the Fund, by calling the telephone number on the cover page hereof, or from the Distributor, your financial adviser, a selected securities dealer or other financial intermediary. Certain of these services are available only to US investors.

Investment Account. Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for the reinvestment of dividends. The statements will also show any other activity in the account since the preceding statement. Shareholders will also receive separate confirmations for each purchase or sale transaction other than the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time during the initial offering period by mailing a check directly to the Transfer Agent. A shareholder also may maintain an account through the Manager, a selected securities dealer or other financial intermediary. Upon the transfer of shares out of the Manager brokerage account or account maintained with a selected securities dealer or other financial intermediary, an Investment Account in the transferring shareholder’s name may be opened automatically at the Transfer Agent.

Shareholders may transfer their Fund shares from the Manager, a selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into an agreement with the Distributor, the shareholder must either (i) redeem his or her shares paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder may also request the new securities dealer or other financial intermediary to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or other financial intermediary for the benefit of the shareholder whether the securities dealer or other financial intermediary has entered into a selected dealer agreement or not.

Shareholders considering transferring a tax-deferred retirement account, such as an individual retirement account, from the Manager to another securities dealer or other financial intermediary should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares, paying any applicable CDSC so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at the Manager for those shares.

Exchange Privilege

The Fund does not offer the ability to exchange into the Fund during the Guarantee Period. Because the Fund is not continuously offering its shares during the Guarantee Period, if a shareholder exchanges shares of the Fund for shares of another fund, the shareholder will not be able to effect an exchange back into the Fund during the Guarantee Period. In addition, the exchange will be considered a redemption and will reduce the shareholder’s Guaranteed Amount. Shareholders who have purchased or hold their shares of the Fund with a

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securities dealer or other financial intermediary other than the Manager or its affiliates may not be able to exchange Fund shares for shares of other Manager funds. Shareholders should consult their own securities dealer or other financial intermediary to determine their eligibility to exercise the exchange privilege.

US shareholders of each class of shares of the Fund generally have an exchange privilege with other BlackRock-advised Funds, including Investor A and Investor B Shares of BlackRock Summit Cash Reserves Fund. Shares with a net asset value of at least $1,000 are required to qualify for the exchange privilege for Investor A, Investor B and Investor C Shares. Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.

Exchanges of Investor A and Institutional Shares. Institutional Shares are exchangeable with shares of the same class of other Funds. Investor A Shares are exchangeable for Investor A Shares of other Funds.

Exchanges of Institutional Shares outstanding (“outstanding Institutional Shares”) for Institutional Shares of a second Fund or for shares of a money market fund (“new Institutional Shares”) are effected on the basis of relative net asset value per Institutional Share. Exchanges of Investor A Shares outstanding (“outstanding Investor A Shares”) for Investor A Shares of a second Fund, or for shares of money market fund (“new Investor A Shares”) are effected on the basis of relative net asset value per share.

Exchanges of Investor B and Investor C Shares. Shareholders with Investor B and Investor C Shares outstanding (“outstanding Investor B or Investor C Shares”) may exchange their shares for Investor B or Investor C Shares, respectively, of a second Fund or for shares of a money market fund (“new Investor B or Investor C Shares”) on the basis of relative net asset value per Investor B or Investor C Share, without the payment of any CDSC. Certain Funds impose different CDSC schedules. If you exchange your Investor B Shares for shares of a fund with a different CDSC schedule, the CDSC schedule that applies to the shares exchanged will continue to apply. For purposes of computing the CDSC upon redemption of new Investor B or Investor C Shares, the time you held both the exchanged Investor B or Investor C Shares and the new Investor B Shares or Investor C Shares will count towards the holding period of the new Investor B or Investor C Shares. For example, if you exchange Investor B Shares of the Fund for those of a second Fund after having held the first Fund’s Investor B Shares for two-and-a-half years, the 3.50% CDSC that generally would apply to a redemption would not apply to the exchange. Four years later if you decide to redeem the Investor B Shares of the second Fund and receive cash, there will be no CDSC due on this redemption since by adding the two-and-a-half year holding period of the first Fund’s Investor B Shares to the four year holding period for the second Fund’s Investor B Shares, you will be deemed to have held the second Fund’s Investor B Shares for more than six years. The length of the CDSC period was extended from four years to six years on June 1, 2001 for certain equity Funds and from four to six years (or from one to three years for certain funds) on December 1, 2002 for certain fixed income Funds. Investor B Shares of the applicable Funds purchased prior to these dates are subject to the shorter CDSC schedule in effect at the time of purchase. This shorter CDSC schedule will also generally apply to Investor B Shares received in exchange for such shares.

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Exchanges for Shares of a Money Market Fund. You may exchange any class of Investor Shares or Institutional Shares for shares of a money market fund. If you exchange into BlackRock Summit Cash Reserves Fund (“Summit”), a series of BlackRock Financial Institutions Series Trust, you will receive one of two classes of shares: exchanges of Investor A and Institutional Shares of the Fund will receive Investor A Shares of Summit and exchanges of Investor B and Investor C Shares of the Fund will receive Investor B Shares of Summit. You may exchange Investor A Shares of Summit back into Investor A or Institutional Shares of the Fund. You may exchange Investor B Shares of Summit back into Investor B or Investor C Shares of the Fund and, in the event of such an exchange, the period of time that you held Investor B Shares of Summit will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Investor B Shares. Investor B Shares of Summit are subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Investor B Shares. Exchanges of Class B or Class C Shares of a money market fund other than Summit for Investor B or Investor C Shares of the Fund will be exercised at net asset value. However, a CDSC will be charged in connection with the redemption of the Investor B or Investor C Shares of the Fund received in the exchange. In determining the holding period for calculating the contingent deferred sales charge payable on redemption of Investor B and Investor C Shares of the Fund received in the exchange, the holding period of the money market fund Class B or Class C Shares originally held will be added to the holding period of the Investor B or Investor C Shares acquired through exchange.

Exchanges by Participants in Certain Programs. The exchange privilege may be modified with respect to certain participants in mutual fund advisory programs and other fee-based programs sponsored by the Manager, an affiliate of the Manager, or selected securities dealers or other financial intermediaries that have an agreement with a Distributor. See “Fee-Based Programs” below.

Exercise of the Exchange Privilege. To exercise the exchange privilege, you should contact your financial adviser or PNC GIS, who will advise the Fund of the exchange. You may exercise the exchange privilege by wire through your securities dealer or other financial intermediary. The Fund reserves the right to require a properly completed exchange application.

A shareholder who wishes to make an exchange may do so by sending a written request to the Fund c/o PNC GIS at the following address: PNC GIS Inc., PO Box 9819, Providence, RI 02940-8019. Shareholders are automatically provided with telephone exchange privileges when opening an account, unless they indicate on the Application that they do not wish to use this privilege. To add this feature to an existing account that previously did not provide this option, a Telephone Exchange Authorization Form must be filed with PNC GIS This form is available from PNC GIS Once this election has been made, the shareholder may simply contact the Fund by telephone at (800) 441-7762 to request the exchange. During periods of substantial economic or market change, telephone exchanges may be difficult to complete and shareholders may have to submit exchange requests to PNC GIS in writing.

If shares of the Fund are redeemed or exchanged for shares of another fund, a shareholder will no longer receive the benefit of the Financial Warranty with respect to those shares.

If the exchanging shareholder does not currently own shares of the investment portfolio whose shares are being acquired, a new account will be established with the same registration, dividend and capital gain options and broker of record as the account from which shares are exchanged, unless otherwise specified in writing by the shareholder with all signatures guaranteed by an eligible guarantor institution as defined below. In order to participate in the Automatic Investment Program or establish a Systematic Withdrawal Plan for the new account, however, an exchanging shareholder must file a specific written request.

Any share exchange must satisfy the requirements relating to the minimum initial investment requirement, and must be legally available for sale in the state of the investor’s residence. For Federal income tax purposes, a share exchange is a taxable event and, accordingly, a capital gain or loss may be realized. Before making an exchange request, shareholders should consult a tax or other financial adviser and should consider the investment objective, policies and restrictions of the investment portfolio into which the shareholder is making an exchange. Brokers may charge a fee for handling exchanges.

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This exchange privilege may be modified or terminated in accordance with the rules of the SEC. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. The Fund may suspend the continuous offering of their shares to the general public at any time and may resume such offering from time to time. The exchange privilege is available only to US shareholders in states where the exchange legally may be made. The exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

Fee-Based Programs. Certain fee-based programs offered by the Manager and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a “Program”), may permit the purchase of Institutional Shares at net asset value. Under specified circumstances, during the Post-Guarantee Period, participants in certain Programs may deposit other classes of shares, which will be exchanged for Institutional Shares of the Fund. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in certain Programs may result in the redemption of shares held therein or the automatic exchange thereof to another class of shares of a money market fund at net asset value. If shares of the Fund are redeemed or exchanged for shares of another fund, a shareholder will no longer receive the benefit of the Financial Warranty with respect to those shares. Shareholders that participate in a fee based program generally have two options at termination. The program can be terminated and the shares liquidated or the program can be terminated and the shares held in an account. In general, when shares are held whatever share class was held in the program can be held after termination. Shares that have been held for less than specified periods within the program may be subject to a fee upon redemption. Shareholders that held Investor A or Institutional Shares in the program are eligible to purchase additional shares of the respective share class of the fund, but may be subject to upfront sales charges. Additional purchases of Institutional Shares are eligible only if you have an existing position at the time of purchase or are otherwise eligible for Institutional Shares. Because Fund shares are not offered during the Guarantee Period, you will not be able to avoid such Program fees by repurchasing Fund shares during that time. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in the Program’s client agreement and from the Transfer Agent at (800) 441-7762.

Retirement and Education Savings Plans. Individual retirement accounts and other retirement and education savings plans are available from the Manager. Under these plans, investments may be made in the Fund and certain of the other mutual funds sponsored by the Manager as well as in other securities. There may be fees associated with investing through these plans.

Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans and, in the case of Roth IRAs and Coverdell Education Savings Accounts, may be exempt from taxation when distributed, as well. Investors considering participation in any retirement or education savings account should review specific tax laws relating thereto and should consult their attorneys or tax advisors with respect to the establishment and maintenance of any such plan.

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Automatic Dividend Reinvestment Plan. The Fund will distribute substantially all of its net investment income and net realized capital gains, if any, to shareholders. All distributions are reinvested at net asset value in the form of additional full and fractional shares of the same class of shares of the Fund unless a shareholder elects otherwise. Such election, or any revocation thereof, must be made in writing to PNC GIS, and will become effective with respect to dividends paid after its receipt by PNC GIS Over the course of a year, substantially all of the Fund’s net investment income, if any, will be declared as dividends. Net realized capital gains (including net short-term capital gains), if any, will be distributed by the Fund at least annually.

(b) Fund Reorganizations Not applicable

(c) Pricing of Shares

The net asset value of the shares of the Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into US dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Net asset value is computed by dividing the value of the securities held by a Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time, rounded to the nearest cent. Expenses, including the fees payable to the applicable Manager and Distributor, are accrued daily.

The per share net asset value of Investor A, Investor B and Investor C Shares generally will be lower than the per share net asset value of Institutional Shares, reflecting the daily expense accruals of the service, distribution and higher transfer agency fees applicable with respect to Investor B and Investor C Shares, and the daily expense accruals of the service fees applicable with respect to Investor A Shares. Moreover, the per share net asset value of the Investor B and Investor C Shares generally will be lower than the per share net asset value of Investor A Shares, reflecting the daily expense accruals of the distribution fees and higher agency fees applicable with respect to Investor B and Investor C Shares of the Fund. Also, dividends paid on Investor A and Institutional Shares will generally be higher than dividends paid on Investor B and Investor C Shares because Investor A and Institutional Shares have lower expenses. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.

Securities that are held by the Fund that are traded on stock exchanges or The Nasdaq Stock Market, Inc. are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Fund. Long positions traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Fund. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

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Options written are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Manager believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. The Fund employs pricing services to provide certain securities prices for the Fund. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Fund, including valuations furnished by the pricing services retained by the Fund, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Fund’s Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Fund.

Generally, trading in foreign securities, as well as US government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund’s shares are determined as of such times. Foreign currency exchange rates are generally determined as of the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Fund’s Board of Trustees or by the Manager using a pricing service and/or procedures approved by the Fund’s Board of Trustees.

(d) Redemption in Kind.

Shares normally will be redeemed for cash upon receipt of a request in proper form, although the Fund retains the right to redeem some or all of its shares in-kind under unusual circumstances, in order to protect the interests of remaining shareholders, or to accommodate a request by a particular shareholder that does not adversely affect the interest of the remaining shareholders, by delivery of securities selected from the Fund’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming shareholder might incur brokerage or other transaction costs to convert the securities to cash. The Fund has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Fund is obligated to redeem its shares solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any of shareholder of the Fund. The redemption price is the net asset value per share next deter mined after the initial receipt of proper notice of redemption. The value of shares of the Fund at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Fund at such time. Except for any CDSC or redemption fee that may be applicable, there will be no redemption charge if your redemption request is sent directly to the Transfer Agent. If you are liquidating your holdings you will receive all dividends reinvested through the date of redemption.

The right to redeem shares may be suspended for more than seven days only (i) for any period during which trading on the NYSE is restricted as determined by the SEC or during which the NYSE is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, or (iii) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

The Fund, with other investment companies advised by the Manager, has entered into a joint committed line of credit with a syndicate of banks that is intended to provide the Fund with a temporary source of cash to be used to meet redemption requests from shareholders in extraordinary or emergency circumstances.

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(e) Arrangements Permitting Frequent Purchases and Redemptions

There are no such arrangements. Please see Item 6(e) in the Trust’s Part A.

Item 19. Taxation of the Trust.

Dividends

The Fund intends to distribute substantially all of its net investment income, if any. Dividends from such investment income are paid at least annually. All net realized capital gains, if any, are distributed to a Fund’s shareholders at least annually. Shareholders may elect in writing to receive any such dividends in cash. Cash dividends will reduce your Guaranteed Amount.

For information concerning the manner in which dividends may be reinvested automatically in shares of the Fund, see “Shareholder Services — Automatic Dividend Reinvestment Plan” above. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of the Fund or received in cash. The per share dividends on Investor B and Investor C Shares will be lower than the per share dividends on Investor A and Institutional Shares as a result of the service, distribution and higher transfer agency fees applicable with respect to the Investor B and Investor C Shares; similarly, the per share dividends on Investor A Shares will be lower than the per share dividends on Institutional Shares as a result of the service fees applicable with respect to Investor A Shares. See “Pricing of Shares — Determination of Net Asset Value.” Within 60 days after the end of the Fund’s taxable year, each shareholder will receive notification summarizing the dividends he or she received that year. This notification will also indicate whether those dividends should be treated as ordinary income or long-term capital gains.
Taxes

The Fund intends to qualify for the special tax treatment afforded regulated investment companies (“RICs”) under the Internal Revenue Code of 1986, as amended (the “Code”). As long as the Fund so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Investor A, Investor B, Investor C and Institutional shareholders (“shareholders”). The Fund intends to distribute substantially all of such income and gains.

Qualification of the Fund as a RIC requires, among other things, that (a) at least 90% of the Fund’s annual gross income be derived from interest, dividends, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and net income derived from interests in “qualified publicly traded partnerships,” i.e., partnerships that are traded on an established securities market or tradeable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends, capital gains, and other traditionally permitted mutual fund income; (b) the Fund diversify its holdings so that, at the end of each quarter of the Fund’s taxable year. (i) at least 50% of the fair market value of its assets is represented by cash, securities of other RICs, U.S. government securities and other stock or securities limited, in respect of any one issuer, to an amount not greater than 5% of the fair market value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the fair market value of its assets is invested in the securities of any one issuer (other than U.S. government securities or securities of

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other RICs), any two or more issuers of which 20% or more of the voting stock are held by the Fund and that are determined to be engaged in the same or similar lines of trades or businesses or related trades or businesses or in the securities of one or more qualified publicly traded partnerships; and (c) the Fund distribute to its shareholders at least 90% of its net taxable investment income and short-term (but not long-term) capital gains and 90% of its net tax exempt interest income, if any, in each year.

Although, in general, the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership. Fund investments in partnerships, including in qualified publicly traded partnerships, may result in the Fund’s being subject to state, local or foreign income, franchise or withholding tax liability.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Dividends paid by the Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as “ordinary income dividends”) are generally taxable to shareholders as ordinary income. However, certain ordinary income dividends received by non-corporate shareholders (including individuals) may be eligible for long-term capital gain tax rates subject to certain period requirements applicable to the Fund and to shareholders. Distributions made from an excess of net long-term capital gains over net short-term capital losses (including gains or losses from certain transactions in options, futures and warrants) (“capital gain dividends”) are taxable to shareholders as long-term gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund’s current and accumulated earnings and profits (as determined under US federal income tax principles) will first reduce the adjusted tax basis of a holder’s shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Certain categories of capital gains are taxable at preferential rates. Annually, generally in January of each year, the Fund will provide its shareholders with a written notice designating the amounts of any ordinary income dividends, as well as any amount of capital gain dividends or other dividends eligible for long-term capital gains tax rates.

If, in any taxable year, the Fund fails to qualify as a RIC under the Code or fails to meet the distribution requirement, it will be taxed in the same manner as an ordinary corporation and distributions to its shareholders will not be deductible by the Fund in computing its taxable income. In addition, in the event of a failure to qualify, the Fund’s distributions, to the extent derived from the Fund’s current or accumulated earnings and profits, including any distributions of net long-term capital gains, will be taxable to shareholders as dividend income. However, such dividends will be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. Moreover, if the Fund fails to qualify as a RIC in any year, it must pay out its earnings and profits accumulated in that year in order to qualify again as a RIC. If the Fund fails to qualify as a RIC for a period greater than two taxable years, the Fund may be required to recognize any net built-in gains with respect to certain of its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Fund had been liquidated) if it qualifies as a RIC in a subsequent year.

96

The Fund’s transactions in zero coupon securities, foreign currencies, forward contracts, options and futures contracts (including options and futures contracts on foreign currencies), to the extent permitted, will be subject to special provisions of the Code (including provisions relating to “hedging transactions” and “straddles”) that, among other things, may affect the character of gains and losses realized by the Fund (i.e., may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the Fund and defer Fund losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. These provisions also (a) will require the Fund to mark-to-market certain types of the positions in its portfolio (i.e., treat them as if they were closed out at the end of each year) and (b) may cause the Fund to recognize income without receiving cash with which to pay dividends or make distributions in amounts necessary to satisfy the distribution requirements for avoiding income and excise taxes. The Fund will monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it acquires any zero coupon security, foreign currency, forward contract, option, futures contract or hedged investment in order to mitigate the effect of these rules and prevent disqualification of the Fund as a RIC.

The Fund’s investment in so-called “section 1256 contracts,” such as regulated futures contracts, most foreign currency forward contracts traded in the interbank market and options on most stock indices, are subject to special tax rules. All section 1256 contracts held by the Fund at the end of its taxable year are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in the Fund’s income as if each position had been sold for its fair market value at the end of the taxable year. The resulting gain or loss will be combined with any gain or loss realized by the Fund from positions in section 1256 contracts closed during the taxable year. Provided such positions were held as capital assets and were not part of a “hedging transaction” nor part of a “straddle,” 60% of the resulting net gain or loss will be treated as long-term capital gain or loss, and 40% of such net gain or loss will be treated as short-term capital gain or loss, regardless of the period of time the positions were actually held by the Fund.

Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. A portion of the Fund’s ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for federal income tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

No gain or loss will be recognized by Investor B shareholders on the conversion of their Investor B Shares for Investor A Shares. A shareholder’s basis in the Investor A Shares acquired will be the same as such shareholder’s basis in the Investor B Shares converted, and the holding period of the acquired Investor A Shares will include the holding period of the converted Investor B Shares.

A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

97

The Fund will invest in zero coupon US Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though the Fund receives no actual interest payments on these securities, the Fund will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held. Since the original issue discount income earned by the Fund in a taxable year may not be represented by cash income, the Fund may have to dispose of securities, which it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements.

The Fund may make or receive periodic net payments if it enters into swap contracts. The Fund may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if the Fund has been a party to the swap for more than one year). With respect to certain types of swaps, the Fund may be required to currently recognize income or loss with respect to future payments on such swaps or may elect under certain circumstances to mark such swaps to market annually for tax purposes as ordinary income or loss. The tax treatment of many types of credit default swaps is uncertain.

While the tax character of a payment in respect of the Guaranteed Amount is not free from doubt, should it be necessary for the Warranty Provider to make a payment to the Fund under the Warranty Agreement, the Fund intends to treat at least a portion of this payment as a capital gain to the Fund. Under such treatment, such gain would be offset by any allowable capital losses.

Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments (“backup withholding”). Generally, shareholders subject to backup withholding will be US investors for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund’s knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

If a shareholder recognizes a loss with respect to a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder in any single taxable year (or a greater amount in any combination of taxable years), the shareholder must file a disclosure statement on Form 8886 with the Internal Revenue Service (“IRS”). Direct shareholders of portfolio securities are in many cases exempted. That a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholder should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

The Fund may be required to treat amounts as taxable income or gain, subject to the distribution requirements referred to above, even though no corresponding amounts of cash are received concurrently, as a result of (1) mark-to-market or constructive sale rules or rules applicable to PFICs (as defined below) or partnerships or trusts in which the Fund invests or to certain options, futures or forward contracts, or “appreciated financial positions” or (2) the inability to obtain cash distributions or other amounts due to currency controls or restrictions on repatriation imposed by a foreign country with respect to the Fund’s investments (including through depositary receipts) in issuers in such country or (3) tax rules applicable to debt obligations acquired with “original issue discount,” including zero-coupon or deferred payment bonds and pay-in-kind debt obligations, or to market discount if an election is made with respect to such market discount. The Fund may therefore be required to obtain cash to be used to satisfy these distribution requirements by selling securities at times that it might not otherwise be desirable to do so or borrowing the necessary cash, thereby incurring interest expenses.

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In general, gain or loss on a short sale is recognized when the Fund closes the sale by delivering the borrowed property to the lender, not when the borrowed property is sold. Gain or loss from a short sale is generally considered as capital gain or loss to the extent that the property used to close the short sale constitutes a capital asset in the Fund’s hands. Except with respect to certain situations where the property used by the Fund to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. These rules may also terminate the running of the holding period of “substantially identical property” held by the Fund. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Fund for more than one year. In general, the Fund will not be permitted to deduct payments made to reimburse the lender of securities for dividends paid on borrowed stock if the short sale is closed on or before the 45th day after the short sale is entered into.

If the Fund purchases shares in certain foreign investment entities, called “passive foreign investment companies” (“PFICs”), it may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If the Fund were to invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, in lieu of the foregoing requirements, the Fund might be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified electing fund, even if not distributed to the Fund, and such amounts would be subject to the 90% and excise tax distribution requirements described above. In order to make this election, the Fund would be required to obtain certain annual information from the PFICs in which it invests, which may be difficult or impossible to obtain. Alternatively, the Fund may make a mark-to-market election that will result in the Fund being treated as if it had sold and repurchased its PFIC stock at the end of each year. In such case, the Fund would report any such gains as ordinary income and would deduct any such losses as ordinary losses to the extent of previously recognized gains. The election must be made separately for each PFIC owned by the Fund and, once made, would be effective for all subsequent taxable years, unless revoked with the consent of the IRS. By making the election, the Fund could potentially ameliorate the adverse tax consequences with respect to its ownership of shares in a PFIC, but in any particular year may be required to recognize income in excess of the distributions it receives from PFICs and its proceeds from dispositions of PFIC stock. The Fund may have to distribute this “phantom” income and gain to satisfy the 90% distribution requirement and to avoid imposition of the 4% excise tax.

Certain types of income received by the Fund from real estate investment trusts may cause the Fund to designate some or all of its distributions as “excess inclusion income.” To Fund shareholders such excess inclusion income may (1) constitute taxable income, as unrelated business taxable income (“UBTI”) for those shareholders who would otherwise be tax-exempt such as individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities; (2) not be offset against net operating losses for tax purposes; (3) not be eligible for reduced U.S. withholding for non-U.S. shareholders even from tax treaty countries; and (4) cause the Fund to be subject to tax if certain “disqualified organizations” as defined by the Code are Fund shareholders. If a charitable remainder annuity trust or charitable remainder unitrust (each as defined in Code Section 664) has UBTI for a tax year, a 100% excise tax on the UBTI is imposed on the trust.

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Tax Treatment of Options and Futures Transactions

The Fund may write, purchase or sell options, futures and forward foreign exchange contracts. Options, forward foreign exchange and futures contracts held by a Fund that are “Section 1256 contracts” will be “marked to market” for Federal income tax purposes at the end of each taxable year, i.e., each such contract will be treated as sold for its fair market value on the last business day of the taxable year. Generally, unless such contract is a listed non-equity option or a regulated futures contract for a foreign currency for which the Fund elects to have gain or loss treated as ordinary gain or loss under Code Section 988 (as described below) or unless such contract is a forward foreign exchange contract, gain or loss from Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. Application of these rules to Section 1256 contracts held by the Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of changes in price or interest rates with respect to its investments. Any net mark-to-market gains and/or gains from “constructive sales” (as described below) may also have to be distributed to satisfy the distribution requirements referred to above even though the Fund may receive no corresponding cash amounts, possibly requiring the disposition of portfolio securities or borrowing to obtain the necessary cash.

Gain or loss realized by the Fund from a closing transaction with respect to options written by the Fund, or gain from the lapse of any such option, will be treated as short-term capital gain or loss. Gain or loss realized by the Fund from options (other than options that are Section 1256 contracts) purchased by the Fund, as well as loss attributable to the lapse of such options, will be treated as capital gain or loss. Such capital gain or loss will be long-term or short-term depending upon whether the Fund held the particular option for more than one year.

A forward foreign exchange contract that is a Section 1256 contract will be marked to market, as described above. However, the character of gain or loss from such a contract will generally be ordinary under Code Section 988. The Fund may, nonetheless, elect to treat the gain or loss from certain forward foreign exchange contracts as capital. In such case, gain or loss realized in connection with a forward foreign exchange contract that is a Section 1256 contract will be characterized as 60% long-term and 40% short-term capital gain or loss.

Code Section 1092, which applies to certain “straddles,” may affect the taxation of the Fund’s sales of securities and transactions in options, futures and forward foreign exchange contracts. Under Section 1092, the Fund may be required to postpone recognition for federal income tax purposes of losses incurred in certain sales of securities and closing transactions with respect to options, futures and forward foreign exchange contracts or to treat certain long-term capital gains as short-term capital gains and certain short-term capital losses as long-term capital losses. The Fund may also be required to capitalize (rather than deduct) interest and carrying charges allocable to the straddle positions. Code Section 1259 of the Code, which deals with “constructive sale” of appreciated positions, may apply to accelerate the recognition of income for federal income tax purposes. In addition, Code Section 1260, which applies to certain “conversion transactions,” may treat all or a portion of the gain from certain transactions as ordinary income, rather than as capital gain.

Special Rules for Certain Foreign Currency Transactions

In general, gains from foreign currencies and from foreign currency options, relating to investments in stock, securities or foreign currencies will be qualifying income for purposes of determining whether the Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options, foreign currency futures and forward foreign exchange contracts will be valued for purposes of the RIC diversification requirements applicable to the Fund.

100

Under Code Section 988, special rules are provided for certain transactions in a currency other than the taxpayer’s functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from futures contracts that are not “regulated futures contracts” and options (other than listed non-equity options) will be treated as ordinary income or loss under Code Section 988. In certain circumstances, the Fund may elect capital gain or loss treatment for such transactions. Regulated futures contracts and listed non-equity options, as described above, will be taxed under Code Section 1256 unless application of Section 988 is elected by the Fund. In general, however, Code Section 988 gains or losses will increase or decrease the amount of the Fund’s investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary income dividend distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder’s Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than such shareholder’s basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of currency fluctuations with respect to its investments.

The Fund may be required to withhold, for U.S. federal income tax purposes, a portion of the dividends, distributions and redemption proceeds payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain shareholders are exempt from backup withholding. Backup withholding is not an additional tax and any amount withheld may be credited against a shareholder’s U.S. federal income tax liability.

Dividends paid by the Fund to non-U.S. shareholders are generally subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty to the extent derived from investment income and short-term capital gains. In order to obtain a reduced rate of withholding, a non-U.S. shareholder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty. The withholding tax does not apply to regular dividends paid to a non-U.S. shareholder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. shareholder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. shareholder were a U.S. shareholder. A non-U.S. corporation receiving effectively connected dividends may also be subject to additional “branch profits tax” imposed at a rate of 30% (or lower treaty rate). A non-U.S. shareholder who fails to provide an IRS Form W-8BEN or other applicable form may be subject to backup withholding at the appropriate rate.

In general, United States federal withholding tax will not apply to any gain or income realized by a non-U.S. shareholder in respect of any distributions of net long-term capital gains over net short-term capital losses, exempt-interest dividends, or upon the sale or other disposition of shares of the Fund.

For non-U.S. shareholders of the Fund, a distribution attributable to the Fund’s sale or exchange of U.S. real property or of a real estate investment trust (a “REIT”) or other U.S. real property holding corporation will be treated as real property gain subject to 35% withholding tax if 50% or more of the value of the Fund’s assets are invested in real estate investment trusts and other U.S. real property holding corporations and if the foreign shareholder has held more than 5% of a class of stock at any time during the one-year period ending on the date of the distribution. In addition, foreign shareholders may be subject to certain tax filing requirements if 50% or more of the Fund’s assets are invested in REITs and other U.S. real property holding corporations.

Disposition of the Fund’s shares by foreign shareholders on or before December 31, 2009, will be subject to withholding tax and treated as income effectively connected to a U.S. trade or business if 50% or more of the value of the Fund’s assets are invested in REITs and other U.S. real property holding corporations, the Fund is not domestically controlled, and the foreign shareholder owns more than 5% of the outstanding shares of the Fund at any time during the five-year period ending on the date of disposition.

The rules laid out in the previous two paragraphs, other than the withholding rules, will apply notwithstanding the Fund’s participation in a wash sale transaction or its payment of a substitute dividend.

Provided that 50% or more of the value of the Fund’s stock is held by U.S. shareholders, distributions of U.S. real property interests (including securities in a U.S. real property holding corporation, unless such corporation is regularly traded on an established securities market and the Fund has held 5% or less of the outstanding shares of the corporation during the five-year period ending on the date of distribution) occurring on or before December 31, 2009, in redemption of a foreign shareholder’s shares of the Fund will cause the Fund to recognize gain. If the Fund is required to recognize gain, the amount of gain recognized will equal to the fair market value of such interests over the Fund’s adjusted bases to the extent of the greatest foreign ownership percentage of the Fund during the five-year period ending on the date of redemption for redemptions.

For taxable years beginning before January 1, 2010, properly-designated dividends are generally exempt from United States federal withholding tax where they (i) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). However, depending on its circumstances, the Fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute Form). In the case of shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

For taxable years beginning before January 1, 2010, distributions that the Fund designates as “short-term capital gains dividends” or “long-term capital gains dividends” may not be treated as such to a recipient foreign shareholder if the distribution is attributable to gain received from the sale or exchange of U.S. real property or an interest in a U.S. real property holding corporation and the foreign shareholder has not owned more than 5% of the outstanding shares of the Fund at any time during the one-year period ending on the date of distribution. Such distributions will be subject to 30% withholding by the Fund and will be treated as ordinary dividends to the foreign shareholder.

Shares of the Fund held by a non-U.S. shareholder at death will be considered situated within the United States and will be subject to the U.S. estate tax.

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The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

Ordinary income and capital gain dividends may also be subject to state and local taxes.

Certain states exempt from state income taxation dividends paid by RICs which are derived from interest on United States Government obligations. State law varies as to whether dividend income attributable to United States Government obligations is exempt from state income tax.

Shareholders are urged to consult their tax advisors regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of investment in the Fund.

Item 20. Underwriter.

BlackRock Investments, Inc. acts as the Fund’s underwriter. See “Purchase of Shares of the Fund” above.

Item 21. Calculation of Performance Data.

From time to time the Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund’s historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Investor A, Investor B, Investor C and Institutional Shares in accordance with a formula specified by the Commission.

Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Investor A Shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Investor B and Investor C Shares, but does not take into account taxes payable on dividends or on redemption.

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Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rate of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Investor A Shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Investor B and Investor C Shares. The taxes due on dividends are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by a Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits such as foreign credits are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

Quotations of average annual total return after taxes on both dividends and redemptions for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Investor A Shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Investor B and Investor C Shares, and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

The Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

In order to reflect the reduced sales charges in the case of Investor A Shares, or the waiver of the CDSC in the case of Investor B or Investor C Shares, applicable to certain investors, as described under “Purchase of Shares” and “Redemption of Shares,” respectively, the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC, and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses is deducted.

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Total return figures are based on a Fund’s historical performance and are not intended to indicate future performance. The Fund’s total return will vary depending on market conditions, the securities comprising the Fund’s portfolio, the Fund’s operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in a Fund will fluctuate and an investor’s shares, when redeemed, may be worth more or less than their original cost.

On occasion, the Fund may compare its performance to various indices, including the Standard & Poor’s 500 Index, the Dow Jones Industrial Average, or performance data published by Lipper Inc., Morningstar, Inc. (“Morningstar”), CDA Investment Technology, Inc., Money Magazine, US News & World Report, BusinessWeek, Forbes Magazine and Fortune Magazine or other industry publications. When comparing its performance to a market index, the Fund may refer to various statistical measures derived from the historic performance of the Fund and the index, such as standard deviation and beta. In addition, from time to time the Fund may include its Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature.

The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its respective investment objective. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund’s portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund’s performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund’s relative performance for any future period.

Item 22. Financial Statements.

The Fund’s audited financial statements, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to its 2008 Annual Report. Investors may request a copy of the Annual Report and Semi-Annual Report at no additional charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time Monday to Friday.

Electronic Delivery

Electronic copies of most financial reports and prospectuses are available on the Fund’s website. Shareholders can sign up for e-mail notifications of quarterly statements, annual and semiannual reports and prospectuses by enrolling in the Fund’s electronic delivery program. To enroll:

Shareholders Who Hold Accounts with Investment Advisers, Banks or Brokerages: Please contact your financial adviser. Please note that not all investment advisers, banks or brokerages may offer this service.

Shareholders Who Hold Accounts Directly With BlackRock:

1. Access the BlackRock website at http://www.blackrock.com/edelivery 2. Log into your account

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BLACKROCK PRIVACY PRINCIPLES

BlackRock is committed to maintaining the privacy of its current and former fund investors and individual clients (collectively, “Clients”) and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information BlackRock collects, how we protect that information and why in certain cases we share such information with select parties.

If you are located in a jurisdiction where specific laws, rules or regulations require BlackRock to provide you with additional or different privacy-related rights beyond what is set forth below, then BlackRock will comply with those specific laws, rules or regulations.

BlackRock obtains or verifies personal nonpublic information from and about you from different sources, including the following: (i) information we receive from you or, if applicable, your financial intermediary, on applications, forms or other documents; (ii) information about your transactions with us, our affiliates, or others; (iii) information we receive from a consumer reporting agency; and (iv) from visits to our Website.

BlackRock does not sell or disclose to nonaffiliated third parties any nonpublic personal information about its Clients, except as permitted by law, or as is necessary to respond to regulatory requests or to service Client accounts. These nonaffiliated third parties are required to protect the confidentiality and security of this information and to use it only for its intended purpose.

We may share information with our affiliates to service your account or to provide you with information about other BlackRock products or services that may be of interest to you. In addition, BlackRock restricts access to nonpublic personal information about its Clients to those BlackRock employees with a legitimate business need for the information. BlackRock maintains physical, electronic and procedural safeguards that are designed to protect the nonpublic personal information of its Clients, including procedures relating to the proper storage and disposal of such information.

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PART C. OTHER INFORMATION
Item 23. Exhibits

Exhibit Number			Description
1	(a)	—	Declaration of Trust.[2]
	(b)	—	Certificate of Trust.[1]
	(c)	—	Certificate of Amendment of Certificate of Trust.[7]
	(d)	—	Certificate of Amendment to Certificate of Trust.[13]
2		—	Bylaws of Registrant (to be filed by amendment).
3		—	Instrument Defining Rights of Shareholders. Incorporated by reference to Exhibits 1 and 2 above.
4	(a)	—	Form of Management Agreement between the Registrant, on behalf of BlackRock Fundamental Growth Principal Protected Fund (the “Growth Fund”), and BlackRock Advisors, LLC.[13]
	(b)	—	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.[13]
5		—	Form of Unified Distribution Agreement between the Registrant and BlackRock Investments, Inc. (“BII”).[16]
6		—	Not applicable.
7	(a)	—	Form of Custody Agreement between Registrant and Brown Brothers Harriman & Co., Inc.[4]
8	(a)	—	Unified Transfer Agency Agreement between the Registrant and PNC Global Investment Servicing (US) Inc.[5]
	(b)	—	Form of License Agreement relating to the use of name between Merrill Lynch & Co., Inc. (“ML & Co.”) and Registrant.[7]
	(c)	—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.[6]
	(d)	—	Financial Warranty Agreement among the Registrant, on behalf of the Growth Fund, MLIM and Main Place Funding, LLC.[9]

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	(e)	—	Form of Fee Waiver Agreement between the Registrant, on behalf of the Growth Fund, and BlackRock Advisors, LLC.[13]
	(f)	—	Form of Expense Limitation Agreement between the Registrant, on behalf of the Growth Fund, and BlackRock Advisors, LLC.[13]
	(g)	—	Form of Service Agreement between Registrant, on behalf of the Growth Fund, MLIM, Main Place Funding, LLC and Brown Brothers Harriman & Co., Inc.[10]
	(h)	—	Form of Bank of America Corporation Guarantee.[11]
	(i)	—	Form of Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC dated as of June 1, 2007.[3]
	(j)(1)	—	Form of Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.[15]
	(j)(2)	—	Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 19, 2008, relating to the Credit Agreement, dated as of November 17, 2007.[17]
9		—	Not Applicable.
10	(a)	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.*
	(b)	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Main Place Funding, LLC.*
	(c)	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Bank of America Corporation.*
11		—	Not applicable.
12		—	Certificate of Initial Shareholders.[7]
13	(a)	—	Form of Unified Investor A Distribution Plan.[16]
	(b)	—	Form of Unified Investor B Distribution Plan.[16]
	(c)	—	Form of Unified Investor C Distribution Plan.[16]
14		—	Form of Plan pursuant to Rule 18f-3.[12]
15	(a)	—	Code of Ethics.[14]
	(b)	—	Code of Ethics of BlackRock Investments, Inc.(to be filed by amendment).
16		—	Power of Attorney.[8]

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*	Filed herewith.
[1]	Incorporated by reference to the identically numbered exhibit to Registrant’s Registration Statement filed on Form N-1A filed on July 15, 2002 (File No. 333-92404).
[2]	Incorporated by reference to the identically numbered exhibit to Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form N-1A filed on August 28, 2002 (File No. 333-92404).
[3]	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Merrill Lynch Ready Assets Trust (File No. 2-52711), filed on April 21, 2008.
[4]	Incorporated by reference to exhibit number 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739) filed on January 30, 2002.
[5]	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Variable Series Funds, Inc. (File No. 2-74452), filed on April 23, 2007.
[6]	Incorporated by reference to exhibit number 8(d) to Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.
[7]	Incorporated by reference to the identically numbered exhibit to Registrant’s Registration Statement on Form N-1A filed on October 28, 2002 (File No. 333-92404).
[8]	Incorporated by reference to Exhibit 99(a) to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 33-14259) filed on November 15, 2007.
[9]	Incorporated by reference to Exhibit No. 8(d)(1) to Registrant’s Registration Statement on Form N-1A filed on November 5, 2002 (File No. 333-92404).
[10]	Incorporated by reference to Exhibit No. 8(i)(1) to Registrant’s Registration Statement on Form N-1A filed on October 28, 2002 (File No. 333-92404).
[11]	Incorporated by reference to Exhibit No. 8(j)(1) to Registrant’s Registration Statement on Form N-1A filed on October 28, 2002 (File No. 333-92404).
[12]	Incorporated by reference to the identically numbered exhibit to Post-Effective Amendment No. 38 to the Registration Statement under the Securities Act of 1933 on Form N-1A of Merrill Lynch Bond Fund, Inc. (File No. 2-62329), filed on July 21, 2006.
[13]	Incorporated by reference to the Registrant’s Registration Statement filed on Form N-1A filed on December 28, 2006 (File No. 811-21162).
[14]	Incorporated by reference to Exhibit (r) to Post-Effective No. 15 to the Registration Statement on Form N2 of BlackRock Senior Floating Rate Fund, Inc. (File No.333-39837), filed on November 13, 2006.
[15]	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. filed on December 17, 2007.
[16]	Incorporated by reference to the identically numbered Exhibits to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of BlackRock Global SmallCap Fund, Inc., (File No. 33-53399) filed on October 28, 2008.
[17]	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc., (File No. 33-47875) filed on December 22, 2008.

Item 24. Persons Controlled by or under Common Control with Registrant.

The Registrant does not control and is not under common control with any other entity.

Item 25. Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (previously defined as the “Investment Company Act”), and pursuant to Sections 2, 3 and 4 of Article VII of the Registrant’s Declaration of Trust (Exhibit 1 to this Registration Statement), Sections 1, 2, 4 and 5 of Article IV of the Registrant’s By-laws (Exhibit 2 to this Registration Statement), and items a. and b. of Section 9 of the Registrant’s Distribution Agreement, the Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

Article VII, Section 2 of the Registrant’s Declaration of Trust provides:

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Section 2. Indemnification and Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the Trust, of such Trustee or of any other Trustee. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager, adviser, sub-adviser or Principal Underwriter of the Trust. The Trust shall indemnify each Person who is, or has been, a Trustee, officer, employee or agent of the Trust and any Person who is serving or has served at the Trust’s request as a director, officer, trustee, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the By-laws All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Series that such person extended credit to, contracted with or has a claim against, or, if the Trustees have yet to establish Series, of the Trust for payment under such credit, contract or claim; and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or her capacity as Trustee or Trustees and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

Article VII, Section 3 of the Registrant’s Declaration of Trust further provides:

Section 3. Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Article VII, Section 4 of the Registrant’s Declaration of Trust further provides:

Section 4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee or agent of the Trust in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

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Article IV, Section 1 of the Registrant’s Bylaws provides:

Section 1. No Personal Liability of Directors or Officers. No Director, advisory board member or officer of the Fund shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Fund or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the assets of the Fund for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Director, advisory board member or officer, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such person shall not, on account thereof, be held to any personal liability. Any repeal or modification of the Charter or this Article IV Section 1 shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Article IV, Section 2 of the Registrant’s Bylaws further provides:

      Section 2. Mandatory Indemnification.

      The Fund hereby agrees to indemnify each person who is or was a Director, advisory board member or officer of the Fund (each such person being an “Indemnitee”) to the full extent permitted under applicable law against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and legal fees and expenses reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while acting in any capacity set forth in this Article IV by reason of having acted in any such capacity, whether such liability or expense is asserted before or after service, except with respect to any matter as to which such person shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which such person shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no Indemnitee shall be indemnified hereunder against any liability to any person or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the Indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “Disabling Conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee (A) was authorized by a majority of the Directors or (B) was instituted by the Indemnitee to enforce his or her rights to indemnification hereunder in a case in which the Indemnitee is found to be entitled to such indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

      Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such Indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (A) a majority vote of a quorum of those Directors who are both Independent Directors and not parties to the proceeding (“Independent Non-Party Directors”), that the Indemnitee is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, a Special Counsel in a written opinion concludes that the Indemnitee should be entitled to indemnification hereunder.

      Notwithstanding the foregoing, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

      The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder, to the full extent permitted under applicable law, only if the Fund receives a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking by the Indemnitee to reimburse the Fund if it shall ultimately be determined that the standards of conduct necessary for indemnification have not been met. In addition, at least one of the following conditions must be met: (i) the Indemnitee shall provide adequate security for his or her undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of the Independent Non-Party Directors, or if such quorum is not obtainable or even if obtainable, if a majority vote of such quorum so direct, Special Counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

      The rights accruing to any Indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under the Charter, these Bylaws or any statute, insurance policy, agreement, vote of Shareholders or Independent Directors or any other right to which such person may be lawfully entitled.

      Subject to any limitations provided by the 1940 Act and the Charter, the Fund shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Fund or serving in any capacity at the request of the Fund to the full extent permitted for corporations organized under the corporations laws of the state in which the Fund was formed, provided that such indemnification has been approved by a majority of the Directors.

      Any repeal or modification of the Charter or Section 2 of this Article IV shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

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Article IV, Section 4 of the Registrant’s Bylaws further provides:

     Section 4. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV or the Charter shall continue as to a person who has ceased to be a Director, advisory board member or officer of the Fund and shall inure to the benefit of the heirs, executors and personal and legal representatives of such a person.

     Section 5. Insurance. The Directors may maintain insurance for the protection of the Fund’s property, the Shareholders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the 1940 Act.

Sections 9a. and 9 b. of the Registrant’s Distribution Agreement further provide:

a. Each Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to the Fund’s shareholders, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Each Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event a Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. Each Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Shares.

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b. The Distributor shall indemnify and hold harmless the Trust and each of its Trustees and officers, the applicable Fund, and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust, Bylaws and Distribution Agreement in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of Manager.

(a) BlackRock Advisors, LLC is an indirect wholly-owned subsidiary of BlackRock, Inc. BlackRock Advisors, LLC, was organized in 1994 for the purpose of providing advisory services to investment companies. The information required by this item 26 about officers and directors of BlackRock Advisors, LLC, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BlackRock Advisors, Inc. pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(b) BlackRock Investment Management, LLC, is an indirect wholly-owned subsidiary of BlackRock, Inc. BIM currently offers investment advisory services to individual investors institutional investors such as pension and profit-sharing plans or trusts, insurance companies and banks. The information required by this Item 26 about officers and directors of BIM, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIM pursuant to the Investment Advisors Act of 1940 (SEC File No. 801-56972).

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Item 27. Principal Underwriter.

BlackRock Investments, Inc. (“BII”) acts as the principal underwriter or the placement agent for each of the following open-end investment companies, including the Registrant:

BlackRock Balanced Capital Fund, Inc.	BlackRock Principal Protected Trust
BlackRock Basic Value Fund, Inc.	BlackRock Series Fund, Inc.
BlackRock Bond Allocation Target Shares	BlackRock Series, Inc.
BlackRock Bond Fund, Inc.	BlackRock Short-Term Bond Series, Inc.
BlackRock California Municipal Series Trust	BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Equity Dividend Fund	BlackRock Value Opportunities Fund, Inc.
BlackRock EuroFund	BlackRock Variable Series Funds, Inc.
BlackRock Financial Institutions Series Trust	BlackRock World Income Fund, Inc.
BlackRock Focus Growth Fund, Inc.	CMA Government Securities Fund
BlackRock Focus Value Fund, Inc.	CMA Money Fund
BlackRock Fundamental Growth Fund, Inc.	CMA Multi-State Municipal Series Trust
BlackRock Funds	CMA Tax-Exempt Fund
BlackRock Funds II	CMA Treasury Fund
BlackRock Global Allocation Fund, Inc.	FDP Series, Inc.
BlackRock Global Dynamic Equity Fund	Global Financial Services Master LLC
BlackRock Global Emerging Markets Fund, Inc.	Managed Account Series
BlackRock Global Financial Services Fund, Inc.	Master Basic Value LLC
BlackRock Global Growth Fund., Inc.	Master Bond LLC
BlackRock Global SmallCap Fund, Inc.	Master Focus Growth LLC
BlackRock Global Value Fund, Inc.	Master Government Securities LLC
BlackRock Healthcare Fund, Inc.	Master Institutional Money Market LLC
BlackRock Index Funds, Inc.	Master Large Cap Series LLC
BlackRock International Value Trust	Master Money LLC
BlackRock Large Cap Series Funds, Inc.	Master Tax-Exempt LLC
BlackRock Latin America Fund, Inc.	Master Treasury LLC
BlackRock Liquidity Funds	Master Value Opportunities LLC
BlackRock Master LLC	Merrill Lynch Funds for Institutions Series
BlackRock Mid Cap Value Opportunities Series, Inc.	Merrill Lynch Ready Assets Trust
BlackRock Multi-State Municipal Series Trust	Merrill Lynch Retirement Series Trust
BlackRock Municipal Bond Fund, Inc.	Merrill Lynch U.S.A. Government Reserves
BlackRock Municipal Series Trust	Merrill Lynch US Treasury Money Fund
BlackRock Natural Resources Trust	Quantitative Master Series LLC
BlackRock Pacific Fund, Inc.	Short-term Master LLC
WCMA Government Securities Fund
WCMA Money Fund
WCMA Tax-exempt Fund
WCMA Treasury Fund

BII also acts as the principal underwriter for each of the following closed-end registered investment companies:

BlackRock Multi-Strategy Hedge Advantage	BlackRock Senior Floating Rate Fund, Inc.
BlackRock Multi-Strategy Hedge Opportunities LLC	BlackRock Senior Floating Rate Fund II, Inc.
Master Senior Floating Rate LLC

On or about October 1, 2008, BlackRock Investments, Inc. (“BII”) replaced BlackRock Distributors, Inc. and FAM Distributors, Inc. as principal underwriter for each of the open-end registered investment companies mentioned above, including the Registrant.

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(b) Set forth below is information concerning each director and officer of BII. The principal business address of each such person is 40 E. 52nd Street, New York, New York 10022. No individual listed in the chart below is an officer or employee of the Registrant.

Name	Position(s) and Office(s) with BII	Position(s) and Office(s) with Registrant
Laurence Fink	Chairman and Director	Director
Barbara Novick	Chief Executive Officer	None
John Moran	President and Managing Director	None
Anne Ackerley	Managing Director	Vice President
Donald Burke	Managing Director	President, Chief Executive Officer
Robert Connolly	General Counsel, Secretary and Managing Director	None
Paul Greenberg	Treasurer, Chief Financial Officer and Managing Director	None
Francis Porcelli	Managing Director	None
Steven Hurwitz	Chief Compliance Officer, Assistant Secretary and Director	None
John Blevins	Assistant Secretary and Director	None
Robert Kapito	Director	None
Daniel Waltcher	Director	None

(c) Not applicable.

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Item 28. Location of Accounts and Records.
All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of:

(a)	Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b)	BlackRock Investments, Inc., 40 East 52nd Street, New York, New York 10022 (records relating to its functions as distributor).

(c)	FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536, BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406 (records relating to their functions as previous distributors).

(d)	BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as manager).

(e)	BlackRock Investment Management, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey 07095 (records relating to its functions as sub-adviser).

(f)	PNC Global Investment Servicing (US) Inc., 301 Belleveue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).

(g)	State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey 08540 (records relating to its functions as accounting agent).

(h)	Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109-3661 (records relating to its functions as custodian).

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Item 29. Management Services.

Other than as set forth under the caption “Management, Organization and Capital Structure” in Part A of the Registration Statement and under “Management of the Trust” in Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Capitalized terms used in these undertakings and not otherwise defined, have the respective meanings assigned to them in this Registration Statement.

1.	During the Guarantee Period, the Registrant hereby undertakes to mail notices to current shareholders promptly after the happening of significant events related to the financial warranty issued by Main Place Funding, LLC (“Main Place”) under the Financial Warranty Agreement or Bank of America Corporation’s (the “Corporation”) guarantee of Main Place’s obligations under the Financial Warranty Agreement (the “Guarantee”). These significant events include (i) the termination of the Financial Warranty Agreement or the Guarantee; (ii) a default under the Financial Warranty Agreement that has a material adverse effect on a shareholder’s right to receive his or her Guaranteed Amount on the Guarantee Maturity Date; (iii) the insolvency of the Corporation; or (iv) a reduction in the credit rating of the Corporation’s long-term debt as issued by Standard & Poor’s or Moody’s Investors Service, Inc. to BBB+ or lower or Baa1 or lower, respectively.

2.	If at any time during the Guarantee Period during which the Registrant is required to file amendments to its registration statement under the Investment Company Act of 1940, as amended (the “1940 Act”), the Corporation or Main Place (or such successors or substituted entities, as applicable) cease to file periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Registrant hereby undertakes to update its registration statement on an annual basis under the 1940 Act to include updated audited financial statements for the Corporation or Main Place (or any successors or substituted entities thereto), as applicable, covering the periods that would otherwise have been required by Form 10-K under the Exchange Act. Further, the Registrant undertakes under such circumstances to include as an exhibit to its registration statement, the consent of the independent registered public accounting firm of the Corporation or Main Place (or such successors or substituted entities), as applicable, regarding such reports.

3.	During the Guarantee Period, the Registrant hereby undertakes to include in the Registrant’s annual and semiannual reports to shareholders, an offer to supply the most recent annual and/or quarterly report of each of the Corporation and Main Place, or their successors to the Guarantee or Financial Warranty Agreement, respectively, free of charge, upon a shareholder’s request.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 23rd day of December, 2008.

BLACKROCK PRINCIPAL PROTECTED TRUST (Registrant)

By:	/s/ DONALD C. BURKE
(Donald C. Burke, Chief Executive Officer and President)

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EXHIBIT INDEX

10	(a)	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.
	(b)	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Main Place Funding, LLC.
	(c)	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Bank of America Corporation.